      As filed with the Securities and Exchange Commission on April 8, 2002

                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                       6200 The Corners Parkway, Suite 250
                             Norcross, Georgia 30092
                                 (770) 449-7800

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             Donald Kennicott, Esq.
                             Michael K. Rafter, Esq.
                              Holland & Knight LLP
                         One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3400
                                 (404) 817-8500
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                             ______________________

                  Maryland                                58-2328421
              (State or other                          (I.R.S. Employer
       Jurisdiction of Incorporation)               Identification Number)

                             ______________________

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ___________

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                             ___________________________

CALCULATION OF REGISTRATION FEE
--------------------------------- ------------- ---------------- ------------------- -----------------
                                                   Proposed       Proposed Maximum
            Title of                  Amount        Maximum           Aggregate           Amount of
  Securities Being Registered         Being      Offering Price     Offering Price      Registration
                                    Registered       Per Share                               Fee
--------------------------------- ------------- ---------------- ------------------- -----------------
Common Stock, $.01 par value       330,000,000        $  10.00     $ 3,300,000,000
Common Stock, $.01 par value/(1)/   13,200,000        $  12.00     $   158,400,000         $ 318,174
Soliciting Dealer Warrants/(2)/     13,200,000        $ 0.0008     $        10,560

--------------------------------- ------------- ---------------- ------------------- -----------------

(1) Represents shares which are issuable upon exercise of warrants issuable to Wells Investment Securities, Inc. (the Dealer Manager) or its assignees pursuant to that certain Warrant Purchase Agreement between the Registrant and the Dealer Manager.

(2) Represents warrants issuable to the Dealer Manager to purchase 13,200,000 shares pursuant to the Warrant Purchase Agreement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                 Up to 300,000,000 shares offered to the public

                            ________________________



          Wells Real Estate Investment Trust, Inc. (Wells REIT) is a real estate investment trust. We invest in commercial real estate properties primarily consisting of high grade office buildings which are leased to large corporate tenants. We currently own interests in ___ real estate properties located in ____ states.

          We are offering and selling to the public up to 300,000,000 shares for $10 per share and up to 30,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. An additional 13,200,000 shares are being registered which are reserved for issuance at $12 per share to participating broker-dealers upon their exercise of warrants.

          You must purchase at least 100 shares for $1,000.

--------------------------------------------------------------------------------

The most significant risks relating to your investment include the following:

     .    lack of a public trading market for the shares;

     . reliance on Wells Capital, Inc., our advisor, to select properties and conduct our operations;

     .    authorization of substantial fees to the advisor and its affiliates;

     .    borrowing - which increases the risk of loss of our investments; and

     .    conflicts of interest facing the advisor and its affiliates.

You should see the complete discussion of the risk factors beginning on page
___.

--------------------------------------------------------------------------------

                                  The Offering:

     . The shares will be offered on a best efforts basis to investors at $10 per share.

     . We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2.5% out of the offering proceeds raised.

     . We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

     .    This offering will terminate on or before _____________, 2004.

          Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

          The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                        WELLS INVESTMENT SECURITIES, INC.
                            __________________, 2002

                                TABLE OF CONTENTS

Questions and Answers About this Offering .......................................................   1
Prospectus Summary ..............................................................................  10
Risk Factors ....................................................................................  17
    Investment Risks ............................................................................  17
    Real Estate Risks ...........................................................................  21
    Section 1031 Exchange Program Risks .........................................................  25
    Federal Income Tax Risks ....................................................................  26
    Retirement Plan Risks .......................................................................  27
Suitability Standards ...........................................................................  28
Estimated Use of Proceeds .......................................................................  29
Management ......................................................................................  31
    General .....................................................................................  31
    Committees of the Board of Directors ........................................................  33
    Executive Officers and Directors ............................................................  34
    Compensation of Directors ...................................................................  37
    Independent Director Stock Option Plan ......................................................  38
    Independent Director Warrant Plan ...........................................................  39
    2000 Employee Stock Option Plan .............................................................  40
    Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents ....  41
    The Advisor .................................................................................  42
    The Advisory Agreement ......................................................................  44
    Shareholdings ...............................................................................  46
    Affiliated Companies ........................................................................  46
    Management Decisions ........................................................................  48
Management Compensation .........................................................................  49
Stock Ownership .................................................................................  52
Conflicts of Interest ...........................................................................  53
    Interests in Other Real Estate Programs .....................................................  53
    Other Activities of Wells Capital and its Affiliates ........................................  54
    Competition .................................................................................  55
    Affiliated Dealer Manager ...................................................................  55
    Affiliated Property Manager .................................................................  55
    Lack of Separate Representation .............................................................  55
    Joint Ventures with Affiliates of Wells Capital .............................................  56
    Receipt of Fees and Other Compensation by Wells Capital and its Affiliates ..................  56
    Certain Conflict Resolution Procedures ......................................................  56
Investment Objectives and Criteria ..............................................................  58
    General .....................................................................................  58
    Acquisition and Investment Policies .........................................................  58
    Development and Construction of Properties ..................................................  61
    Terms of Leases and Tenant Creditworthiness .................................................  61
    Joint Venture Investments ...................................................................  62
    Section 1031 Exchange Program ...............................................................  63
    Borrowing Policies ..........................................................................  64
    Disposition Policies ........................................................................  65
    Investment Limitations ......................................................................  66
    Change in Investment Objectives and Limitations .............................................  67

Description of Real Estate Investments ...................................................     67
    General ..............................................................................     67
    Joint Ventures with Affiliates .......................................................     70
    Description of Properties ............................................................     73
    Property Management Fees .............................................................     95
    Real Estate Loans ....................................................................     96
Selected Financial Data ..................................................................     97
Management's Discussion and Analysis of Financial Condition and Results of Operations ....     97
    Liquidity and Capital Resources ......................................................     97
    Cash Flows From Operating Activities .................................................     99
    Cash Flow From Investing Activities ..................................................     99
    Cash Flows From Financing Activities .................................................     99
    Results of Operations ................................................................     99
    Property Operations ..................................................................    100
    Funds from Operations ................................................................    100
    Inflation ............................................................................    101
    Critical Accounting Policies .........................................................    101
    Straight-Lined Rental Revenues .......................................................    101
    Operating Cost Reimbursements ........................................................    102
    Real Estate ..........................................................................    102
    Deferred Project Costs ...............................................................    102
    Deferred Offering Costs ..............................................................    102
Prior Performance Summary ................................................................    103
    Publicly Offered Unspecified Real Estate Programs ....................................    104
Federal Income Tax Considerations ........................................................    112
    General ..............................................................................    112
    Requirements for Qualification as a REIT .............................................    114
    Failure to Qualify as a REIT .........................................................    119
    Sale-Leaseback Transactions ..........................................................    119
    Taxation of U.S. Shareholders ........................................................    120
    Treatment of Tax-Exempt Shareholders .................................................    122
    Special Tax Considerations for Non-U.S. Shareholders .................................    122
    Statement of Stock Ownership .........................................................    124
    State and Local Taxation .............................................................    125
    Tax Aspects of Our Operating Partnership .............................................    125
ERISA Considerations .....................................................................    128
    Plan Asset Considerations ............................................................    129
    Other Prohibited Transactions ........................................................    131
    Annual Valuation .....................................................................    131
Description of Shares ....................................................................    132
    Common Stock .........................................................................    132
    Preferred Stock ......................................................................    133
    Meetings and Special Voting Requirements .............................................    133
    Restriction on Ownership of Shares ...................................................    134
    Dividends ............................................................................    135
    Dividend Reinvestment Plan ...........................................................    135
    Share Redemption Program .............................................................    136
    Restrictions on Roll-Up Transactions .................................................    137
    Business Combinations ................................................................    138
    Control Share Acquisitions ...........................................................    138
The Operating Partnership Agreement ......................................................    139

    General ........................................         139
    Capital Contributions ..........................         139
    Operations .....................................         139
    Exchange Rights ................................         140
    Transferability of Interests ...................         141
Plan of Distribution ...............................         141
    General ........................................         141
    Underwriting Compensation and Terms ............         142
    Subscription Procedures ........................         146
Supplemental Sales Material ........................         147
Legal Opinions .....................................         147
Experts ............................................         147
    Audited Financial Statements ...................         147
Additional Information .............................         148
Glossary ...........................................         148
Financial Statements ...............................         149
Prior Performance Tables ...........................         194
Subscription Agreement .............................   Exhibit A
Amended and Restated Dividend Reinvestment Plan ....   Exhibit B

                    Questions and Answers About this Offering

     Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

--------------------------------------------------------------------------------

Q:   What is a REIT?

A:   In general, a REIT is a company that:

     .    pays dividends to investors of at least 90% of its taxable income;

     . avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

     . combines the capital of many investors to acquire or provide financing for real estate properties; and

     . offers the benefit of a diversified real estate portfolio under professional management.

--------------------------------------------------------------------------------

Q:   What is Wells Real Estate Investment Trust, Inc.?

A: Our REIT was formed in 1997 as a Maryland corporation to acquire commercial real estate properties such as high grade office and industrial buildings and lease them on a triple-net basis to companies that typically have a net worth in excess of $100,000,000.

--------------------------------------------------------------------------------

Q:   Who will choose which real estate properties to invest in?

A: Wells Capital, Inc. (Wells Capital) is our advisor and, as such, manages our daily affairs and makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our property acquisitions.

--------------------------------------------------------------------------------

Q:   Who is Wells Capital?

A: Wells Capital is a Georgia corporation formed in 1984. As of ________________, 2002, Wells Capital had sponsored public real estate programs which have raised in excess of $________________ from approximately _______________ investors and which own and operate a total of ____ commercial real estate properties.

--------------------------------------------------------------------------------

Q: Does Wells Capital use any specific criteria when selecting a potential property acquisition?

A: Yes. Wells Capital generally seeks to acquire office and industrial buildings located in densely populated suburban markets leased to large corporations on a triple-net basis. Typically, each of our corporate tenants has a net worth in excess of $100,000,000. Current tenants of public real estate programs sponsored by Wells Capital include The Coca-Cola Company, Motorola, AT&T, Siemens Automotive, PricewaterhouseCoopers, IBM, and Dial Corporation.

--------------------------------------------------------------------------------

Q.   Do you currently own any real estate properties?

A. Yes. As of the date of this prospectus, our REIT has acquired and owns interests in ____ real estate properties.

     We own the following properties directly:

----------------------------------------------------------------------------------------------------------------
       Property         Tenant                              Building Type          Location           Occupancy
         Name
----------------------------------------------------------------------------------------------------------------
Transocean Houston      Transocean Deepwater Offshore       Office Building        Houston, Texas         100%
                        Drilling, Inc. and Newpark
                        Drilling Fluids, Inc.
----------------------------------------------------------------------------------------------------------------
Arthur Andersen         Arthur Andersen L.P.                Office Building        Sarasota, FL           100%
----------------------------------------------------------------------------------------------------------------
Windy Point I           TCI Great Lakes, Inc., The Apollo   Office Building        Schaumburg, IL         100%
                        Group, Inc., and Global Knowledge
                        Network, Inc.
----------------------------------------------------------------------------------------------------------------
Windy Point II          Zurich American Insurance           Office Building        Schaumburg, IL         100%
                        Company, Inc.
----------------------------------------------------------------------------------------------------------------
Convergys               Convergys Customer Management       Office Building        Tamarac, FL            100%
                        Group, Inc.
----------------------------------------------------------------------------------------------------------------
Lucent                  Lucent Technologies, Inc.           Office Building        Cary, NC               100%
----------------------------------------------------------------------------------------------------------------
Ingram Micro            Ingram Micro L.P.                   Office and             Millington, TN         100%
                                                            Distribution Facility
----------------------------------------------------------------------------------------------------------------
Nissan                  Nissan Motor Acceptance             Office Building        Irving, TX             100%
                        Corporation
----------------------------------------------------------------------------------------------------------------
IKON                    IKON Office Solutions, Inc.         Office Building        Houston, TX            100%
----------------------------------------------------------------------------------------------------------------
State Street            SSB Realty LLC                      Office Building        Quincy, MA             100%
----------------------------------------------------------------------------------------------------------------
Metris Minnesota        Metris Direct, Inc.                 Office Building        Minnetonka, MN         100%
----------------------------------------------------------------------------------------------------------------
Stone & Webster         Stone & Webster, Inc. and SYSCO     Office Building        Houston, TX            100%
                        Corporation
----------------------------------------------------------------------------------------------------------------
Motorola Plainfield     Motorola, Inc.                      Office Building        S. Plainfield, NJ      100%
----------------------------------------------------------------------------------------------------------------
Delphi                  Delphi Automotive Systems, Inc.     Office Building        Troy, MI               100%
----------------------------------------------------------------------------------------------------------------
Avnet                   Avnet, Inc.                         Office Building        Tempe, AZ              100%
----------------------------------------------------------------------------------------------------------------
Motorola Tempe          Motorola, Inc.                      Office Building        Tempe, AZ              100%
----------------------------------------------------------------------------------------------------------------
ASML                    ASM Lithography, Inc.               Office and Warehouse   Tempe, AZ              100%
                                                            Building
----------------------------------------------------------------------------------------------------------------
Dial                    Dial Corporation                    Office Building        Scottsdale, AZ         100%
----------------------------------------------------------------------------------------------------------------
Metris Tulsa            Metris Direct, Inc.                 Office Building        Tulsa, OK              100%
----------------------------------------------------------------------------------------------------------------
Cinemark                Cinemark USA, Inc. and              Office Building        Plano, TX              100%
                        The Coca-Cola Company
----------------------------------------------------------------------------------------------------------------
Marconi                 Marconi Data Systems,               Office, Assembly and   Wood Dale, IL          100%
                        Inc.                                Manufacturing
                                                            Building
----------------------------------------------------------------------------------------------------------------
Alstom Power Richmond   Alstom Power, Inc.                  Office Building        Midlothian, VA         100%
----------------------------------------------------------------------------------------------------------------
Matsushita              Matsushita Avionics Systems         Office Building        Lake Forest, CA        100%
                        Corporation
----------------------------------------------------------------------------------------------------------------
AT&T Pennsylvania       Pennsylvania Cellular Telephone     Office Building        Harrisburg, PA         100%
                        Corp.
----------------------------------------------------------------------------------------------------------------
PwC                     PricewaterhouseCoopers              Office Building        Tampa, FL              100%
----------------------------------------------------------------------------------------------------------------

     We own interests in the following real estate properties through joint ventures with affiliates:

----------------------------------------------------------------------------------------------------------------
       Property         Tenant                              Building Type          Location            Occupancy
         Name
----------------------------------------------------------------------------------------------------------------
ADIC                    Advanced Digital Information        Office Building        Parker, CO             100%
                        Corporation
----------------------------------------------------------------------------------------------------------------
AmeriCredit             AmeriCredit Financial Services      Office Building        Orange Park, FL        100%
                        Corporation
----------------------------------------------------------------------------------------------------------------
Comdata                 Comdata Network, Inc.               Office Building        Brentwood, TN          100%
----------------------------------------------------------------------------------------------------------------
AT&T Oklahoma           AT&T Corp. and Jordan Associates    Office Building        Oklahoma City, OK      100%
----------------------------------------------------------------------------------------------------------------
Quest                   Quest Software, Inc.                Office Building        Irvine, CA             100%
----------------------------------------------------------------------------------------------------------------
Siemens                 Siemens Automotive Corporation      Office Building        Troy, MI               100%
----------------------------------------------------------------------------------------------------------------
Gartner                 Gartner Group, Inc.                 Office Building        Fort Myers, FL         100%
----------------------------------------------------------------------------------------------------------------
Johnson Matthey         Johnson Matthey, Inc.               Research and           Wayne, PA              100%
                                                            Development, Office
                                                            and Warehouse
                                                            Building
----------------------------------------------------------------------------------------------------------------
Sprint                  Sprint Communications               Office Building        Leawood, KS            100%
                        Company L.P.
----------------------------------------------------------------------------------------------------------------
EYBL CarTex             EYBL CarTex, Inc.                   Manufacturing and      Fountain Inn, SC       100%
                                                            Office Building
----------------------------------------------------------------------------------------------------------------
Fairchild               Fairchild Technologies U.S.A.,      Manufacturing and      Fremont, CA            100%
                        Inc.                                Office Building
----------------------------------------------------------------------------------------------------------------
Cort Furniture          Cort Furniture Rental Corporation   Office and Warehouse   Fountain               100%
                                                            Building               Valley, CA
----------------------------------------------------------------------------------------------------------------
Iomega                  Iomega Corporation                  Office and Warehouse   Ogden, UT              100%
                                                            Building
----------------------------------------------------------------------------------------------------------------
Interlocken             ODS Technologies, L.P. and GAIAM,   Office Building        Broomfield, CO         100%
                        Inc.
----------------------------------------------------------------------------------------------------------------
Ohmeda                  Ohmeda, Inc.                        Office Building        Louisville, CO         100%
----------------------------------------------------------------------------------------------------------------
Alstom Power            Alstom Power, Inc.                  Office Building        Knoxville, TN          100%
Knoxville
----------------------------------------------------------------------------------------------------------------
Avaya                   Avaya, Inc.                         Office Building        Oklahoma City, OK      100%
----------------------------------------------------------------------------------------------------------------

     If you want to read more detailed information about each of these properties, see the "Description of Real Estate Investments" section of this prospectus.

--------------------------------------------------------------------------------

Q:   Why do you acquire properties in joint ventures?

A: We acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

--------------------------------------------------------------------------------

Q: What steps do you take to make sure you purchase environmentally compliant property?

A: We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

--------------------------------------------------------------------------------

Q:   What are the terms of your leases?

A: Our leases are economically "triple-net" leases, generally having terms of seven to ten years, many of which have renewal options for an additional five to ten years. "Triple-net" means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. We often enter into leases with respect which we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

--------------------------------------------------------------------------------

Q:   How does the Wells REIT own its real estate properties?

A: We own all of our real estate properties through an "UPREIT" called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. The Wells REIT is the sole general partner of Wells OP.

--------------------------------------------------------------------------------

Q:   What is an "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

--------------------------------------------------------------------------------

Q:   If I buy shares, will I receive dividends and how often?

A: We have been making and intend to continue to make dividend distributions on a quarterly basis to our stockholders. The amount of each dividend distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income.

--------------------------------------------------------------------------------

Q:   How do you calculate the payment of dividends to stockholders?

A: We calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

--------------------------------------------------------------------------------

Q: What have your dividend payments been since you began operations on June 5, 1998?

A:   We have paid the following dividends since we began operations:

                                                         Annualized
                                                         Percentage Return
                                                         on an Investment
     Quarter           Approximate Amount (Rounded)      of $10 per Share
     -------           ----------------------------      ----------------

     3/rd/ Qtr. 1998         $0.150 per share            6.00%
     4/th/ Qtr. 1998         $0.163 per share            6.50%

     1/st/ Qtr. 1999         $0.175 per share            7.00%
     2/nd/ Qtr. 1999         $0.175 per share            7.00%
     3/rd/ Qtr. 1999         $0.175 per share            7.00%
     4/th/ Qtr. 1999         $0.175 per share            7.00%

     1/st/ Qtr. 2000         $0.175 per share            7.00%
     2/nd/ Qtr. 2000         $0.181 per share            7.25%
     3/rd/ Qtr. 2000         $0.188 per share            7.50%
     4/th/ Qtr. 2000         $0.188 per share            7.50%

     1/st/ Qtr. 2001         $0.188 per share            7.50%
     2/nd/ Qtr. 2001         $0.188 per share            7.50%
     3/rd/ Qtr. 2001         $0.188 per share            7.50%
     4/th/ Qtr. 2001         $0.194 per share            7.75%

     1/st/ Qtr. 2002         $0.194 per share            7.75%
     2/nd/ Qtr. 2002         $0.194 per share            7.75%

--------------------------------------------------------------------------------

Q:   May I reinvest my dividends in shares of the Wells REIT?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

--------------------------------------------------------------------------------

Q:   Will the dividends I receive be taxable as ordinary income?

A: Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

--------------------------------------------------------------------------------

Q:       What will you do with the money raised in this offering?

A: We will use your investment proceeds to purchase commercial real estate such as high grade office and industrial buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

         Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

         We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in real estate properties. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,920 shares of common stock in our second public offering, which commenced on December 20, 1999 and was terminated on December 19, 2000. Of the $175,229,193 raised in the second offering, we invested a total of $147,192,522 in real estate properties. As of _________, 2002, we had received approximately $______________ in gross offering proceeds from the sale of ____________ shares of common stock in our third offering, which commenced on December 20, 2000. Of this additional $_______________ raised in the third offering, we invested or expect to invest approximately $________________ in real estate properties.

--------------------------------------------------------------------------------

Q:       What kind of offering is this?

A: We are offering the public up to 300,000,000 shares of common stock on a "best efforts" basis.

--------------------------------------------------------------------------------

Q:       How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

--------------------------------------------------------------------------------

Q:       How long will this offering last?

A:       The offering will not last beyond ________________, 2004.

--------------------------------------------------------------------------------

Q:       Who can buy shares?

A: You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:       Is there any minimum investment required?

A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:       How do I subscribe for shares?

A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.

--------------------------------------------------------------------------------

Q:       If I buy shares in this offering, how may I later sell them?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding stock. See "Description of Shares - Restriction on Ownership of Shares."

         In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by the Wells REIT pursuant to our share redemption program. See the "Description of Shares - Share Redemption Program" section of the prospectus.

         If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

--------------------------------------------------------------------------------

Q:       What is the experience of your officers and directors?

A: Our management team has extensive previous experience investing in and managing commercial real estate. Below is a short description of the background of each of our directors. See the "Management - Executive Officers and Directors" section on page ___ of this prospectus for a more detailed description of the background and experience of each of our directors.

         . Leo F. Wells, III - President of the Wells REIT and founder of Wells Real Estate Funds in 1985 and has been involved in real estate sales, management and brokerage services for over 28 years;

         . Douglas P. Williams - Executive Vice President, Secretary and Treasurer of the Wells REIT and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services;

         . John L. Bell - Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast;

         . Richard W. Carpenter - President and a director of Realmark Holdings Corp., a residential and commercial real estate developer;

         . Bud Carter - Former broadcast news director and anchorman and current Senior Vice President for The Executive Committee, an organization established to aid corporate presidents and CEOs;

         . William H. Keogler, Jr. - Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm;

         .        Donald S. Moss - Former executive officer of Avon Products,
                  Inc.;

         . Walter W. Sessoms - Former executive officer of BellSouth Telecommunications, Inc.; and

         . Neil H. Strickland - Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

--------------------------------------------------------------------------------

Q:       Will I be notified of how my investment is doing?

A: Yes, you will receive periodic updates on the performance of your investment with us, including:

         .        Four detailed quarterly dividend reports;

         .        Three quarterly financial reports;

         .        An annual report; and

         .        An annual IRS Form 1099.

--------------------------------------------------------------------------------

Q:       When will I get my detailed tax information?

A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

--------------------------------------------------------------------------------

Q:       Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                           Client Services Department
                               Wells Capital, Inc.
                                    Suite 250
                            6200 The Corners Parkway
                             Norcross, Georgia 30092
                        (800) 557-4830 or (770) 243-8282
                                www.wellsref.com

                               Prospectus Summary

          This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

     Wells Real Estate Investment Trust, Inc.

          Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. We currently own interests in ___ commercial real estate properties located in ___ states. Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

     Our Advisor

          Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

     Our Management

          Our board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have nine members on our board of directors. Seven of the directors are independent of Wells Capital and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders.

     Our REIT Status

          As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

     Summary Risk Factors

          Following are the most significant risks relating to your investment:

          . There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

     . You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

     . To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any stockholder from owning more than 9.8% of our outstanding shares.

     . We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.

     . You will not have preemptive rights as a stockholder so any shares we issue in the future may dilute your interest in the Wells REIT.

     .    We will pay significant fees to Wells Capital and its affiliates.

     . Real estate investments are subject to cyclical trends that are out of our control.

     . You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

     . Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts.

     . Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

     . The vote of stockholders owning at least a majority of the shares will bind all of the stockholders as to certain matters such as the election of directors and amendment of our articles of incorporation.

     . If we do not obtain listing of the shares on a national exchange by January 30, 2008, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

     . Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

     Before you invest in the Wells REIT, you should see the complete discussion of the "Risk Factors" beginning on page ___ of this prospectus.

Description of Real Estate Investments

     Please refer to the "Description of Real Estate Investments" section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Wells Capital is currently evaluating additional potential property acquisitions. When we either acquire a property or believe that there is a reasonable probability that we will acquire a particular property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property that we describe in a supplement as a reasonable probability acquisition because one or more contingencies to the purchase may prevent the acquisition.

Estimated Use of Proceeds of Offering

     We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

     Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contribution;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

     Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

     . Wells Capital will have to allocate its time between the Wells REIT and other real estate programs and activities in which it is involved;

     . Wells Capital must determine which properties should be acquired by the Wells REIT or another Wells program or joint venture and which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

     . Wells Capital may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

     . Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page ___ for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

     The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

                  --------------------------------------------
                                LEO F. WELLS, III
                                  (President)
                  --------------------------------------------

                                            100%

   --------------------------------------------------------------------------

                          Wells Real Estate Funds, Inc.

   --------------------------------------------------------------------------

           100%                      100%                      100%

--------------    ----------------------------------------    -----------------
    Wells
 Management                          Wells                       Wells Capital,
  Company,                         Investment                          Inc.
    Inc.                        Securities, Inc.                    (Advisor)
 (Property                      (Dealer Manager)
  Manager)
--------------    ----------------------------------------    ------------------

           100%                                                        Advisory
                                                                       Agreement

--------------                                                ------------------
    Wells
  Development                                                      Wells REIT
  Corporation
--------------                                                ------------------

Prior Offering Summary

     Wells Capital and its affiliates have previously sponsored 14 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or "blind pool" basis. As of __________, 2002, they have raised approximately $______________ from approximately __________ investors in these 15 public real estate programs. The "Prior Performance Summary" on page ____ of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

The Offering

     We are offering up to 300,000,000 shares to the public at $10 per share and up to 30,000,000 shares pursuant to our dividend reinvestment plan at $10 per share. We reserve the right in the future to reallocate additional dividend reinvestment shares out of the shares we are offering to the public, if necessary. We are also offering up to 13,200,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

Terms of the Offering

     We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before _____________, 2004. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit stockholders to the Wells REIT on a daily basis.

Compensation to Wells Capital

     Wells Capital and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

--------------------------------------------------------------------------------------------------------------
                                                                                      Estimated $$ Amount
                                                                                      for Maximum Offering
         Type of Compensation                       Form of Compensation              (330,000,000 shares)
--------------------------------------------------------------------------------------------------------------
                                               Offering Stage
--------------------------------------------------------------------------------------------------------------
         Sales Commissions              7.0% of gross offering proceeds                   $231,000,000
--------------------------------------------------------------------------------------------------------------
         Dealer Manager Fee             2.5% of gross offering proceeds                   $ 82,500,000
--------------------------------------------------------------------------------------------------------------
         Offering Expenses              3.0% of gross offering proceeds                   $ 49,500,000
                                                                                           (estimated)
--------------------------------------------------------------------------------------------------------------
                                       Acquisition and Development Stage
--------------------------------------------------------------------------------------------------------------
         Acquisition and                3.0% of gross offering proceeds                   $ 99,000,000
         Advisory Fees
--------------------------------------------------------------------------------------------------------------
         Acquisition Expenses           0.5% of gross offering proceeds                   $ 16,500,000
--------------------------------------------------------------------------------------------------------------
                                               Operational Stage
--------------------------------------------------------------------------------------------------------------
         Property Management            4.5% of gross revenues                                 N/A
         and Leasing Fees
--------------------------------------------------------------------------------------------------------------
         Initial Lease-Up Fee for       Competitive fee for geographic location of             N/A
         Newly Constructed              property based on a survey of brokers and
         Property                       agents (customarily equal to the first
                                        month's rent)
--------------------------------------------------------------------------------------------------------------
         Real Estate Commission         3.0% of contract price for properties sold             N/A
                                        after investors receive a return of
                                        capital plus an 8.0% return on capital
--------------------------------------------------------------------------------------------------------------
         Subordinated Participation     10.0% of remaining amounts of net sale                 N/A
         in Net Sale Proceeds           proceeds after return of capital plus
         (Payable Only if the Wells     payment to investors of an 8.0% cumulative
         REIT is not Listed on an       non-compounded return on the capital
         Exchange)                      contributed by investors
--------------------------------------------------------------------------------------------------------------
         Subordinated Incentive         10.0% of the amount by which the adjusted              N/A
         Listing Fee (Payable only      market value of the Wells REIT exceeds the
         if the Wells REIT is listed    aggregate capital contributions contributed
         on an exchange)                by investors
--------------------------------------------------------------------------------------------------------------

     There are many additional conditions and restrictions on the amount of compensation Wells Capital and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the "Management Compensation" section of this prospectus on page ____.

Dividend Policy

     In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We have paid dividends to our stockholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing shares. We expect to pay dividends to you on a quarterly basis.

Listing

     Our articles of incorporation allow us to list our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets.

Dividend Reinvestment Plan

     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days notice to you. (See "Description of Shares -- Dividend Reinvestment Plan.")

Share Redemption Program

     We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of $10 per share or the price you actually paid for your shares. The board of directors reserves the right to amend or terminate the share redemption program at any time. The board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares after should the shares become listed on a national exchange. (See "Description of Shares -- Share Redemption Program.")

Wells Operating Partnership, L.P.

     We own all of our real estate properties through Wells Operating Partnership, L.P. (Wells OP), our operating partnership. We are the sole general partner of Wells OP. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in Wells OP is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Wells OP. This structure will also allow sellers of properties to transfer their properties to Wells OP in exchange for units of Wells OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP. The holders of units in Wells OP may have their units redeemed for cash under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA Considerations

         The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General
-------

         Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations
-----------------------------------------

         We hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership
------------------------------

         Our articles of incorporation contain a restriction on ownership of the shares that prevents one person from owning more than 9.8% of the outstanding shares. (See "Description of Shares -- Restriction on Ownership of Shares.") These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

         For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus on page ____.

                                  Risk Factors

         Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

         Marketability Risk

         There is no public trading market for your shares.

         There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. See "Description of Shares - Share Redemption Program" for a description of our share redemption program.

         Management Risks

         You must rely on Wells Capital for selection of properties.

         Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the quality and timeliness of our acquisitions of real estate properties, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of the board of directors.

         We depend on key personnel.

         Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell, and John G. Oliver, each of whom would be difficult to replace. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

         Conflicts of Interest Risks

         Wells Capital will face conflicts of interest relating to time management.

         Wells Capital and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because Wells Capital and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.") If Wells Capital, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

         Wells Capital will face conflicts of interest relating to the purchase and leasing of properties.

         We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that Wells Capital will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

         Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

         Certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of various other Wells programs, Wells Management Company, Inc., our Property Manager, and Wells Investment Securities, Inc., our Dealer Manager, and, as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See "Conflicts of Interest.")

         We will be subject to additional risks as a result of our joint ventures with affiliates.

         We have entered in the past and are likely to continue in the future to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

         . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

         . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

         . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

         Wells Capital will face conflicts of interest relating to joint ventures with affiliates.

         Wells Capital, our advisor, is currently sponsoring a public offering on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), which is an unspecified property real estate program. (See "Prior Performance Summary.") In the event that we enter into a joint venture with Wells Fund XIII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, Wells Fund XIII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that they would have sufficient funds to exercise the right of first refusal under these circumstances.

         Agreements and transactions between the parties with respect to joint ventures between the Wells REIT and other Wells programs will not have the benefit of arm's length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative impact on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Wells Capital, certain conflicts of interest will exist. (See "Conflicts of Interest - Joint Ventures with Affiliates of Wells Capital.")

         General Investment Risks

         A limit on the number of shares a person may own may discourage a takeover.

         Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to stockholders or which may cause a change in the management of the Wells REIT. (See "Description of Shares - Restriction on Ownership of Shares.")

         We will not be afforded the protection of Maryland Corporation Law relating to business combinations.

         Provisions of Maryland Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person became an interested stockholder, with:

         . any person who beneficially owns 10% or more of the voting power of our outstanding shares;

         . any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested stockholder); or

         .        an affiliate of an interested stockholder.

         These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of the board of directors. Since our articles of incorporation contain limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. (See "Description of Shares - Restriction on Ownership of Shares" and "Description of Shares - Business Combinations.")

         You are bound by the majority vote on matters on which you are entitled to vote.

         You may vote on certain matters at any annual or special meeting of stockholders, including the election of our directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

         You are limited in your ability to sell your shares pursuant to the share redemption program.

         Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Shares - Share Redemption Program.")

         We established the offering price on an arbitrary basis.

         Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

         Your interest in the Wells REIT may be diluted if we issue additional shares.

         Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, existing stockholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT in the event that we:

         . sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

         .        sell securities that are convertible into shares;

         . issue shares in a private offering of securities to institutional investors;

         . issue shares of common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital and Wells Management Company, Inc. (Wells Management) or the warrants issued and to be issued to participating broker-dealers or our independent directors; or

         . issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from Wells OP.

         Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

         Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. (See "Management Compensation.")

         The availability and timing of cash dividends is uncertain.

         We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to the stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

         We are uncertain of our sources for funding of future capital needs.

         Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Real Estate Risks

         General Real Estate Risks

         Your investment will be affected by adverse economic and regulatory changes.

         We will be subject to risks generally incident to the ownership of real estate, including:

         .    changes in general economic or local conditions;

         . changes in supply of or demand for similar or competing properties in an area;

         . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

         .    changes in tax, real estate, environmental and zoning laws; and

         .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

         A property that incurs a vacancy could be difficult to sell or re-lease.

         A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Most of our properties are specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

         We are dependent on tenants for our revenue.

         Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependant on the financial stability of our tenants. Lease payment defaults by tenants would most likely cause us to reduce the amount of distributions to stockholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find additional tenants. If there are a substantial number of tenants that are in default at any one time, we could have difficulty making mortgage payments that could result in foreclosures of properties subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

         We rely on certain tenants.

         A substantial amount of our annual rental income is reliant upon SSB Realty, LLC (______%), Metris Direct, Inc. (_____%), Motorola, Inc. (______%), and Zurich American Insurance Company, Inc. (_____%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant's rental payments which may have a substantial adverse effect on our financial performance. (See "Description of Real Estate Investments " and "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

         We may not have funding for future tenant improvements.

         When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

         Uninsured losses relating to real property may adversely affect your returns.

         Wells Capital will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

         Development and construction of properties may result in delays and increased costs and risks.

         We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

         Competition for investments may increase costs and reduce returns.

         We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

         Delays in acquisitions of properties may have adverse effects on your investment.

         Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income producing real properties in a timely manner, we may not be able to continue to pay the dividend rates we are currently paying to our stockholders.

         Uncertain market conditions and the broad discretion of Wells Capital relating to the future disposition of properties could adversely affect the return on your investment.

         We generally will hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

         Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

         Financing Risks

         If we fail to make our debt payments, we could lose our investment in a property.

         Loans obtained to fund property acquisitions will generally be secured by first priority mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and the dividends payable to stockholders to be reduced. (See "Description of Real Estate Investments - Real Estate Loans.")

         Lenders may require us to enter into restrictive covenants relating to our operations.

         In connection with obtaining certain financing, a lender could impose restrictions on us which would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

         If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

         Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Section 1031 Exchange Program Risks

         We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

         Wells Development Corporation, an affiliate of Wells Capital, our advisor, is forming a series of single member limited liability companies (Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Program). There will be significant tax and securities disclosure risks associated with the private placement offerings of co-tenancy interests by Wells Exchange to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code, even though it is anticipated that this tax risk will be fully disclosed to investors, purchasers of co-tenancy interests may file a lawsuit against Wells Exchange and its sponsors. In such event, even though Wells OP is not acting as a sponsor of the offering, is not commonly controlled with Wells Exchange, and is not recommending that 1031 Participants buy co-tenancy interests from Wells Exchange, as a result of our participation in the Section 1031 Exchange Program, and since Wells OP will be receiving fees in connection with the Section 1031 Exchange Program, we may be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to stockholders of the Wells REIT. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

         We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

         At the closing of each property to be acquired by Wells Exchange pursuant to the Section 1031 Exchange Program, Wells OP will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. Accordingly, in the event that Wells Exchange is unable to sell all co-tenancy interests in one or more of its properties, Wells OP will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

         Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

         . the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

         . the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

         . the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

         In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

         We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

         Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

         Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

Federal Income Tax Risks

         Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

         In order for us to qualify as a REIT, we are subject to the satisfaction of requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances which are not entirely within our control. We have and will continue to structure our activities in a manner designed to satisfy all of these requirements, however, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could change the tax laws relating to our qualification as a REIT or the federal income tax consequences of our being a REIT.

         If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates with no offsetting deductions for distributions made to stockholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Accordingly, the loss of our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the substantial tax liabilities which would be imposed on us. We might also be required to borrow funds or liquidate some investments in order to pay the applicable tax.

         Certain fees paid to Wells OP may affect our REIT status.

         In connection with the Section 1031 Exchange Program, Wells OP will enter into a number of contractual arrangements with Wells Exchange which will, in effect, guarantee the sale of the co-tenancy interests being offered by Wells Exchange. (See "Investment Objectives and Criteria - Section 1031

Exchange Program.") In consideration for entering into these agreements, Wells OP will be paid fees which could be characterized by the IRS as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. (See "Federal Income Tax Consequences - Operational Requirements
- Gross Income Tests.") If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.

         Recharacterization of the Section 1031 Exchange Program may result in taxation of income from a prohibited transaction.

         In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Program such that Wells OP, rather than Wells Exchange, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by Wells Exchange in connection with the Section 1031 Exchange Program, such characterization could result in the fees paid to Wells OP by Wells Exchange as being deemed income from a prohibited transaction, in which event all such fee income paid to us in connection with the Section 1031 Exchange Program would be subject to a 100% tax. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

         Legislative or regulatory action could adversely affect investors.

         In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of the Wells REIT. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

         If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

         . your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         . your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         . your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

         .    your investment will not impair the liquidity of the plan or IRA;

         . your investment will not produce "unrelated business taxable income" for the plan or IRA;

         . you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

         . your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus on page ___.

                              Suitability Standards

         The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

         In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

         .    a net worth of at least $150,000; or

         . gross annual income of at least $45,000 and a net worth of at least $45,000.

         The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

         The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

         Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

         Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

         Iowa, Massachusetts, Michigan, Missouri and Tennessee - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of $60,000 and a net worth of at least $60,000.

         Maine - Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of $50,000 and a net worth of at least $50,000.

         Ohio and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in the Wells REIT.

         For purposes of determining suitability of an investor, net worth shall be calculated excluding the value of an investor's home, furnishings and automobiles.

         In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of the Wells REIT are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the Subscription Agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

                            Estimated Use of Proceeds

         The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 100,000,000 shares and 330,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees, including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

                                                        100,000,000 Shares             330,000,000 Shares
                                                        ------------------             ------------------

                                                          Amount(1)        Percent        Amount(2)      Percent
                                                          ---------        -------        ---------      -------
Gross Offering Proceeds                                $1,000,000,000        100%     $3,300,000,000      100.0%
Less Public Offering Expenses:
 Selling Commissions and Dealer Manager Fee (3)            95,000,000        9.5%        313,500,000        9.5%
 Organization and Offering Expenses (4)                    30,000,000        3.0%         49,500,000        1.5%
                                                       --------------       -----         ----------        ----
Amount Available for Investment (5)                    $  875,000,000       87.5%     $2,937,000,000       89.0%
Acquisition and Development:
 Acquisition and Advisory Fees (6)                         30,000,000        3.0%         99,000,000        3.0%
 Acquisition Expenses (7)                                   5,000,000        0.5%         16,500,000        0.5%
 Initial Working Capital Reserve (8)                               (8)        --                  (8)        --
                                                       --------------       -----     --------------       -----
 Amount Invested in Properties (5)(9)                  $  840,000,000       84.0%     $2,821,500,000       85.5%
                                                       ==============       =====     ==============       =====

______________________________
(Footnotes to "Estimated Use of Proceeds")

1. Assumes that an aggregate of $1,000,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See
         Note 4 below.

2. Assumes the maximum offering is sold which includes 300,000,000 shares offered to the public at $10 per share and 30,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 13,200,000 shares to be issued upon exercise of the soliciting dealer warrants.

3. Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of our advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, the Dealer Manager, in its sole discretion, may reallow up to 1.5% of gross offering proceeds in the aggregate out of its dealer manager fee to broker-dealers participating in this offering as marketing fees or as reimbursements to broker-dealers or their representatives of their costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

     4. Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Wells Capital, our advisor, for all marketing related costs and expenses, including, but not limited to, salaries and direct expenses of our advisor's employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by the Wells REIT. We currently estimate that approximately $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold.

5. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

6. Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

7. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection,

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

         acquisition and development of real estate properties. We will pay Wells Capital, our advisor, acquisition expenses up to a maximum of 0.5% of gross offering proceeds as reimbursement for the payment of such expenses.

8. Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.

9. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least approximately 84.0% of the proceeds received from the sale of shares will be used to acquire properties.

                                   Management

General

         We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our articles of incorporation were reviewed and ratified by our board of directors, including the independent directors, at their initial meeting. This ratification by our board of directors was required by the NASAA Guidelines.

         Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of nine directors. Our articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the nine current directors, seven of our directors are considered independent directors.

         Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

         Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation Law. Since the Maryland Corporation Law does not define the term "cause," stockholders may not know exactly what actions by a director may be grounds for removal.

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

        Unless filled by a vote of the stockholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

        . in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

        . in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our articles of incorporation and bylaws.

        The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will be relying heavily on Wells Capital. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

        Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

        The board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and Wells Management and determining that the compensation to be paid to Wells Capital and Wells Management is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement and the property management agreement are being carried out. Specifically, the independent directors will consider factors such as:

        . the amount of the fee paid to Wells Capital and Wells Management in relation to the size, composition and performance of our investments;

        . the success of Wells Capital in generating appropriate investment opportunities;

        . rates charged to other REITs and other investors by advisors performing similar services;

        . additional revenues realized by Wells Capital and Wells Management through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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

        . the quality and extent of service and advice furnished by Wells Capital and Wells Management and the performance of our investment portfolio; and

        . the quality of our portfolio relative to the investments generated by Wells Capital and managed by Wells Management for their other clients.

        Neither our directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Wells Capital, any director or any affiliate, or (2) any transaction between us and Wells Capital, any director or any affiliate.

Committees of the Board of Directors

        Our entire board of directors considers all major decisions concerning our business, including all property acquisitions. However, our board has established an Audit Committee, a Compensation Committee and various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting.

        Audit Committee

        Under our Audit Committee Charter, our Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland.

        Compensation Committee

        Our board of directors has established a Compensation Committee to administer the 2000 Employee Stock Option Plan, as described below, which was approved by the stockholders at our annual stockholders meeting held June 28, 2000. The Compensation Committee is comprised of Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan. To date, we have not issued any stock options under our 2000 Employee Stock Option Plan.

        Advisory Committees

        The board of directors has established various advisory committees in which certain members of the board sit on these advisory committees to assist Wells Capital and its affiliates in the following areas which have a direct impact on the operations of the Wells REIT: asset management; new business development; personnel supervision; and budgeting.

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

Executive Officers and Directors

        We have provided below certain information about our executive officers and directors.

Name                        Position(s)                                      Age
----                        -----------                                      ---
Leo F. Wells, III           President and Director                            58
Douglas P. Williams         Executive Vice President, Secretary, Treasurer    51
                            and Director
John L. Bell                Director                                          61
Richard W. Carpenter        Director                                          65
Bud Carter                  Director                                          63
William H. Keogler, Jr.     Director                                          56
Donald S. Moss              Director                                          66
Walter W. Sessoms           Director                                          68
Neil H. Strickland          Director                                          66

        Leo F. Wells, III is the President and a director of the Wells REIT and the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole stockholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

        .       Wells Management Company, Inc., our Property Manager;
        .       Wells Investment Securities, Inc., our Dealer Manager;
        .       Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
        .       Wells Development Corporation, a company he organized in 1997 to develop real properties. (See "Conflicts of Interest.")

        Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

        Mr. Wells has over 28 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of _________, 2002, these 27 real estate limited partnerships represented investments totaling approximately $______________ from approximately _____________ investors.

        Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of the Wells REIT. He is also a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

        .       Wells Investment Securities, Inc., our Dealer Manager;
        .       Wells Real Estate Funds, Inc.; and
        .       Wells Advisors, Inc.  (See "Conflicts of Interest.")

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

         Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc.
(ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

         Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is NASD licensed as a Financial and Operations Principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

         John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the Board of Directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

         Mr. Bell currently serves on the Board of Directors of Electronic Commerce Systems, Inc. and the Cullasaja Club of Highlands, North Carolina. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

         Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

         Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership. He is also President and director of Commonwealth Oil Refining Company, Inc., a position he has held since 1984.

         Mr. Carpenter previously served as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

         Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria

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

Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

        Mr. Carter currently serves as Senior Vice President for The Executive Committee, an international organization established to aid presidents and CEOs to share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 16 noncompeting CEOs and presidents. Mr. Carter serves on the Board of Directors of Creative Storage Systems, Inc., DiversiTech Corporation and Wavebase9. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

        William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the Board of Directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board of Directors, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

        Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

        Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

        Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

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

         Walter W. Sessoms was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

         Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration, and is currently a member of the Wofford College Board of Trustees. He is a member of the Governor's Education Reform Commission. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is currently President of the Atlanta Rotary Club.

         Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

         Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

         We pay each of our independent directors $3,000 per regularly scheduled quarterly board meeting attended, $1,000 per regularly scheduled advisory committee meeting attended and $250 per special board meeting attended whether held in person or by telephone conference. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

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

Independent Director Stock Option Plan

        Our Independent Director Stock Option Plan (Director Option Plan) was approved by our stockholders at the annual stockholders meeting held June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director in connection with both the 2000 and 2001 annual meeting of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholder's meeting. The Initial Options and the Subsequent Options are collectively referred to as the "Director Options." Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. As of December 31, 2001, each independent director had been granted options to purchase a total of 4,500 shares under the Director Option Plan, of which 1,500 of those options were exercisable.

        The exercise price for the Initial Options is $12.00 per share. The exercise price for the Subsequent Options is the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

        . the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

        . the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

        . the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

        . the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

        . the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

        One-fifth of the Initial Options were exercisable beginning on the date we granted them, one-fifth of the Initial Options became exercisable beginning in July 2000, one-fifth of the Initial Options became exercisable beginning in July 2001 and an additional one-fifth of the Initial Options will become exercisable on each anniversary of the date we granted them for a period of two years until 100% of the shares become exercisable. The Subsequent Options granted under the Director Option Plan will become exercisable on the second anniversary of the date we grant them.

        A total of 100,000 shares have been authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

        Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member

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

of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Director Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

        The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

        Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

        . for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

        . for the continuance of the Director Option Plan and the Director Options by such successor corporation under the original terms; or

        . for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Independent Director Warrant Plan

        Our Independent Director Warrant Plan (Director Warrant Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or
(2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price of the Warrants will be $12.00 per share.

        A total of 500,000 Warrants have been authorized and reserved for issuance under the Director Warrant Plan, each of which will be redeemable for one share of our common stock. Upon our dissolution or liquidation, or upon a reorganization, merger or consolidation, where we are not the surviving corporation, or upon our sale of all or substantially all of our properties, the Director Warrant Plan shall terminate, and any outstanding Warrants shall terminate and be forfeited; provided, however, that holders of Warrants may exercise any Warrants that are otherwise exercisable immediately prior to the effective date of the dissolution, liquidation, consolidation or merger. Notwithstanding the above, the board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives: (1) for the assumption by the successor corporation of the Warrants theretofore granted or the substitution by such corporation for such Warrants of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (2) for the continuance of the Director Warrant Plan by such successor corporation in which event the Director Warrant Plan and the Warrants shall continue in the manner and under the terms so provided; or
(3) for the payment in cash or shares in lieu of and in complete satisfaction of such Warrants.

        No Warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution. All Warrants exercised during the independent director's lifetime shall be exercised only by the independent director or his legal representative. Any transfer contrary to the Director Warrant Plan will nullify and render void the Warrant. Notwithstanding any other provisions of the Director Warrant Plan, Warrants granted under the Director Warrant Plan shall continue to be exercisable in the case of death or disability of the independent director for a period of one year after the death or disabling event, provided that the death or disabling event occurs while the person is an independent director. No Warrant issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Employee Stock Option Plan

        Our 2000 Employee Stock Option Plan (Employee Option Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Employee Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in the growth of the Wells REIT through ownership of our common stock.

        Our Employee Option Plan provides for the formation of a Compensation Committee consisting of two or more of our independent directors. (See "Committees of the Board of Directors. ") The Compensation Committee shall conduct the general administration of the Employee Option Plan. The Compensation Committee is authorized to grant "non-qualified" stock options (Employee Options) to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share, or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under our Employee Option Plan. To date, we have not issued any stock options under our Employee Option Plan.

        The Compensation Committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (1) the date our shares become listed on a national securities exchange, or (2) the date the Employee Option is granted. The employee receiving Employee Options shall agree to remain in employment with his employer for a period of one year after the Employee Option is granted. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

        In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the

Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

        Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

        . an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

        . the director or officer actually received an improper personal benefit in money, property or services; or

        . with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders. Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals, however.

        This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that our directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

        . our directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

        . our directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

        . in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

        . in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

        . the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

        We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our stockholders against the officers and directors.

        The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

        . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

        . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

        . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

        . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

        . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

        The advisor of the Wells REIT is Wells Capital. Some of our officers and directors are also officers and directors of Wells Capital. Wells Capital has contractual responsibility to the Wells REIT and its stockholders pursuant to the advisory agreement.

(See "Conflicts of Interest.")

        The directors and executive officers of Wells Capital are as follows:

                 Name          Age    Position
                 ----          ---    --------
        Leo F. Wells, III      58     President, Treasurer and sole director
        Douglas P. Williams    51     Senior Vice President and Assistant
                                       Secretary
        Stephen G. Franklin    54     Senior Vice President
        Kim R. Comer           48     Vice President
        Claire C. Janssen      39     Vice President

        The backgrounds of Messrs. Wells and Williams are described in the "Management - Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

        Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

        In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

        Kim R. Comer is a Vice President of Wells Capital. He rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. In prior positions with Wells Capital, he served as both Vice President and Director of Customer Care Services and Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over 10 years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

        Claire C. Janssen is a Vice President of Wells Capital. She is primarily responsible for managing the corporate, real estate, investment and investor accounting areas of the company. Ms. Janssen also serves as a Vice President of Wells Management Company, Inc., our Property Manager. Prior to joining Wells Capital in 2001, Ms. Janssen served as a Vice President of Lend Lease Real Estate (formerly, Equitable Real Estate). From 1990 to 2000, she held various management positions, including Vice President of Institutional Accounting, Vice President of Business/Credit Analysis and Director of Tax/Corporate Accounting. From 1985 to 1990, Ms. Janssen served in management positions for Beers and Cutler, a Washington, D.C. based accounting firm, where she provided both audit and tax services for clients.

        Ms. Janssen received a B.S. in business administration with a major in accounting from George Mason University. She is a Certified Public Accountant and a member of American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants and National Association of Real Estate Companies.

        Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

The Advisory Agreement

        Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

        . find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

        . structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

        . acquire properties on our behalf in compliance with our investment objectives and policies;

        .       arrange for financing and refinancing of properties; and

        . enter into leases and service contracts for the properties acquired.

        The term of the current advisory agreement ends on January 30, 2003 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

        . immediately by us for "cause" or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

        . without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days' written notice; or

        .       immediately with "good reason" by Wells Capital.

        "Good reason" is defined in the advisory agreement to mean either:

        . any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

        . any material breach of the advisory agreement of any nature whatsoever by us.

        "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

        Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

        Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

        We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

        . organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

        . the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

        . administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

        . acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

        Wells Capital must reimburse us at least annually for amounts paid to Wells Capital in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which are capitalized for tax and accounting purposes such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        Wells Capital and its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

     Wells Capital currently owns 20,000 limited partnership units of Wells OP, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Any resale of shares that Wells Capital or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring shares of the Wells REIT, Wells Capital currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

     Property Manager

     Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), our Property Manager. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. (See "Conflicts of Interest.") The principal officers of Wells Management are as follows:

     Name                      Age        Positions
     ----                      ---        ---------

     Leo F. Wells, III         58         President and Treasurer
     M. Scott Meadows          38         Senior Vice President and Secretary
     John G. Oliver            53         Vice President
     Michael L. Watson         59         Vice President
     Claire C. Janssen         39         Vice President

     The background of Mr. Wells is described in the "Management - Executive Officers and Directors" section of this prospectus. The background of Ms. Janssen is described in the "Management - The Advisor" section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

     M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator (RPA) designation from the Building Owners and Managers Institute International and a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

         John G. Oliver is a Vice President of Wells Management. He is primarily responsible for operation and management of real estate properties. Prior to joining Wells Management in July 2000, Mr. Oliver served as Vice President with C.B. Richard Ellis where he was responsible for the management of properties occupied by Delta Airlines. Mr. Oliver previously was the Vice President of Property Management for Grubb and Ellis for their southeast region and served on their Executive Property Management Council. He graduated from Georgia State University with a B.S. in real estate. Mr. Oliver is a past President of the Atlanta chapter of BOMA (Building Owners and Managers Association) and holds a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

         Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for performing due diligence investigations on our properties and overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects and neighborhood shopping centers. He graduated from the University of Miami with a B.S. in civil engineering.

         Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which Wells Capital and its affiliates operate or in which they own an interest. As of _________, 2002, Wells Management was managing in excess of ______________ square feet of office buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent). Wells Management will also retain third-party property managers or subcontract manager services to third-party property managers as it deems appropriate for certain of our properties.

         In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

         Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

         .    Wells Capital;

         .    Wells Management;

         .    partnerships organized by Wells Management and its affiliates; and

         . other persons or entities owning properties managed by Wells Management.

Wells Management will direct the purchase of equipment and supplies and will supervise all maintenance activity.

         The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager's general overhead costs such as its expenses for rent and utilities.

         The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

         Dealer Manager

         Wells Investment Securities, Inc. (Wells Investment Securities), our Dealer Manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

         Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. (See "Plan of Distribution" and "Management Compensation.")

         Wells Real Estate Funds, Inc. is the sole stockholder and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities. (See "Conflicts of Interest.")

         IRA Custodian

         Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of ___________, 2002, Wells Advisors was acting as the IRA custodian for in excess of $_______________ in Wells real estate program investments.

Management Decisions

         The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside in Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell and John G. Oliver. Wells Capital seeks to invest in commercial properties that satisfy our investment objectives, typically office buildings located in densely populated suburban markets in which the major tenant is a company with a net worth of in excess of $100,000,000. Our board of directors must approve all acquisitions of real estate properties.

                             Management Compensation

         The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to Wells Capital and its affiliates.



Form of                                                                                      Estimated
Compensation and                            Determination                                    Maximum
Entity Receiving                             of Amount                                       Dollar Amount(1)
----------------                             ---------                                       ----------------
                                       Organizational and Offering Stage

Selling Commissions        Up to 7.0% of gross offering proceeds before reallowance of        $231,000,000
-Wells Investment          commissions earned by participating broker-dealers.  Wells
Securities                 Investment Securities, our Dealer Manager, intends to reallow
                           100% of commissions earned for those transactions that involve participating broker-dealers.

Dealer Manager Fee -       Up to 2.5% of gross offering proceeds before reallowance to        $ 82,500,000
Wells Investment           participating broker-dealers.  Wells Investment Securities, in
Securities                 its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees.

Reimbursement of           Up to 3.0% of gross offering proceeds. All organization and        $ 49,500,000
Organization and           offering expenses (excluding selling commissions and                (estimated)
Offering Expenses -        the dealer manager fee) will be advanced by Wells Capital
Wells Capital or its       or its affiliates and reimbursed by the Wells REIT up to 3.0%
Affiliates (2)             of aggregate gross offering proceeds. We currently estimate that approximately $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold.

                                       Acquisition and Development Stage

Acquisition and Advisory   Up to 3.0% of gross offering proceeds for the review and           $ 99,000,000
Fees - Wells Capital or    evaluation of potential real property acquisitions.
its Affiliates (3)

Reimbursement of           Up to 0.5% of gross offering proceeds for reimbursement of         $ 16,500,000
Acquisition Expenses       expenses related to real property acquisitions, such
- Wells Capital or its     as legal fees, travel expenses, property appraisals,
Affiliates (3)             title insurance premium expenses and other closing
                           costs.

                                              Operational Stage

Property                   For the management and leasing of our properties, we will pay      Actual amounts are
Management and             Wells Management, our Property Manager, property management and    dependent upon
Leasing Fees - Wells       leasing fees equal to 4.5% of gross revenues; provided,            results of
Management                 however, that aggregate property management and leasing fees       operations and
                           payable to Wells Management may not exceed the lesser of: (A)      therefore cannot be
                           4.5% of gross revenues; or (B) 0.6% of the net asset value of      determined at the
                           the properties (excluding vacant properties) owned by the Wells    present time.
                           REIT, calculated on an annual basis. For purposes of this
                           calculation, net asset value shall be defined as the excess of
                           (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2)
                           the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time
                           initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

Real Estate Commissions -  In connection with the sale of properties, an amount not           Actual amounts are
Wells Capital or           exceeding the lesser of:  (A) 50% of the reasonable, customary     dependent upon
its Affiliates             and competitive real estate brokerage commissions customarily      results of
                           paid for the sale of a comparable property in light of the         operations and
                           size, type and location of the property; or (B) 3.0% of the        therefore cannot be
                           contract price of each property sold, subordinated to              determined at the
                           distributions to investors from sale proceeds of an amount         present time.
                           which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions, plus
                           (2) an 8.0% annual cumulative, noncompounded return on their net capital contributions.

Subordinated               After investors have received a return of their net capital        Actual amounts are
Participation in Net       contributions and an 8.0% per year cumulative, noncompounded       dependent upon
Sale Proceeds - Wells      return, then Wells Capital is entitled to receive 10.0% of         results of
Capital (4)                remaining net sale proceeds.                                       operations and
                                                                                              therefore cannot be
                                                                                              determined at the
                                                                                              present time.

Subordinated               Upon listing, a fee equal to 10.0% of the amount by which (1)      Actual amounts are
Incentive                  the market value of the outstanding stock of the Wells REIT        dependent upon
Listing Fee -              plus distributions paid by the Wells REIT prior to listing,        results of
Wells Capital (5)(6)       exceeds (2) the sum of the total amount of capital raised from     operations and
                           investors and the amount of cash flow necessary to generate an     therefore cannot be
                           8.0% per year cumulative, noncompounded return to investors.       determined at the
                                                                                              present time.

                           The Wells REIT may not reimburse any entity for operating
                           expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

__________________________
(Footnotes to "Management Compensation")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 300,000,000 shares to the public at $10 per share and the sale of 30,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

2. These reimbursements will include organization and offering expenses previously advanced by Wells Capital with regards to prior offerings of our shares, to the extent not reimbursed out of proceeds from prior offerings, and subject for the 3.0% of gross offering proceeds overall limitation.

3. Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Guidelines.

4. The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that the Wells REIT becomes listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

5. If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

         . the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

         . the success of Wells Capital in generating opportunities that meet our investment objectives;

         . the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

         . additional revenues realized by Wells Capital through their relationship with us;

         . the quality and extent of service and advice furnished by Wells Capital;

         . the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

         . the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

         Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

6. The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

         We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

         In addition, Wells Capital and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. Wells Capital may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall not be for services for which it is entitled to compensation by way of a separate fee.

         Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, Wells Capital has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management - The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Wells Capital or its affiliates by reclassifying them under a different category.

                                 Stock Ownership

         The following table shows, as of December 31, 2001, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and
(4) all of our directors and executive officers as a group.

--------------------------------------------------------------------------------
                                                       Shares Beneficially Owned
--------------------------------------------------------------------------------
                                                       Shares         Percentage
--------------------------------------------------------------------------------
Name and Address of Beneficial Owner
--------------------------------------------------------------------------------
Leo F. Wells, III                                         698                 *
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
--------------------------------------------------------------------------------
Douglas P. Williams                                      None               N/A
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
--------------------------------------------------------------------------------
John L. Bell (1)                                        1,500                 *
800 Mt. Vernon Highway, Suite 230
Atlanta, GA  30328
--------------------------------------------------------------------------------
Richard W. Carpenter (1)                                1,500                 *
Realmark Holdings Corporation
P.O. Box 421669 (30342)
5570 Glenridge Drive
Atlanta, GA  30342
--------------------------------------------------------------------------------
Bud Carter (1)                                          6,873                 *
The Executive Committee
100 Mount Shasta Lane
Alpharetta, GA  30022-5440
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                     Shares Beneficially Owned
------------------------------------------------------------------------------
                                                     Shares         Percentage
------------------------------------------------------------------------------
William H. Keogler, Jr. (1)                            1,500                *
469 Atlanta Country Club Drive
Marietta, GA  30067
------------------------------------------------------------------------------
Donald S. Moss (1)                                    79,217                *
114 Summerour Vale
Duluth, GA  30097
------------------------------------------------------------------------------
Walter W. Sessoms (1)                                 38,743                *
5995 River Chase Circle NW
Atlanta, GA  30328
------------------------------------------------------------------------------
Neil H. Strickland (1)                                 1,785                *
Strickland General Agency, Inc.
3109 Crossing Park
P.O. Box 129
Norcross, GA  30091
------------------------------------------------------------------------------
All directors and executive officers                 131,816                *
as a group/(2)/
------------------------------------------------------------------------------

*        Less than 1% of the outstanding common stock.

(1) Includes options to purchase up to 1,500 shares of common stock, which are exercisable within 60 days of December 31, 2001.

(2) Includes options to purchase an aggregate of up to 10,500 shares of common stock, which are exercisable within 60 days of December 31, 2001.

                              Conflicts of Interest

         We are subject to various conflicts of interest arising out of our relationship with Wells Capital, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Wells Capital and its affiliates will be compensated by the Wells REIT. (See "Management Compensation.")

         The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of the stockholders. (See "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.") These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

         Wells Capital and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

         Wells Capital and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). The registration statement of Wells Fund XIII was declared effective by the Securities and Exchange Commission (SEC) on March 29, 2001 for the offer and sale to the public of up to 4,500,000 units of limited partnership interest at a price of $10.00 per unit.

         As described in the "Prior Performance Summary," Wells Capital and its affiliates have sponsored the following 14 public real estate programs with substantially identical investment objectives as those of the Wells REIT:

         1.      Wells Real Estate Fund I (Wells Fund I),
         2.      Wells Real Estate Fund II (Wells Fund II),
         3.      Wells Real Estate Fund II-OW (Wells Fund II-OW),
         4.      Wells Real Estate Fund III, L.P. (Wells Fund III),
         5.      Wells Real Estate Fund IV, L.P. (Wells Fund IV),
         6.      Wells Real Estate Fund V, L.P. (Wells Fund V),
         7.      Wells Real Estate Fund VI, L.P. (Wells Fund VI),
         8.      Wells Real Estate Fund VII, L.P. (Wells Fund VII),
         9.      Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
         10.     Wells Real Estate Fund IX, L.P. (Wells Fund IX),
         11.     Wells Real Estate Fund X, L.P. (Wells Fund X),
         12.     Wells Real Estate Fund XI, L.P. (Wells Fund XI),
         13.     Wells Real Estate Fund XII, L.P. (Wells Fund XII), and
         14.     Wells Real Estate Fund XIII, L.P. (Wells Fund XIII).

         In the event that the Wells REIT, or any other Wells program or other entity formed or managed by Wells Capital or its affiliates is in the market for similar properties, Wells Capital will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See "Certain Conflict Resolution Procedures.")

         Wells Capital may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Wells Capital and its Affiliates

         We rely on Wells Capital for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See "Risk Factors - Investment Risks.") However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

         In addition, certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital and its affiliates described above, Wells Management Company, our Property Manager, and Wells Investment Securities, our Dealer Manager, and as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See "Risk Factors - Investment Risks.")

         In addition to the real estate programs sponsored by Wells Capital and its affiliates described above, Wells Capital and its affiliates are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

         We may purchase or lease a property from Wells Capital or its affiliates upon a finding by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price no greater than the cost of the property; provided, however, if the price is in excess of the cost of such property, that substantial justification for such excess exists and such excess is reasonable and the acquisition is disclosed. In no event may the Wells REIT:

         .        loan funds to Wells Capital or any of its affiliates; or

         . enter into agreements with Wells Capital or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

         Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Wells programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. (See "Risk Factors - Investment Risks"). Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Wells Capital will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that Wells Capital may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

         Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

Affiliated Property Manager

         Since we anticipate that properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See "Management - Affiliated Companies.")

Lack of Separate Representation

         Holland & Knight LLP is counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and Wells Capital, Wells Investment Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Wells Capital

          We have entered into joint ventures with other Wells programs to acquire and own properties and are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria - Joint Venture Investments.") Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, the Wells REIT, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors - Investment Risks.")

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

          A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Wells Capital and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Wells Capital and its affiliates relating to the sale of properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Wells Capital has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Wells Capital may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Wells Capital and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See "Management Compensation.")

          Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

          In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with Wells Capital and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

          . Except as otherwise described in this prospectus, we will not accept goods or services from Wells Capital or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

          . We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Wells REIT.

          . We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or our directors for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management - The Advisory Agreement" section of this prospectus.

          . In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Wells Capital, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by our board of directors, shall examine, among others, the following factors:

               .    the cash requirements of each program;

               . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

               . the policy of each program relating to leverage of properties;

               .    the anticipated cash flow of each program;

               .    the income tax effects of the purchase of each program;

               .    the size of the investment; and

               . the amount of funds available to each program and the length of time such funds have been available for investment.

          If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Wells Capital, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with Wells Capital or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                       Investment Objectives and Criteria

General

          We invest in commercial real estate properties, including properties that are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

          .    to maximize cash dividends paid to you;

          .    to preserve, protect and return your capital contributions;

          . to realize growth in the value of our properties upon our ultimate sale of such properties; and

          . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of stockholders holding a majority of our outstanding shares. (See "Description of Shares.")

          Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by our board of directors. See "Management" for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

          We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high grade commercial office and industrial buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other real estate investments, including, but not limited to, warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities and other types of real estate properties. We will primarily attempt to acquire commercial properties that are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The trend of Wells Capital and its affiliates in the most recently sponsored Wells programs, including the Wells REIT, has been to invest primarily in office buildings located in densely populated suburban markets. (See "Description of Real Estate Investments" and "Prior Performance Summary.")

          We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

          We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

          We anticipate purchasing land for the purpose of developing the types of commercial buildings described above. We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property that is expected to produce income within two years of its acquisition will not be considered a non-income producing property for purposes of this limitation.

          Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We will acquire such interests either directly in Wells OP (See "The Operating Partnership Agreement") or indirectly by acquiring membership interests in or acquisitions of property through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of Wells Capital or other persons. (See "Joint Venture Investments" below.) We may invest in or make mortgage loans, junior debt or subordinated mortgage loans or combinations of debt and equity, subject to the limitations contained in our articles of incorporation. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Considerations - Sale-Leaseback Transactions.")

          Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States.

          We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

          In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

          Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

          .    plans and specifications;

          .    environmental reports;

          .    surveys;

          . evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

          .    title and liability insurance policies; and

          . audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission.

          We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

          We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

          In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

          In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

          .    changes in general economic or local conditions;

          . changes in supply of or demand for similar or competing properties in an area;

          . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

          .    changes in tax, real estate, environmental and zoning laws;

          . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

          .    tenant turnover; and

          .    general overbuilding or excess supply in the market area.

Development and Construction of Properties

          We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties that are not expected to produce income within two years from the date of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.")

          We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by the Wells REIT.

Terms of Leases and Tenant Creditworthiness

          The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.

          Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. As of ____________, 2002, approximately ___% of the aggregate gross rental income of the Wells REIT was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation having a net worth of at least $100,000,000.

          In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

          We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors - Real Estate Risks.")

Joint Venture Investments

          We have entered into joint ventures in the past, and are likely to enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. (See "Description of Real Estate Investments - Joint Ventures with Affiliates.") In this connection, we will likely enter into joint ventures with Wells Fund XIII or other Wells programs. Wells Capital also has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. (See "Conflicts of Interest.") In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally "Investment Objectives and Criteria.")

          At such time as Wells Capital believes that a reasonable probability exists that we will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon Wells Capital's experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

          We intend to enter into joint ventures with other Wells programs for the acquisition of properties, but we may only do so provided that:

          . a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

          . the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

          . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Conflicts of Interest - Joint Ventures with Affiliates of Wells Capital.")

Section 1031 Exchange Program

         Wells Development Corporation (Wells Development), an affiliate of Wells Capital, our advisor, formed Wells Exchange - Federal Drive, Colorado Springs, LLC (Wells Exchange - Federal Drive) for the purpose of offering interests in single member limited liability companies (LLCs) which will own co-tenancy interests in two connected office buildings in Colorado Springs, Colorado currently under a lease agreement with Ford Motor Credit Company. (See "Description of Real Estate Investments - Ford Motor Credit Complex.") Wells Development formed Wells Exchange - Federal Drive and intends to form a series of other single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Development will sponsor a series of private placement offerings of interests in LLCs owning co-tenancy interests in various properties to 1031 Participants.

         Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program will be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired by Wells Exchange, it is anticipated that Wells Exchange will obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the short-term loan. At the closing of each property to be acquired by Wells Exchange, Wells OP, our operating partnership, will enter into a contractual arrangement, providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. (See "Risk Factors - Section 1031 Exchange Program.") In addition, Wells OP may enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, Wells Exchange will pay Wells OP a fee (Take Out Fee) in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by Wells Exchange. (See "Risk Factors - Federal Income Tax Risks.")

         Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to the
Section 1031 Exchange Program in the event that Wells OP has any obligation to potentially acquire any interest in the property. Accordingly, Wells Exchange intends to purchase only real estate properties which otherwise meet the investment objectives of the Wells REIT. Wells OP may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from Wells Exchange or directly from the 1031 Participants only after a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to Wells OP and at a price to Wells OP no greater than the cost of the co-tenancy interests to Wells Exchange. If the price to Wells OP is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event may Wells OP purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

         As set forth above, pursuant to the terms of these contractual arrangements, Wells OP will be obligated to purchase co-tenancy interests in certain properties offered to 1031 Participants to the extent co-tenancy interests remain unsold at the end of the offering. All purchasers of co-tenancy interests, including Wells OP in the event that it is required to purchase co-tenancy interests, will be required to execute a tenants in common agreement with the other purchasers of co-tenancy interests in that particular property and a property management agreement providing for the property management and leasing of the property by Wells Management and the payment of property management and leasing fees to Wells Management equal to 4.5% of gross revenues. Accordingly, in the event that Wells OP is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments such as the risk that the interests of the 1031 Participants will become adverse to our interests. (See "Risk Factors - Section 1031 Exchange Program.")

Borrowing Policies

          While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. See "Description of Real Estate Investments - Real Estate Loans" for a description of our existing loans and the outstanding loan balances.

          Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

          There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties. As of _____________, 2002, we had an aggregate debt leverage ratio of _____% of the value of our properties.

          By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors - Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

          Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

          We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

          We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. We may sell a property before the end of the expected holding period if, among other reasons:

          .    the tenant has involuntarily liquidated;

          . in the judgment of Wells Capital, the value of a property might decline substantially;

          .    an opportunity has arisen to improve other properties;

          . we can increase cash flow through the disposition of the property;

          .    the tenant is in default under the lease; or

          . in our judgment, the sale of the property is in our best interests.

          The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations - Failure to Qualify as a REIT.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

          If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interest of our stockholders.

Investment Limitations

          Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds in accordance with various NASAA Guideline provisions. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of the stockholders. Unless our articles are amended, we will not:

          . borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

          . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

          . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

          . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

          . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

          . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

          . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

          . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

          . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

          . issue equity securities on a deferred payment basis or other similar arrangement;

          . issue debt securities in the absence of adequate cash flow to cover debt service;

          .    issue equity securities which are non-voting or assessable;

          . issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, except pursuant to our share redemption program;

          . grant warrants or options to purchase shares to officers or affiliated directors or to Wells Capital or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

          . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

          . invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

          . invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

          . lend money to our directors or to Wells Capital or its affiliates.

          Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

          Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. Each determination and the basis therefore is required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders.

                     Description of Real Estate Investments

General

         As of _________, 2002, we had purchased interests in ___ real estate properties located in ____ states, all of which are leased to tenants on a triple-net basis. The cost of each of the properties will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

---------------------------------------------------------------------------------------------------------------------
      Property                                        Property        %        Purchase     Square        Annual
        Name                    Tenant                Location      Owned       Price        Feet          Rent
---------------------------------------------------------------------------------------------------------------------
Transocean Houston    Transocean Deepwater         Houston, TX       100%    $22,350,000     103,260  $1,288,564
                      Offshore Drilling, Inc.                                                 51,780  $  795,859
                      Newpark Drilling Fluids,
                      Inc.
---------------------------------------------------------------------------------------------------------------------
Arthur Andersen       Arthur Andersen LLP          Sarasota, FL      100%    $21,400,000     157,700  $1,988,454
---------------------------------------------------------------------------------------------------------------------
Windy Point I         TCI Great Lakes, Inc.        Schaumburg, IL    100%    $89,275,000     129,157  $2,067,204
                      The Apollo Group, Inc.                                 (1)              28,322  $  477,226
                      Global Knowledge Network                                                22,028  $  382,307
                      Various other tenants                                                    8,884  $  160,000
---------------------------------------------------------------------------------------------------------------------
Windy Point II        Zurich American Insurance    Schaumburg, IL    100%    (see above)     300,034  $5,091,577
                                                                             (1)
---------------------------------------------------------------------------------------------------------------------
Convergys             Convergys Customer           Tamarac, FL       100%    $13,255,000     100,000  $1,248,192
                      Management Group, Inc.
---------------------------------------------------------------------------------------------------------------------
ADIC                  Advanced Digital             Parker, CO       68.2%    $12,954,213     148,204  $1,222,683
                      Information Corporation
---------------------------------------------------------------------------------------------------------------------
Lucent                Lucent Technologies, Inc.    Cary, NC          100%    $17,650,000     120,000  $1,800,000
---------------------------------------------------------------------------------------------------------------------
Ingram Micro          Ingram Micro, L.P.           Millington, TN    100%    $21,050,000     701,819  $2,035,275
---------------------------------------------------------------------------------------------------------------------
Nissan (2)            Nissan Motor Acceptance      Irving, TX        100%    $ 5,545,700     268,290  $4,225,860 (3)
                      Corporation
---------------------------------------------------------------------------------------------------------------------
IKON                  IKON Office Solutions, Inc.  Houston, TX       100%    $20,650,000     157,790  $2,015,767
---------------------------------------------------------------------------------------------------------------------
State Street          SSB Realty, LLC              Quincy, MA        100%    $49,563,000     234,668  $6,922,706
---------------------------------------------------------------------------------------------------------------------
AmeriCredit           AmeriCredit Financial        Orange Park,     68.2%    $12,500,000      85,000  $1,303,050
                      Services Corporation         FL
---------------------------------------------------------------------------------------------------------------------
Comdata               Comdata Network, Inc.        Brentwood, TN    55.0%    $24,950,000     201,237  $2,398,672
---------------------------------------------------------------------------------------------------------------------
AT&T Oklahoma         AT&T Corp.                   Oklahoma         55.0%    $15,300,000     103,500  $1,242,000
                      Jordan Associates, Inc.      City, OK                                   25,000  $  294,500
---------------------------------------------------------------------------------------------------------------------
Metris Minnesota      Metris Direct, Inc.          Minnetonka, MN    100%    $52,800,000     300,633  $4,960,445
---------------------------------------------------------------------------------------------------------------------
Stone & Webster       Stone & Webster, Inc.        Houston, TX       100%    $44,970,000     206,048  $4,533,056
                      SYSCO Corporation                                                      106,516  $2,130,320
---------------------------------------------------------------------------------------------------------------------
Motorola              Motorola, Inc.               S.                100%    $33,648,156     236,710  $3,324,428
Plainfield                                         Plainfield, NJ
---------------------------------------------------------------------------------------------------------------------
Quest                 Quest Software, Inc.         Irvine, CA       15.8%    $ 7,193,000      65,006  $1,287,119
---------------------------------------------------------------------------------------------------------------------
Delphi                Delphi Automotive Systems,   Troy, MI          100%    $19,800,000     107,193  $1,901,952
                      LLC
---------------------------------------------------------------------------------------------------------------------
Avnet                 Avnet, Inc.                  Tempe, AZ         100%    $13,250,000     132,070  $1,516,164
---------------------------------------------------------------------------------------------------------------------
Siemens               Siemens Automotive Corp.     Troy, MI         56.8%    $14,265,000      77,054  $1,374,643
---------------------------------------------------------------------------------------------------------------------
Motorola Tempe        Motorola, Inc.               Tempe, AZ         100%    $16,000,000     133,225  $1,843,834
---------------------------------------------------------------------------------------------------------------------
ASML                  ASM Lithography, Inc.        Tempe, AZ         100%    $17,355,000      95,133  $1,927,788
---------------------------------------------------------------------------------------------------------------------
Dial                  Dial Corporation             Scottsdale, AZ    100%    $14,250,000     129,689  $1,387,672
---------------------------------------------------------------------------------------------------------------------
Metris Tulsa          Metris Direct, Inc.          Tulsa, OK         100%    $12,700,000     101,100  $1,187,925
---------------------------------------------------------------------------------------------------------------------
Cinemark              Cinemark USA, Inc.           Plano, TX         100%    $21,800,000      65,521  $1,366,491
                      The Coca Cola Co.                                                       52,587  $1,354,184
---------------------------------------------------------------------------------------------------------------------
Gartner               The Gartner Group, Inc.      Ft. Myers, FL    56.8%    $ 8,320,000      62,400  $  830,656
---------------------------------------------------------------------------------------------------------------------
Marconi               Marconi Data Systems, Inc.   Wood Dale, IL     100%    $32,630,940     250,354  $3,376,746
---------------------------------------------------------------------------------------------------------------------
Johnson Matthey       Johnson Matthey, Inc.        Wayne, PA        56.8%    $ 8,000,000     130,000  $  828,750
---------------------------------------------------------------------------------------------------------------------
Alstom Power          Alstom Power, Inc.           Midlothian, VA    100%    $11,400,000      99,057  $1,213,324
Richmond (2)
---------------------------------------------------------------------------------------------------------------------
Sprint                Sprint Communications        Leawood, KS      56.8%    $ 9,500,000      68,900  $  999,048
                      Company, L.P.
---------------------------------------------------------------------------------------------------------------------
EYBL CarTex           EYBL CarTex, Inc.            Fountain Inn,    56.8%    $ 5,085,000     169,510  $  550,908
                                                   SC
---------------------------------------------------------------------------------------------------------------------
Matsushita (2)        Matsushita Avionics          Lake Forest,      100%    $18,431,206     144,906  $2,005,464
                      Systems Corporation          CA
---------------------------------------------------------------------------------------------------------------------
AT&T Pennsylvania     Pennsylvania Cellular        Harrisburg, PA    100%    $12,291,200      81,859  $1,442,116
                      Telephone Corp.
---------------------------------------------------------------------------------------------------------------------
PwC                   PricewaterhouseCoopers, LLP  Tampa, FL         100%    $21,127,854     130,091  $2,093,382
---------------------------------------------------------------------------------------------------------------------
Fairchild             Fairchild Technologies       Fremont, CA      77.5%    $ 8,900,000      50,756  $  849,744
                      U.S.A., Inc.
---------------------------------------------------------------------------------------------------------------------
Cort Furniture        Cort Furniture Rental        Fountain         44.0%    $ 6,400,000      52,000  $  834,888
                      Corporation                  Valley, CA
---------------------------------------------------------------------------------------------------------------------
Iomega                Iomega Corporation           Ogden, UT         3.7%    $ 5,025,000     108,250  $  659,868
---------------------------------------------------------------------------------------------------------------------
Interlocken           ODS Technologies, L.P. and   Broomfield, CO    3.7%    $ 8,275,000      51,975  $  845,810
                      GAIAM, Inc.
---------------------------------------------------------------------------------------------------------------------
Ohmeda                Ohmeda, Inc.                 Louisville, CO    3.7%    $10,325,000     106,750  $1,004,520
---------------------------------------------------------------------------------------------------------------------
Alstom Power          Alstom Power, Inc.           Knoxville, TN     3.7%    $ 7,900,000      84,404  $1,106,520
Knoxville
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      Property                                        Property        %        Purchase     Square        Annual
        Name                    Tenant                Location      Owned       Price        Feet          Rent
---------------------------------------------------------------------------------------------------------------------
Avaya                 Avaya, Inc.                  Oklahoma          3.7%    $  5,504,276     57,186  $   536,977
                                                   City, OK
---------------------------------------------------------------------------------------------------------------------
TOTALS                                                                       $773,589,545  6,403,556  $82,008,778(3)
---------------------------------------------------------------------------------------------------------------------

(1) Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.
(2) Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.
(3) Total annual rent does not include $4,225,860 annual rent for Nissan Property, which does not take effect until construction of the building is completed and the tenant is occupying the building.

    As of ____________, 2002, no tenant leasing our properties accounted for more than 10% of our aggregate annual rental income. As of _______, 2002, our most substantial tenants, based on annual rental income, were SSB Realty, LLC (approximately ___%), Metris Direct, Inc. (approximately ___%), Motorola, Inc. (approximately ____%) and Zurich American Insurance Company, Inc. (approximately ___%).

    Geographic Diversification Table

    The following table shows a list of our real estate investments as of March 25, 2002, grouped by the state where each of our investments are located.

---------------------------------------------------------------------------------------------------------------------
                    No. of          Aggregate                    Aggregate               Aggregate Annual
      State         Properties   Purchase Price        %        Square Feet        %           Rent            %
---------------------------------------------------------------------------------------------------------------------
Arizona                 4       $    60,855,000       7.9           490,117       7.7    $       6,675,458    8.1
---------------------------------------------------------------------------------------------------------------------
California              4       $    40,924,206       5.2           312,668       4.9    $       4,977,215    6.1
---------------------------------------------------------------------------------------------------------------------
Colorado                3       $    31,554,213       4.1           306,929       4.8    $       3,073,013    3.8
---------------------------------------------------------------------------------------------------------------------
Florida                 5       $    76,602,854       9.9           535,191       8.4    $       7,463,734    9.1
---------------------------------------------------------------------------------------------------------------------
Illinois                2       $   121,905,940      15.8           738,779      11.5    $      11,555,060    14.1
---------------------------------------------------------------------------------------------------------------------
Kansas                  1       $     9,500,000       1.2            68,900       1.1    $         999,048    1.2
---------------------------------------------------------------------------------------------------------------------
Massachusetts           1       $    49,563,000       6.4           234,668       3.7    $       6,922,706    8.4
---------------------------------------------------------------------------------------------------------------------
Michigan                2       $    34,065,000       4.4           184,247       2.9    $       3,276,595    4.0
---------------------------------------------------------------------------------------------------------------------
Minnesota               1       $    52,800,000       6.8           300,633       4.7    $       4,960,445    6.1
---------------------------------------------------------------------------------------------------------------------
New Jersey              1       $    33,648,156       4.4           236,710       3.7    $       3,324,428    4.1
---------------------------------------------------------------------------------------------------------------------
North Carolina          1       $    17,650,000       2.3           120,000       1.9    $       1,800,000    2.2
---------------------------------------------------------------------------------------------------------------------
Oklahoma                3       $    33,504,276       4.3           286,786       4.5    $       3,261,402    4.0
---------------------------------------------------------------------------------------------------------------------
Pennsylvania            2       $    20,291,200       2.6           211,859       3.3    $       2,270,866    2.8
---------------------------------------------------------------------------------------------------------------------
South Carolina          1       $     5,085,000       0.7           169,510       2.7    $         550,908    0.7
---------------------------------------------------------------------------------------------------------------------
Tennessee               3       $    53,900,000       7.0           987,460      15.4    $       5,540,467    6.8
---------------------------------------------------------------------------------------------------------------------
Texas                   5       $   115,315,700      14.9         1,011,792      15.8    $      13,484,241*  16.4
---------------------------------------------------------------------------------------------------------------------
Utah                    1       $     5,025,000       0.7           108,250       1.7    $         659,868    0.8
---------------------------------------------------------------------------------------------------------------------
Virginia                1       $    11,400,000       1.5            99,057       1.6    $       1,213,324    1.5
---------------------------------------------------------------------------------------------------------------------
Total                  41       $   773,589,545     100.0         6,403,556     100.0    $      82,008,778  100.0
---------------------------------------------------------------------------------------------------------------------

_____________________
* - Does not include $4,225,860 annual rent from the uncompleted Nissan Project, located in Irving, Texas.

         Lease Expiration Table

         The following table shows lease expirations during each of the next ten years for all leases as of December 31, 2001, assuming no exercise of renewal options or termination rights:

                                                                   Partnership        Percentage       Percentage
                                                                     Share of          Of Total         Of Total
    Year of        Number        Square         Annualized          Annualized          Square         Annualized
     Lease         Leases         Feet          Gross Base          Gross Base           Feet          Gross Base
  Expiration      Expiring      Expiring         Rent (1)            Rent (1)          Expiring           Rent
--------------  ------------  ------------    ---------------   ---------------      ------------     ------------
    2002              5             33,610     $     563,072     $       20,898            0.6%            0.7%
    2003              2             69,146         1,123,570            375,310            1.3             1.5
    2004              2            123,430         2,235,143            937,964            2.2             2.9
    2005              6            248,859         3,172,944          2,156,713            4.5             4.1
    2006              2            197,493         3,522,375          3,522,375            4.0             4.6
    2007              5            489,554         6,449,078          4,470,526            8.9             8.4
    2008              8            762,251         9,584,884          8,271,448           13.4            12.5
    2009              4            331,250         4,006,172          3,486,255            5.5             5.2
    2010              8          1,036,300        16,415,964         15,152,732           18.8            21.4
    2011              9          2,240,712        29,802,675         28,912,536           40.7            38.8
                ------------  ------------    ---------------   ---------------      ------------     ------------
                     51          5,502,810     $  76,875,877     $   67,306,758          100.0%          100.0%
                ============  ============    ===============   ===============      ============     ============

         (1)  Average monthly gross rent over the life of the lease, annualized.

Joint Ventures with Affiliates

         Wells OP owns some of its properties through its ownership interests in the seven joint ventures listed below. The Company does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures are recorded for accounting purposes using the equity method.

---------------------------------------------------------------------------------------------------------------------------
        Joint Venture               Joint Venture Partners                 Properties Held by Joint Venture
        -------------               ----------------------                 --------------------------------
---------------------------------------------------------------------------------------------------------------------------
Fund XIII-REIT Joint Venture   Wells Operating Partnership, L.P.  A two-story office building in Orange Park, FL
                               Wells Real Estate Fund XIII, L.P.      (AmeriCredit Building)
                                                                  Two connected one-story office and light assembly
                                                                       buildings in Parker, CO (ADIC Buildings)
---------------------------------------------------------------------------------------------------------------------------
Fund XII-REIT Joint Venture    Wells Operating Partnership, L.P.  A three-story office building in Troy, MI (Siemens
                               Wells Real Estate Fund XII, L.P.        Building)
                                                                  A one-story and a two-story office building in
                                                                      Oklahoma City, OK (AT&T Oklahoma
                                                                       Buildings)
                                                                  A three-story office building in Brentwood, TN
                                                                      (Comdata Building)
---------------------------------------------------------------------------------------------------------------------------
Fund XI-XII-REIT Joint         Wells Operating Partnership, L.P.  A two-story manufacturing and office building in
Venture                        Wells Real Estate Fund XI, L.P.         Fountain Inn, SC (EYBL CarTex Building)
                               Wells Real Estate Fund XII, L.P.   A three-story office building in Leawood, KS (Sprint
                                                                       Building)
                                                                  A one-story office and warehouse building in Wayne,
                                                                       PA (Johnson Matthey Building)
                                                                  A two-story office building in Fort Myers, FL (Gartner
                                                                       Building)
---------------------------------------------------------------------------------------------------------------------------
Fund IX-X-XI-REIT Joint        Wells Operating Partnership, L.P.  A three-story office building in Knoxville, TN (Alstom
                               Wells Real Estate Fund IX, L.P.         Power Knoxville Building)
                               Wells Real Estate Fund X, L.P.     A two-story office building in Louisville, CO (Onmeda
                               Wells Real Estate Fund XI, L.P.         Building)
                                                                  A three-story office building in Broomfield, CO
                                                                      (Interlocken Building)
                                                                  A one-story office building in Oklahoma City, OK
                                                                       (Avaya Building)
                                                                  A one-story office and warehouse building in
                                                                       Ogden, UT (Iomega Building)
---------------------------------------------------------------------------------------------------------------------------

------------------------------ ---------------------------------- ----------------------------------------------------
Wells/Freemont Associates      Wells Operating Partnership, L.P.  A two-story office and manufacturing building in
Joint Venture (Freemont        Fund X-XI Joint Venture                 Freemont, CA (Fairchild Building)
Joint Venture)
------------------------------ ---------------------------------- ----------------------------------------------------
Wells/Orange County            Wells Operating Partnership, L.P.  A one-story warehouse and office building in
Associates Joint Venture       Fund X-XI Joint Venture                 Fountain Valley, CA (Cort Building)
(Orange County Joint Venture)
------------------------------ ---------------------------------- ----------------------------------------------------
Fund VIII-IX-REIT Joint        Wells Operating Partnership, L.P.  A two-story office building in Orange County, CA
Venture                        Fund VIII-IX Joint Venture              (Quest Building)
------------------------------ ---------------------------------- ----------------------------------------------------


         The Wells Fund XIII - REIT Joint Venture

         Wells OP and Wells Fund XIII entered into a joint venture partnership known as the Wells Fund XIII-REIT Joint Venture Partnership (XIII-REIT Joint Venture). The investment objectives of Wells Fund XIII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XIII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ------------------------ ----------------------- -------------------
          Joint Venture Partner    Capital Contribution    Equity Interest
          ------------------------ ----------------------- -------------------
          Wells OP                      $17,359,875                68.2%
          ------------------------ ----------------------- -------------------
          Wells Fund XIII               $ 8,491,069                31.8%
          ------------------------ ----------------------- -------------------

         The Wells Fund XII-REIT Joint Venture

         Wells OP and Wells Fund XII entered into a joint venture partnership known as the Wells Fund XII-REIT Joint Venture Partnership (XII-REIT Joint Venture). The investment objectives of Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ---------------------- ----------------------- ---------------------
          Joint Venture Partner   Capital Contribution      Equity Interest
          ---------------------- ----------------------- ---------------------
          Wells OP                     $29,950,668               55.0%
          ---------------------- ----------------------- ---------------------
          Wells Fund XII               $24,613,401               45.0%
          ---------------------- ----------------------- ---------------------

         The Wells Fund XI-Fund XII-REIT Joint Venture

         Wells OP entered into a joint venture partnership with Wells Fund XI and Wells Fund XII known as The Wells Fund XI-Fund XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ---------------------- ------------------------- -------------------
          Joint Venture Partner    Capital Contribution       Equity Interest
          ---------------------- ------------------------- -------------------
          Wells OP                     $17,641,211                  56.8%
          ---------------------- ------------------------- -------------------
          Wells Fund XI                $ 8,131,351                  26.1%
          ---------------------- ------------------------- -------------------
          Wells Fund XII               $ 5,300,000                  17.1%
          ---------------------- ------------------------- -------------------

         The Fund IX, Fund X, Fund XI and REIT Joint Venture

         Wells OP entered into a joint venture partnership with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture). The IX-X-XI-REIT Joint Venture was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

         ---------------------- ------------------------ --------------------
         Joint Venture Partner    Capital Contribution     Equity Interest
         ---------------------- ------------------------ --------------------
         Wells OP                     $ 1,421,466                  3.7%
         ---------------------- ------------------------ --------------------
         Wells Fund IX                $14,982,435                 39.1%
         ---------------------- ------------------------ --------------------
         Wells Fund X                 $18,501,185                 48.3%
         ---------------------- ------------------------ --------------------
         Wells Fund XI                $ 3,357,436                  8.9%
         ---------------------- ------------------------ --------------------

         The Fremont Joint Venture

         Wells OP entered into a joint venture partnership known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of the Fairchild Building. As of December 31, 2001, the joint venture partners of the Fremont Joint Venture had made the following contributions and held the following equity percentage interests:

         ---------------------- ------------------------- -------------------
         Joint Venture Partner    Capital Contribution    Equity Interest
         ---------------------- ------------------------- -------------------
         Wells OP                         $6,983,111              78.0%
         ---------------------- ------------------------- -------------------
         X-XI Joint Venture               $2,000,000              22.0%
         ---------------------- ------------------------- -------------------

         The Cort Joint Venture

         Wells OP entered into a joint venture partnership with the X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of the Cort Furniture Building. As of December 31, 2001, the joint venture partners of the Cort Joint Venture had made the following contributions and held the following equity percentage interests:

         ---------------------- ------------------------- --------------------
         Joint Venture Partner   Capital Contribution      Equity Interest
         ---------------------- ------------------------- --------------------
         Wells OP                      $2,871,430               44.0%
         ---------------------- ------------------------- --------------------
         X-XI Joint Venture            $3,695,000               56.0%
         ---------------------- ------------------------- --------------------

         The Wells Fund VIII-Fund IX-REIT Joint Venture

         Wells OP entered into a joint venture partnership with the Fund VIII-IX Joint Venture known as the Wells Fund VIII-Fund IX-REIT Joint Venture (VIII-IX-REIT Joint Venture) for the purpose of the ownership, leasing, operation, sale and management of the Quest Building. The investment objectives of Wells Fund VIII and Wells Fund IX are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the VIII-IX-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ------------------------ ------------------------ ------------------
          Joint Venture Partner     Capital Contribution     Equity Interest
          ------------------------ ------------------------ ------------------
          Wells OP                          $1,282,111              15.8%
          ------------------------ ------------------------ ------------------
          Wells Fund VIII                   $3,608,109              46.2%
          ------------------------ ------------------------ ------------------
          Wells Fund IX                     $3,620,316              38.1%
          ------------------------ ------------------------ ------------------


         General Provisions of Joint Venture Agreements

         Wells OP is acting as the initial Administrative Venturer of each of the joint ventures described above and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action that materially affects these joint ventures or their real property investments.

         The XIII-REIT Joint Venture Agreement, the XII-REIT Joint Venture Agreement, the XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

Description of Properties

         Transocean Houston Building

         Wells OP purchased the Transocean Houston Building on March 15, 2002 for a purchase price of $22,350,000. The Transocean Houston Building, which was built in 1999, is a six-story office building containing 155,040 rentable square feet located in Houston, Texas.

         Transocean Deepwater Offshore Drilling, Inc. (Transocean) leases 103,260 rentable square feet (67%) of the Transocean Houston Building. Transocean is an offshore drilling company specializing in technically demanding segments of the offshore drilling industry. The Transocean lease is guaranteed by Transocean Sedco Forex, Inc., one of the world's largest offshore drilling companies whose shares are traded on the NASDAQ. Transocean Sedco Forex, Inc. reported a net worth, as of September 30, 2001, of approximately $10.86 billion.

         The Transocean lease commenced in December 2001 and expires in March 2011. Transocean, at its option, has the right to extend the initial term of its lease for either (1) two additional five-year periods, or (2) one additional ten-year period, at the then-current market rental rate. In addition, Transocean has an expansion option and a right of first refusal for up to an additional 51,780 rentable square feet. The current annual base rent payable under the Transocean lease is $1,288,564.

         Newpark Drilling Fluids, Inc. (Newpark) leases the remaining 51,780 rentable square feet (33%) of the Transocean Houston Building. Newpark is a full service drilling fluids processing, management and waste disposal company. The Newpark lease is guaranteed by Newpark Resourses, Inc., provides drilling fluids services to the oil and gas industry, primarily in North America. Newpark Resources, Inc. reported a net worth, as of December 31, 2001, of approximately $294 million.

         The Newpark lease commenced in August 1999 and expires in August 2009. The current annual base rent payable for the Newpark lease is $795,859.

         The average effective annual rental per square foot at the Transocean Houston Building is $20.82 for 2002, our first year of ownership.

         Arthur Andersen Building

         Wells OP purchased the Arthur Andersen Building on January 11, 2002 for a purchase price of $21,400,000. The Arthur Andersen Building, which was built in 1999, is a three-story office building containing 157,700 rentable square feet located in Sarasota, Florida.

         The Arthur Andersen Building is leased to Arthur Andersen LLP (Andersen). Andersen, with its corporate headquarters in Chicago, Illinois, is a global professional services organization.

         The Andersen lease commenced in November 1998 and expires in October 2009. Andersen has the right to extend the initial 10-year term of this lease for two additional five-year periods at 90% of the then-current market rental rate. The current annual base rent payable under the Andersen lease is $1,988,454. The average effective annual rental per square foot at the Arthur Andersen Building is $12.72 for 2002, our first year of ownership.

         Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $23,250,000 prior to the end of the fifth lease year. In addition, Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $25,148,000 after the fifth lease year and prior to the expiration of the current lease term.

         Windy Point Buildings

         Wells OP purchased the Windy Point Buildings on December 31, 2001 for a purchase price of $89,275,000. The Windy Point Buildings, which were built in 1999 and 2001, respectively, consist of a seven-story office building containing 188,391 rentable square feet (Windy Point I) and an eleven-story office building containing 300,034 rentable square feet (Windy Point II) located in Schaumburg, Illinois.

         The Windy Point Buildings are subject to a 20-year annexation agreement originally executed on December 12, 1995 with the Village of Schaumburg, Illinois (Annexation Agreement). The Annexation Agreement covers a 235-acre tract of land that includes a portion of the site of the Windy Point Buildings' parking facilities relating to the potential construction of a new eastbound on-ramp interchange for I-90. Wells OP issued a $382,556 letter of credit pursuant to the request of the Village of Schaumburg, Illinois, representing the estimated costs of demolition and restoration of constructed parking and landscaped areas and protecting pipelines in connection with the potential construction. The obligation to maintain the letter of credit will continue until the costs of demolition and restoration are paid if the project proceeds or until the Annexation Agreement expires in December 2015. If Wells OP is unable to restore the parking spaces due to structural issues related to the utilities underground, Wells OP would then be required to construct a new parking garage on the site to accommodate the parking needs of its tenants. The cost for this construction is currently estimated at approximately $3,581,000. In addition, if the interchange is constructed, Wells OP will be required to pay for its share of the costs for widening Meacham Road as part of the project, which potential obligation is currently estimated to be approximately $288,300.

         The Windy Point Buildings are currently leased as follows:

         -------------------------- --------------- ------------------ -------------------------
         Tenant                     Building        Rentable Sq. Ft.   Percentage of Building
         -------------------------- --------------- ------------------ -------------------------
         TCI Great Lakes, Inc.      Windy Point I          129,157                    69%
         -------------------------- --------------- ------------------ -------------------------
         The Apollo Group, Inc.     Windy Point I           28,322                    15%
         -------------------------- --------------- ------------------ -------------------------
         Global Knowledge Network,  Windy Point I           22,028                    12%
         Inc.
         -------------------------- --------------- ------------------ -------------------------
         Multiple Tenants           Windy Point I            8,884                     4%
         -------------------------- --------------- ------------------ -------------------------
         Zurich American Insurance  Windy Point II         300,034                   100%
         Company, Inc.
         -------------------------- --------------- ------------------ -------------------------


         TCI Great Lakes, Inc. (TCI) occupies 129,157 rentable square feet (69%) of the Windy Point I building. The TCI lease commenced in December 1999 and expires in November 2009. TCI has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. TCI may terminate the TCI lease on the last day of the seventh lease year by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $4,119,500. The current annual base rent payable under the TCI lease is $2,067,204.

         TCI is a wholly-owned subsidiary of AT&T Broadband. AT&T Broadband provides basic cable and digital television services, as well as high-speed Internet access and cable telephony, with video-on-demand and other advanced services.

          The Apollo Group, Inc. (Apollo) leases 28,322 rentable square feet (15%) of the Windy Point I building. The Apollo lease commences in April 2002 and expires in June 2008. Apollo has the right to extend the initial term of its lease for one additional five-year period at 95% of the then-current market rental rate. The current annual base rent payable under the Apollo lease is $477,226.

         Apollo is an Arizona corporation having its corporate headquarters in Phoenix, Arizona. Apollo provides higher education programs to working adults through its subsidiaries, the University of Phoenix, Inc., the Institute for Professional Development, the College for Financial Planning Institutes Corporation and Western International University, Inc. Apollo offers educational programs and services at 58 campuses and 102 learning centers in 36 states, Puerto Rico, and Vancouver, British Columbia. Apollo reported a net worth as of August 31, 2001 of approximately $482 million.

         Global Knowledge Network, Inc. (Global) leases 22,028 rentable square feet (12%) of the Windy Point I building. The Global lease commenced in May 2000 and expires in April 2010. Global has the right to extend the initial 10-year term of its lease for one additional five-year period at the then-current market rental rate. Wells OP has the right to terminate the Global lease on December 31, 2005 by giving Global written notice on or before April 30, 2005. The current annual base rent payable under the Global lease is $382,307.

         Global is a privately held corporation with its corporate headquarters in Cary, North Carolina and international headquarters in Tokyo, London and Singapore. Global is owned by New York-based investment firm Welsh, Carson, Anderson and Stowe, a New York limited partnership which acts as a private equity investor in information services, telecommunications and healthcare. Global provides information technology education solutions and certification programs, offering more than 700 courses in more than 60 international locations and in 15 languages. Global has posted a $100,000 letter of credit as security for the Global lease.

         Zurich American Insurance Company, Inc. (Zurich) leases the entire 300,034 rentable square feet of the Windy Point II building. The Zurich lease commenced in September 2001 and expires in August

2011. Zurich has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. The current annual base rent payable under the Zurich lease is $5,091,577.

         Zurich is headquartered in Schaumburg, Illinois and is a wholly owned subsidiary of Zurich Financial Services Group (ZFSG). ZFSG, which has its corporate headquarters in Zurich, Switzerland, is a leading provider of financial protection and wealth accumulation solutions for some 35 million customers in over 60 countries. Zurich provides commercial property-casualty insurance and serves the multinational, middle market and small business sectors in the United States and Canada. Zurich reported a net worth, as of June 30, 2001 of approximately $19 billion.

         Zurich has the right to terminate the Zurich lease for up to 25% of the rentable square feet leased by Zurich at the end of the fifth lease year. If Zurich terminates a portion of the Zurich lease, it will be required to pay a termination fee to Wells OP equal to three months of the current monthly rent for the terminated space plus additional costs related to the space leased by Zurich. In addition, Zurich may terminate the entire Zurich lease at the end of the seventh lease year by providing Wells OP 18 months prior written notice and paying Wells OP a termination fee of approximately $8,625,000.

         Convergys Building

         Wells OP purchased the Convergys Building on December 21, 2001 for a purchase price of $13,255,000. The Convergys Building, which was built in 2001, is a two-story office building containing 100,000 rentable square feet located in Tamarac, Florida.

         The Convergys Building is leased to Convergys Customer Management Group, Inc. (Convergys) The Convergys lease is guaranteed by Convergys' parent company, Convergys Corporation, which is an Ohio corporation traded on the New York Stock Exchange having its corporate headquarters in Cincinnati, Ohio. Convergys Corporation provides outsourced billing and customer care services in the United States, Canada, Latin America, Israel and Europe. Convergys reported a net worth, as of September 30, 2001, of approximately $1.2 billion.

         The Convergys lease commenced in September 2001 and expires in September 2011. Convergys has the right to extend the initial 10-year term of this lease for three additional five-year periods at 95% of the then-current market rental rate. Convergys may terminate the Convergys lease at the end of the seventh lease year (September 30, 2008) by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $1,341,000. The current annual base rent payable under the Convergys lease is $1,248,192.

         ADIC Buildings

         Wells Fund XIII-REIT Joint Venture purchased the ADIC Buildings and an undeveloped 3.43 acre tract of land adjacent to the ADIC Buildings (Additional ADIC Land) on December 21, 2001 for a purchase price of $12,954,213. The ADIC Buildings, which were built in 2001, consist of two connected one-story office and assembly buildings containing 148,204 rentable square feet located in Parker, Colorado.

         The ADIC Buildings are currently leased to Advanced Digital Information Corporation (ADIC), which lease does not include the Additional ADIC Land. ADIC is a Washington corporation traded on NASDAQ having its corporate headquarters in Redmond, Washington and regional management centers in Englewood, Colorado; Bohmenkirch, Germany; and Paris, France. ADIC manufactures data storage systems and specialized storage management software and distributes these products through its

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relationships with original equipment manufacturers such as IBM, Sony, Fujitsu,
Siemens and Hewlett-Packard. ADIC reported a net worth, as of October 31, 2001, of approximately $330 million.

         The ADIC lease commenced in December 2001 and expires in December 2011. ADIC has the right to extend the term of its lease for two additional five-year periods at the then-current fair market rental rate for the first year of each five-year extension. The annual base rent will increase 2.5% for each subsequent year of each five-year extension. The current annual base rent payable under the ADIC lease is $1,222,683.

         Lucent Building

         Wells OP purchased the Lucent Building from Lucent Technologies, Inc. (Lucent) in a sale-lease back transaction on September 28, 2001 for a purchase price of $17,650,000. The Lucent Building, which was built in 1999, is a four-story office building with 120,000 rentable square feet, which includes a
17.34 acre undeveloped tract of land, located in Cary, North Carolina.

         The Lucent Building is leased to Lucent, whose shares are traded on the New York Stock Exchange and has its corporate headquarters in Murray Hill, New Jersey. Lucent designs, develops and manufactures communications systems, software and other products. Lucent reported a net worth, as of December 31, 2001, of approximately $10.6 billion.

         The Lucent lease commenced in September 2001 and expires in September 2011. Lucent has the right to extend the term of this lease for three additional five-year periods at the then-current fair market rental rate. The current annual base rent payable under the Lucent lease is $1,800,000. The average effective annual rental per square foot at the Lucent Building was $16.53 for 2001, the first year of ownership.

         Ingram Micro Building

         On September 27, 2001, Wells OP acquired a ground leasehold interest in a 701,819 square foot distribution facility located in Millington, Tennessee, pursuant to a Bond Real Property Lease dated as of December 20, 1995 (Bond Lease). The ground leasehold interest under the Bond Lease, along with the Bond and the Bond Deed of Trust, were purchased from Ingram Micro L.P. (Ingram) in a sale-lease back transaction for a purchase price of $21,050,000. The Bond Lease expires in December 2026. Construction of the Ingram Micro Building was completed in 1997.

         Fee simple title to the land upon which the Ingram Micro Building is located is held by the Industrial Development Board of the City of Millington, Tennessee (Industrial Development Board), which originally entered into the Bond Lease with Lease Plan North America, Inc. (Lease Plan). The Industrial Development Board issued an Industrial Development Revenue Note Ingram Micro L.P. Series 1995 (Bond) in a principal amount of $22,000,000 to Lease Plan in order to finance the construction of the Ingram Micro Building. The Bond is secured by a Fee Construction Mortgage Deed of Trust and Assignment of Rents and Leases (Bond Deed of Trust) executed by the Industrial Development Board for the benefit of Lease Plan. Lease Plan assigned to Ingram its ground leasehold interest in the Ingram Micro Building under the Bond Lease. Lease Plan also assigned all of its rights and interest in the Bond and the Bond Deed of Trust to Ingram.

         Wells OP also acquired the Bond and the Bond Deed of Trust from Ingram at closing. Beginning in 2006, Wells OP has the option under the Bond Lease to purchase the land underlying the Ingram Micro Building from the Industrial Development Board for $100 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth above, was acquired and is currently held by Wells OP.

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         Ingram Micro, Inc. (Micro) is the general partner of Ingram and a guarantor on the Ingram lease. Micro, whose shares are traded on the New York Stock Exchange, has its corporate headquarters in Santa Ana, California. Micro provides technology products and supply chain management services through wholesale distribution. It targets three different market segments, including corporate resellers, direct and consumer marketers, and value-added resellers. Micro's worldwide business consists of approximately 14,000 associates and operations in 36 countries. Micro reported a net worth, as of September 29, 2001, of approximately $1.86 billion.

         The Ingram lease has a current term of 10 years with two successive options to extend for 10 years each at an annual rate equal to the greater of
(1) 95% of the then-current fair market rental rate, or (2) the annual rental payment effective for the final year of the term immediately prior to such extension. Annual rent, as determined for each extended term, is also increased by 15% beginning in the 61st month of each extended term. The current annual base rent payable for the Ingram lease is $2,035,275. The average effective annual rental rate per square foot at the Ingram Micro Building was $2.96 for 2001, the first year of ownership.

         Nissan Property

         Purchase of the Nissan Property. The Nissan Property is a build-to-suit
         -------------------------------
property that commenced construction in January 2002 in Irving Texas. Wells OP purchased the Nissan Property on September 19, 2001 for a purchase price of $5,545,700. Wells OP obtained a construction loan in the amount of $32,400,000 from Bank of America, N.A. (BOA), to fund the construction of a building on the Nissan Property.

         Wells OP entered into a development agreement, an architect agreement and a design and build agreement to construct a three-story office building containing 268,290 rentable square feet (Nissan Project) on the Nissan Property.

         Development Agreement. Wells OP entered into a development agreement
         ---------------------
(Development Agreement) with Champion Partners, Ltd., a Texas limited partnership (Developer), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Nissan Project. As compensation for the services to be rendered by the Developer under the Development Agreement, Wells OP will pay a development fee of $1,250,000. The fee will be due and payable ratably as the construction and development of the Nissan Project is completed.

         We anticipate that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Nissan Property and the planning, design, development, construction and completion of the Nissan Project will total approximately $42,259,000. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $42,258,600, subject to certain adjustments, the amount of fees payable to the Developer shall be reduced by the amount of any such excess.

          Construction Agreement. Wells OP entered into a design and build
          ----------------------
construction agreement (Construction Agreement) with Thos. S. Byrne, Inc. (Contractor) for the construction of the Nissan Project. The Contractor is based in Ft. Worth, Texas and specializes in commercial, industrial and high-end residential buildings. The Contractor commenced operations in 1923 and has completed over 200 projects for a total of approximately 60 clients. The Contractor is presently engaged in the construction of over 20 projects with a total construction value of in excess of $235 million.

         The Construction Agreement provides that Wells OP will pay the Contractor a maximum of $25,326,017 for the construction of the Nissan Project that includes all estimated fees and costs including

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the architect fees. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Nissan Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Nissan Project.

         Nissan Lease. The Nissan Property is leased to Nissan Motor Acceptance
         ------------
Corporation (Nissan), a California corporation with its corporate headquarters in Torrance, California. Nissan is a wholly-owned subsidiary of Nissan North America, Inc. (NNA), a guarantor of Nissan's lease. NNA is a California corporation, with headquarters in Gardenia, California. NNA handles the North American business sector of its Japanese parent, Nissan Motor Company, Ltd. NNA's business activities include design, development, manufacturing and marketing of Nissan vehicles in North America. As a subsidiary of NNA, Nissan purchases retail and lease contracts from, and provides wholesale inventory and mortgage loan financing to, Nissan and Infiniti retailers. Nissan Motor Company, Ltd. reported a net worth, as of March 31, 2002 of approximately $7.7 billion.

         The Nissan lease commenced in September 2001 and will extend 10 years beyond the rent commencement date. Construction on the building began in January 2002 and is expected to be completed by December 2003. The rent commencement date will occur shortly after completion. Nissan has the right to extend the initial 10-year term of this lease for an additional two years, upon written notice. Nissan also has the right to extend the lease for two additional five-year periods at 95% of the then-current market rental rate, upon written notice. The annual base rent payable for the Nissan lease beginning on the rent commencement date is expected to be $4,225,860.

         IKON Buildings

         Wells OP purchased the IKON Buildings on September 7, 2001 for a purchase price of $20,650,000. The IKON Buildings, which were built in 2000, consist of two one-story office buildings aggregating 157,790 rentable square feet located in Houston, Texas.

         The IKON Buildings are leased to IKON Office Solutions, Inc. (IKON). IKON provides business communication products such as copiers and printers, as well as services such as distributed printing, facilities management, network design, e-business development and technology training. IKON's customers include various sized businesses, professional firms and government agencies. IKON distributes products manufactured by companies such as Microsoft, IBM, Canon, Novell and Hewlett-Packard. IKON reported a net worth, as of September 30, 2001, of approximately $1.4 billion.

         The IKON lease commenced in May 2000 and expires in April 2010. IKON has the right to extend the term of this lease for two additional five-year periods at the then-current fair market rental rate. The current annual base rent payable for the IKON lease is $2,015,767. The average effective annual rental rate per square foot at the IKON Buildings was $13.40 for 2001, the first year of ownership.

         State Street Building

         Wells OP purchased the State Street Building on July 30, 2001 for a purchase price of $49,563,000. The State Street Building, which was built in 1990, is a seven-story office building with 234,668 rentable square feet located in Quincy, Massachusetts.

          The State Street Building is leased to SSB Realty, LLC (SSB Realty). SSB Realty is a wholly-owned subsidiary of State Street Corporation, a Massachusetts corporation (State Street). State Street, a guarantor of the SSB Realty lease, is a world leader in providing financial services to investment managers, corporations, public pension funds, unions, not-for-profit organizations and individuals. State Street's

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services range from investment research and professional investment management to trading and brokerage services to fund accounting and administration. State Street reported a net worth, as of December 31, 2001, of approximately $3.8 billion.

         The SSB Realty lease commenced in February 2001 and expires in March 2011. SSB has the right to extend the term of this lease for one additional five-year period at the then-current fair market rental rate. Pursuant to the SSB Realty lease, Wells OP is obligated to provide SSB Realty an allowance of up to approximately $2,112,000 for tenant, building and architectural improvements. The current annual base rent payable for the SSB Realty lease is $6,922,706. The average effective annual rental rate per square foot at the State Street Building was $31.24 for 2001, the first year of ownership.

         AmeriCredit Building

         The XIII-REIT Joint Venture purchased the AmeriCredit Building on July 16, 2001 for a purchase price of $12,500,000. The AmeriCredit Building, which was built in 2001, is a two-story office building containing 85,000 rentable square feet located in Orange Park, Florida.

         The AmeriCredit Building is leased to AmeriCredit Financial Services Corporation (AmeriCredit). AmeriCredit is wholly-owned by, and serves as the primary operating subsidiary for, AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the New York Stock Exchange. AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world's largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit reported a net worth, as of December 31, 2001 of approximately $1.2 billion.

         The AmeriCredit lease commenced in June 2001 and expires in May 2011. AmeriCredit has the right to extend the AmeriCredit lease for two additional five-year periods of time. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then-current lease term. The monthly base rent payable for each extended term of the AmeriCredit lease will be equal to 95% of the then-current market rate. The AmeriCredit lease contains a termination option that may be exercised by AmeriCredit effective as of the end of the seventh lease year and requires AmeriCredit to pay the joint venture a termination payment estimated at approximately $1.9 million. AmeriCredit also has an expansion option for an additional 15,000 square feet of office space and 120 parking spaces. AmeriCredit may exercise this expansion option at any time during the first seven lease years. The current annual base rent payable under the AmeriCredit lease is $1,303,050. The average effective annual rental rate per square foot at the AmeriCredit Building was $17.03 for 2001, the first year of ownership.

         Comdata Building

         The XII-REIT Joint Venture purchased the Comdata Building on May 15, 2001 for a purchase price of $24,950,000. The Comdata Building, which was built in 1989 and expanded in 1997, is a three-story office building containing 201,237 rentable square feet located in Brentwood, Tennessee.

         The Comdata Building is leased to Comdata Network, Inc. (Comdata). Comdata is a leading provider of transaction processing and information services to the transportation and other industries. Comdata provides trucking companies with fuel cards, electronic cash access, permit and licensing services, routing software, driver relationship services and vehicle escorts, among other services. Comdata provides these services to over 400,000 drivers, 7,000 truck stop service centers and 500 terminal fueling locations. Ceridian Corporation, the lease guarantor, is one of North America's leading information services companies that serves the human resources and transportation markets. Ceridian and

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its subsidiaries generate, process and distribute data for customers and help customers develop systems plans and software to perform these functions internally. Ceridian Corporation reported a net worth, as of September 30, 2001, of approximately $1.1 billion.

         The Comdata lease commenced in April 1997 and expires in May 2016. Comdata has the right to extend the Comdata lease for one additional five-year period of time at a rate equal to the greater of the base rent of the final year of the initial term or 90% of the then-current fair market rental rate. The current annual base rent payable for the Comdata lease is $2,398,672. The average effective annual rental per square foot at the Comdata Building was $12.47 for 2001, the first year of ownership.

         AT&T Oklahoma Buildings

         The XII-REIT Joint Venture purchased the AT&T Oklahoma Buildings on December 28, 2000 for a purchase price of $15,300,000. The AT&T Oklahoma Buildings, which were built in 1998 and 2000, respectively, consist of a one-story office building and a two-story office building, connected by a mutual hallway, containing an aggregate of 128,500 rentable square feet located in Oklahoma City, Oklahoma.

         AT&T Corp. (AT&T) leases the entire 78,500 rentable square feet of the two-story office building and 25,000 rentable square feet of the one-story office building. AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. AT&T reported a net worth, as of December 31, 2001, of approximately $51.7 billion.

         The AT&T lease commenced in April 2000 and expires in August 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate. AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. (Jordan), if Jordan vacates the premises. The current annual base rent payable for the AT&T lease is $1,242,000.

         Jordan leases the remaining 25,000 rentable square feet contained in the one-story office building. Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association.

         The Jordan lease commenced in December 1998 and expires in December 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate. The current annual base rent payable for the Jordan lease is $294,500. The average effective annual rental rate per square foot at the AT&T Oklahoma Buildings was $15.86 for 2001, the first year of ownership.

         Metris Minnesota Building

         Wells OP purchased the Metris Minnesota Building on December 21, 2000 for a purchase price of $52,800,000. The Metris Minnesota Building, which was built in 2000, is a nine-story office building containing 300,633 rentable square feet located in Minnetonka, Minnesota.

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         The Metris Minnesota Building is Phase II of a two-phase office complex known as Crescent Ridge Corporate Center in Minnetonka, Minnesota, which is a western suburb of Minneapolis. Phase I of Crescent Ridge Corporate Center is an eight-story multi-tenant building which is connected to the Metris Minnesota Building by a single-story restaurant link building. Neither Phase I of Crescent Ridge Corporate Center nor the connecting restaurant are owned by Wells OP.

         The Metris Minnesota Building is leased to Metris Direct, Inc. (Metris) as its corporate headquarters. Metris is a principal subsidiary of Metris Companies, Inc. (Metris Companies), a publicly traded company whose shares are listed on the New York Stock Exchange (symbol MXT) which has guaranteed the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. Metris Companies reported a net worth, as of September 30, 2001, of approximately $1.1 billion.

         The Metris lease commenced in September 2000 and expires in December 2011. Metris has the right to renew the Metris lease for an additional five-year term at fair market rent, but in no event less than the basic rent payable in the immediately preceding period. In addition, Metris is required to pay annual parking and storage fees of $87,948 through December 2006 and $114,062 payable on a monthly basis for the remainder of the lease term. The current annual base rent payable for the Metris lease is $4,960,445. The average effective annual rental rate per square foot at the Metris Minnesota Building was $18.17 for 2001 and $17.89 for 2000, the first year of ownership.

         Stone & Webster Building

         Wells OP purchased the Stone & Webster Building on December 21, 2000 for a purchase price of $44,970,000. The Stone & Webster Building, which was built in 1994, is a six-story office building with 312,564 rentable square feet located in Houston, Texas. In addition, the site includes 4.34 acres of unencumbered land available for expansion.

         Stone & Webster is a full-service engineering and construction company offering managerial and technical resources for solving complex energy, environmental, infrastructure and industrial challenges. Stone & Webster, which was founded in 1889 as an electrical testing laboratory and consulting firm, has evolved into a global organization employing more than 5,000 people worldwide. The Stone & Webster lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Shaw Group is the largest supplier of fabricated piping systems and services in the world. Shaw Group distinguishes itself by offering comprehensive solutions consisting of integrated engineering and design, pipe fabrication, construction and maintenance services and the manufacture of specialty pipe fittings and supports to the power generation, crude oil refining, chemical and petrochemical processing and oil and gas exploration and production industries. The Shaw Group reported a net worth, as of November 30, 2001, of approximately $607 million.

         The Stone & Webster lease commenced in December 2000 and expires in December 2010. Stone & Webster has the right to extend the Stone & Webster lease for two additional five-year periods of time for a base rent equal to the greater of (1) the last year's rent, or (2) the then-current market rental rate. The current annual base rent payable for the Stone & Webster lease is $4,533,056.

         SYSCO is the largest marketer and distributor of foodservice products in North America. SYSCO operates from 101 distribution facilities and provides its products and services to about 356,000 restaurants and other users across the United States and portions of Canada. SYSCO reported a net worth, as of December 29, 2001, of approximately $2.2 billion.

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         The SYSCO lease commenced in October 1998 and expires in September
2008. The current annual base rent payable for the SYSCO lease is $2,130,320.

         The average effective annual rental rate per square foot at the Stone & Webster Building was $22.41 for 2001 and $22.56 for 2000, the first year of ownership.

         Motorola Plainfield Building

         Wells OP purchased the Motorola Plainfield Building on November 1, 2000 for a purchase price of $33,648,156. The Motorola Plainfield Building, which was built in 1976, is a three-story office building containing 236,710 rentable square feet located in South Plainfield, New Jersey.

         The Motorola Plainfield Building is leased to Motorola. Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions, including software-enhanced wireless telephones, two-way radios and digital and analog systems and set-top terminals for broadband cable television operators. Motorola reported a net worth, as of December 31, 2001, of approximately $13.7 billion.

         The Motorola lease commenced in November 2000 and expires in October 2010. Motorola has the right to extend the Motorola lease for two additional five-year periods of time for a base rent equal to the greater of (1) base rent for the immediately preceding lease year, or (2) 95% of the then-current "fair market rental rate." The current annual base rent payable for the Motorola lease is $3,324,428. The average effective annual rental rate per square foot at the Motorola Plainfield Building was $14.54 for 2001 and 2000, the first year of ownership.

         The Motorola lease grants Motorola a right of first refusal to purchase the Motorola Plainfield Building if Wells OP attempts to sell the property during the term of the lease. Additionally, Motorola has an expansion right for an additional 143,000 rentable square feet. Upon completion of the expansion, the term of the Motorola lease shall be extended an additional 10 years after Motorola occupies the expansion space. The base rent for the expansion space shall be determined by the construction costs and fees for the expansion. The base rent for the original building for the extended 10-year period shall be the greater of (1) the then-current base rent, or (2) 95% of the then-current fair market rental rate.

         Quest Building

         The VIII-IX Joint Venture purchased the Quest Building on January 10, 1997 for a purchase price of $7,193,000. On July 1, 2000, the VIII-IX Joint Venture contributed the Quest Building to the VIII-IX-REIT Joint Venture. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.") The Quest Building, which was built in 1984 and refurbished in 1996, is a two-story office building containing 65,006 rentable square feet located in Irvine, California.

         The Quest Building is currently leased to Quest Software, Inc. (Quest). Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients. Quest was established in April 1987 to develop and market software products to help insure uninterrupted, high performance access to enterprise and custom computing applications and databases. Quest reported a net worth, as of September 30, 2001, of approximately $449 million.

         The Quest lease commenced in June 2000 and expires in January 2004. The annual base rent payable for the remaining portion of the initial lease term is $1,287,119. Quest has the right to extend the

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lease for two additional one-year periods of time at an annual base rent of
$1,365,126. The average effective rental rate per square foot at the Quest Building was $18.58 for 2001, $13.72 for 2000, and $10.11 for 1999, the first year of ownership.

         Delphi Building

         Wells OP purchased the Delphi Building on June 29, 2000 for a purchase price of $19,800,000. The Delphi Building, which was built in 2000, is a three-story office building containing 107,193 rentable square feet located in Troy, Michigan.

         The Delphi Building is leased to Delphi Automotive Systems LLC (Delphi
LLC). Delphi LLC is a wholly-owned subsidiary of Delphi Automotive Systems Corporation (Delphi), formally the Automotive Components Group of General Motors, which was spun off from General Motors in May 1999. Delphi is the world's largest automotive components supplier and sells its products to almost every major manufacturer of light vehicles in the world. Delphi reported a net worth as of September 30, 2001 of approximately $3.3 billion.

         The Delphi lease commenced in May 2000 and expires in April 2007. Delphi LLC has the right to extend the Delphi lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The current annual base rent payable for the Delphi lease is $1,901,952. The average effective annual rental rate per square foot at the Delphi Building was $17.58 for 2001 and $17.11 for 2000, the first year of ownership.

         Avnet Building

         Wells OP purchased the Avnet Building on June 12, 2000 for a purchase price of $13,250,000. The Avnet Building, which was built in 2000, is a two-story office building containing 132,070 rentable square feet located in Tempe, Arizona. The Avnet Building is subject to a first priority mortgage in favor of SouthTrust Bank, N.A. (SouthTrust) securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

         The Avnet Building is leased to Avnet, Inc. (Avnet). Avnet is a Fortune 300 company and one of the world's largest industrial distributors of electronic components and computer products, including microprocessors, semi-conductors and electromechanical devices, serving customers in 60 countries. Additionally, Avnet sells products of more than 100 of the world's leading component manufacturers to customers around the world. Avnet reported a net worth, as of June 29, 2001, of approximately $2.4 billion.

         The Avnet lease commenced in May 2000 and expires in April 2010. Avnet has the right to extend the Avnet lease for two additional five-year periods of time. The yearly rent payable for the first three years of each extension period will be at the current fair market rental rate at the end of the preceding term. The yearly rent payable for the fourth and fifth years of each extension period will be the then-current fair market rental rate at the end of the preceding term multiplied by a factor of 1.093. The current annual base rent payable for the Avnet lease is $1,516,164.

         Avnet has a right of first refusal to purchase the Avnet Building if Wells OP attempts to sell the Avnet Building. Avnet also has an expansion option. Wells OP has the option to undertake the expansion or allow Avnet to undertake the expansion at its own expense, subject to certain terms and conditions.

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         The Avnet ground lease commenced in April 1999 and expires in September
2083. Wells OP has the right to terminate the Avnet ground lease prior to the expiration of the 30th year. The current annual ground lease payment pursuant to the Avnet ground lease is $230,777. The average effective annual rental rate per square foot at the Avenet Building was $11.48 for 2001 and $11.41 for 2000, the first year of ownership.

         Siemens Building

         The XII-REIT Joint Venture purchased the Siemens Building on May 10, 2000 for a purchase price of $14,265,000. The Siemens Building, which was built in 2000, is a three-story office building containing 77,054 rentable square feet located in Troy, Michigan.

         The Siemens Building is leased to Siemens Automotive Corporation (Siemens). Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world's second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers. Siemens AG reported a net worth, as of September 30, 2001, of approximately $23.8 billion euros (or approximately US $21 billion).

         The Siemens lease commenced in January 2000 and expires in August 2010. Siemens has the right to extend the Siemens lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The current annual base rent payable for the Siemens lease is $1,374,643. The average effective annual rental rate per square foot at the Siemens Building was $19.01 for 2001 and 2000, the first year of ownership.

         Siemens has a one-time right to cancel the Siemens lease effective after the 90th month of the lease term if Siemens pays a cancellation fee to the XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

         Motorola Tempe Building

         Wells OP purchased the Motorola Tempe Building on March 29, 2000 for a purchase price of $16,000,000. The Motorola Tempe Building, which was built in 1998, is a two-story office building containing 133,225 rentable square feet in Tempe, Arizona. The Motorola Tempe Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

         The Motorola Tempe Building is leased to Motorola, Inc. (Motorola). The Motorola Tempe Building is occupied by Motorola's Satellite Communications Division (SATCOM). SATCOM is a worldwide developer and manufacturer of space and ground communications equipment and systems. SATCOM is the prime contractor for the Iridium System and is primarily engaged in computer design and development functions.

         The Motorola lease commenced in August 1998 and expires in August 2005. Motorola has the right to extend the Motorola lease for four additional five-year periods of time at the then-prevailing market rental rate. The current annual rent payable under the Motorola lease is $1,843,834. The average effective annual rental rate per square foot at the Motorola Building was $13.84 for 2001 and $13.77 for 2000, the first year of ownership.

         The Motorola Tempe Building is subject to a ground lease that commenced in November 1997 and expires in December 2082. Wells OP has the right to terminate the Motorola ground lease prior to the

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expiration of the 30/th/ year and prior to the expiration of each subsequent
10-year period thereafter. The current annual ground lease payment pursuant to the Motorola ground lease is $243,825.

     ASML Building

     Wells OP purchased the ASML Building on March 29, 2000 for a purchase price of $17,355,000. The ASML Building, which was built in 2000, is a two-story office and warehouse building containing 95,133 rentable square feet located in Tempe, Arizona. The ASML Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The ASML Building is leased to ASM Lithography, Inc. (ASML). ASML is a wholly-owned subsidiary of ASM Lithography Holdings NV (ASML Holdings), a Dutch multi-national corporation that supplies lithography systems used for printing integrated circuit designs onto very thin disks of silicon, commonly referred to as wafers. These systems are supplied to integrated circuit manufacturers throughout the United States, Asia and Western Europe. ASML Holdings reported a net worth, as of December 31, 2001, of approximately $1.1 billion.

     The ASML lease commenced in June 1998 and expires in June 2013. The current annual base rent payable under the ASML lease is $1,927,788. ASML has an expansion option which allows ASML the ability to expand the building into at least an additional 30,000 rentable square feet, to be constructed by Wells OP. If the expansion option exercised is for less than 30,000 square feet, Wells OP may reject the exercise at its sole discretion. In the event that ASML exercises its expansion option after the first five years of the initial lease term, such lease term will be extended to 10 years from the date of such expansion. The average effective annual rental rate per square foot at the ASML Building was $20.26 for 2001 and $20.17 for 2000, the first year of ownership.

     The ASML Building is subject to a ground lease that commenced in August 1997 and expires in December 2082. Wells OP has the right to terminate the ASML ground lease prior to the expiration of the 30th year, and prior to the expiration of each subsequent 10-year period thereafter. The current annual ground lease payment pursuant to the ASML ground lease is $186,368.

     Dial Building

     Wells OP purchased the Dial Building on March 29, 2000 for a purchase price of $14,250,000. The Dial Building, which was built in 1997, is a two-story office building containing 129,689 rentable square feet located in Scottsdale, Arizona. The Dial Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Dial Building is leased to Dial Corporation (Dial). Dial currently has its headquarters in the Dial Building and is one of the leading consumer product manufacturers in the United States. Dial's brands include Dial soap, Purex detergents, Renuzit air fresheners, Armour canned meats, and a variety of other leading consumer products. Dial reported a net worth, as of December 31, 2001, of approximately $74.5 million.

     The Dial lease commenced in August 1997 and expires in August 2008. Dial has the right to extend the Dial lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The annual rent payable for the initial term of the Dial lease is $1,387,672. The average effective annual rental rate per square foot at the Dial Building was $10.70 for 2001 and $10.65 for 2000, the first year of ownership.

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     Metris Tulsa Building

     Wells OP purchased the Metris Tulsa Building on February 11, 2000 for a purchase price of $12,700,000. The Metris Tulsa Building, which was built in 2000, is a three-story office building containing 101,100 rentable square feet located in Tulsa, Oklahoma.

     The Metris Tulsa Building is leased to Metris Direct, Inc. (Metris). See the property description for the Metris Minnesota Building above for a detailed description of Metris.

     The Metris lease commenced in February 2000 and expires in January 2010. Metris has the right to extend the Metris lease for two additional five-year periods of time. The monthly base rent payable for the renewal terms of the Metris lease shall be equal to the then-current market rate. The current annual base rent payable for the Metris lease is $1,187,925. The average effective annual rental rate per square foot at the Metris Tulsa Building was $11.75 for 2001 and 2000, the first year of ownership.

     Cinemark Building

     Wells OP purchased the Cinemark Building on December 21, 1999 for a purchase price of $21,800,000. The Cinemark Building, which was built in 1999, is a five-story office building containing 118,108 rentable square feet located in Plano, Texas. The Cinemark Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 65,521 rentable square feet (56%) of the Cinemark Building, and The Coca-Cola Company (Coca-Cola) occupies the remaining 52,587 (44%) rentable square feet of the Cinemark Building.

     Cinemark, a privately owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico and Peru. Cinemark reported a net worth, as of December 31, 2001, of approximately $25.3 million.

     The Cinemark lease commenced in December 1999 and expires in December 2009. Cinemark has the right to extend the Cinemark lease for two additional five-year periods of time. The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then-current market rate. Cinemark has a right of first refusal to lease any of the remaining rentable area of the Cinemark Building that subsequently becomes vacant. The current annual base rent payable for the Cinemark lease is $1,366,491.

     Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company's flagship brand, and over 160 other soft drink brands in nearly 200 countries around the world. Coca-Cola reported a net worth, as of December 31, 2001, of approximately $11.4 billion.

     The Coca-Cola lease commenced in December 1999 and expires in November 2006. Coca-Cola has the right to extend the lease for two additional five-year periods of time. The current annual base rent payable for the Coca-Cola lease is $1,354,184. The average effective annual rental rate per square foot at the Cinemark Building was $22.67 for 2001 and $22.16 for 2000, the first year of ownership.

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     Gartner Building

     The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. The Gartner Building, which was built in 1998, is a two-story office building containing 62,400 rentable square feet located in Fort Myers, Florida.

     The Gartner Building is currently leased to The Gartner Group, Inc. (Gartner). The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner is one of the world's leading independent providers of research and analysis related to information and technology solutions. Gartner has over 80 locations worldwide and over 12,000 clients.

     The Gartner lease commenced in February 1998 and expires in January 2008. Gartner has the right to extend the lease for two additional five-year periods of time at a rate equal to the lesser of (1) the prior rate increased by 2.5%, or (2) 95% of the then-current market rate. The current annual base rent payable for the Gartner lease is $830,656. The average effective annual rental rate per square foot at the Gartner Building was $13.68 for 2001, 2000, and 1999, the first year of ownership.

     Marconi Building

     Wells OP purchased the Marconi Building on September 10, 1999 for a purchase price of $32,630,940. The Marconi Building, which was built in 1991, is a two-story office, assembly and manufacturing building containing 250,354 rentable square located in Wood Dale, Illinois. The Marconi Building is subject to a first priority mortgage in favor of Bank of America, N.A. (BOA) securing the BOA loan, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Marconi Building is leased to Marconi Data Systems, Inc. Marconi Data Systems, Inc. (Marconi) is the world's leading producer of state-of-the-art industrial ink jet marking and coding products. The Marconi lease is guaranteed by GEC Incorporated, a wholly-owned subsidiary of Marconi, p.l.c. (formerly known as General Electric Company, p.l.c.), a publicly traded United Kingdom corporation that ranks among the largest electronic system and equipment manufacturers in the world.

     The Marconi lease commenced in November 1991 and expires in November 2011. Marconi has the right to extend the Marconi lease for one additional five-year period of time. The current annual base rent payable for the Marconi lease is $3,376,746. The average effective annual rental rate per square foot at the Marconi Building was $13.23 for 2001 and $13.18 for 2000 and 1999, the first year of ownership.

     Johnson Matthey Building

     The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building, which was built in 1973 and refurbished in 1998, is a 130,000 square foot research and development, office and warehouse building located in Wayne, Pennsylvania.

     The Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). Johnson Matthey is a wholly-owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people. Johnson Matthey reported a net worth, as of March 31, 2001, of approximately $1.2 billion.

     The Johnson Matthey lease commenced in July 1998 and expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three-year periods of time at the then-current fair

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market rent. Johnson Matthey has a right of first refusal to purchase the
Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The current annual base rent payable under the Johnson Matthey lease is $828,750. The average effective annual rental rate per square foot at the Johnson Matthey Building was $6.67 for 2001, 2000, and 1999, the first year of ownership.

     Alstom Power Richmond Building

     Wells REIT, LLC - VA I (Wells LLC - VA), a limited liability company wholly-owned by Wells OP, purchased a 7.49 acre tract of land on July 22, 1999 for a purchase price of $936,250 and completed construction of the Alstom Power Richmond Building at an aggregate cost of approximately $11,400,000, including the cost of the land. The Alstom Power Richmond Building, which was built in 2000, is a four-story brick office building containing 99,057 gross square feet located in Midlothian, Virginia.

     Wells OP originally obtained a construction loan from SouthTrust in the maximum principal amount of $9,280,000 to fund the development and construction of the Alstom Power Richmond Building. This loan, which is more specifically detailed in the "Real Estate Loans" section of this prospectus, was converted to a line of credit and is secured by a first priority mortgage against the Alstom Power Richmond Building, an assignment of the landlord's interest in the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank.

     The Alstom Power Richmond Building is leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999, merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of March 31, 2001, of approximately $2.1 billion euros (or approximately US $1.85 billion).

     The Alstom Power Richmond lease commenced in July 2000 and expires in July 2007. Alstom Power has the right to extend the lease for two additional five-year periods of time at the then-current market rental rate. The current annual base rent payable for the Alstom Power lease is $1,213,324. The average effective annual rental rate per square foot at the Alstom Power-Richmond Building was $12.92 for 2001 and $13.53 for 2000, the first year of ownership.

     Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date and Alstom Power will be required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at an annual rate of 10%.

     Sprint Building

     The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. The Sprint Building, which was built in 1992, is a three-story office building containing 68,900 rentable square feet.

     The Sprint Building is leased to Sprint Communications Company L.P. (Sprint). Sprint is the nation's third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint reported a net worth, as of December 31, 2001, of approximately $12.6 billion.

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     The Sprint lease commenced in May 1997 and expires in May 2007, subject to
Sprint's right to extend the lease for two additional five-year periods of time. The annual base rent payable under the Sprint lease is $999,048 through May 18, 2002, and $1,102,404 for the remainder of the lease term. The monthly base rent payable for each extended term of the Sprint lease will be equal to 95% of the then-current market rental rate. The average effective annual rental rate per square foot at the Sprint Building was $15.45 for 2001, $15.44 for 2000 and 1999, the first year of ownership.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

     Sprint also has an expansion option for an additional 20,000 square feet of office space. If Sprint exercises an expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     EYBL CarTex Building

     The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000. The EYBL CarTex Building, which was built in the 1980's, is a manufacturing and office building consisting of a total of 169,510 square feet located in Fountain Inn, South Carolina.

     The EYBL CarTex Building is leased to EYBL CarTex, Inc. (EYBL CarTex). EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. EYBL International reported a net worth, as of September 30, 2001, of approximately $47.1 billion euros (or approximately US $41.5 billion).

     The EYBL CarTex lease commenced in March 1998 and expires in February 2008, subject to EYBL CarTex's right to extend the lease for two additional five-year periods of time. The monthly base rent payable for each extended term of the lease will be equal to the fair market rent. In addition, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. The current annual base rent payable under the EYBL CarTex lease is $550,908. The average effective annual rental rate per square foot at the EYBL CarTex Building was $3.31 for 2001, 2000 and 1999, the first year of ownership.

     Matsushita Building

     Wells OP completed construction of the Matsushita Building at an aggregate cost of $18,431,206, including the cost of the land. The Matsushita Building, which was built in 2000, is a two-story office building containing 144,906 rentable square feet. Wells OP purchased an 8.8 acre tract of land on March 15, 1999, for a purchase price of $4,450,230.

     The Matsushita Building is leased to Matsushita Avionics Systems Corporation (Matsushita Avionics). Matsushita Avionics is a wholly-owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Electric, a guarantor of the Matsushita lease, is a wholly-owned subsidiary of Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company

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which is the world's largest consumer electronics manufacturer. Matsushita
Industrial reported a net worth, as of September 30, 2001, of approximately $30 billion.

     The Matsushita lease commenced in January 2000 and expires in January 2007. Matsushita Avionics has the option to extend the initial term of the Matsushita lease for two successive five-year periods at a rate of 95% of the stated rental rate. The monthly base rent during the option term shall be adjusted upward at the beginning of the 24/th/ and 48/th/ month of each option term by an amount equal to 6% of the monthly base rent payable immediately preceding such period. The current annual base rent payable for the Matsushita lease is $2,005,464. The average effective annual rental rate per square foot at the Matsushita Building was $13.23 for 2001 and $12.80 for 2000, the first year of ownership.

     AT&T Pennsylvania Building

     Wells OP purchased the AT&T Pennsylvania Building on February 4, 1999 for a purchase price of $12,291,200. The AT&T Pennsylvania Building, which was built in 1998, is a four-story office building containing 81,859 rentable square feet located in Harrisburg, Pennsylvania.

     The AT&T Pennsylvania Building is leased to Pennsylvania Cellular Telephone Corp. (Pennsylvania Telephone), a subsidiary of AT&T Corp. (AT&T), and the obligations of Pennsylvania Telephone under the Pennsylvania Telephone lease are guaranteed by AT&T. AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. AT&T reported a net worth, as of December 31, 2001, of approximately $51.7 billion.

     The Pennsylvania Telephone lease commenced in November 1998 and expires in November 2008. Pennsylvania Telephone has the option to extend the initial term of the Pennsylvania Telephone lease for three additional five-year periods and one additional four year and 11-month period. The annual base rent for each extended term under the lease will be equal to 93% of the fair market rent. The fair market rent shall be multiplied by the fair market escalator (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. The current annual base rent payable for the Pennsylvania Telephone lease is $1,442,116. The average effective annual rental rate per square foot at the AT&T Pennsylvania Building was $16.65 for 2001, and $16.69 for 2000 and 1999, the first year of ownership.

     In addition, the Pennsylvania Telephone lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Pennsylvania Telephone lease.

     PwC Building

     Wells OP purchased the PwC Building on December 31, 1998 for a purchase price of $21,127,854. The PwC Building, which was built in 1998, is a four-story office building containing 130,091 rentable square feet located in Tampa, Florida. Wells OP purchased the PwC Building subject to

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a loan from SouthTrust. The SouthTrust loan, which is more particularly described in the "Real Estate Loans" section of this prospectus, is secured by a first priority mortgage against the PwC Building.

     The PwC Building is leased to PricewaterhouseCoopers (PwC). PwC provides a full range of business advisory services to leading global, national and local companies and to public institutions.

     The PwC lease commenced in December 1998 and expires in December 2008, subject to PwC's right to extend the lease for two additional five-year periods of time. The current annual base rent payable under the PwC lease is $2,093,382. The base rent escalates at the rate of 3% per year throughout the 10-year lease term. In addition, PwC is required to pay a "reserve" of $13,009 ($0.10 per square foot) as additional rent. The average effective annual rental rate per square foot at the PwC Building was $16.98 for 2001, 2000, and 1999, the first year of ownership.

     The annual base rent for each renewal term under the lease will be equal to the greater of (1) 90% of the then-current market rent rate for such space multiplied by the rentable area of the leased premises, or (2) 100% of the base rent paid during the last lease year of the initial term, or the then-current renewal term.

     In addition, the PwC lease contains an option to expand the premises to include a second three or four-story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PwC, will require Wells OP to expend funds necessary to construct the expansion building. PwC may exercise its expansion option at any time prior to the expiration of the initial term of the PwC lease.

     If PwC elects to exercise its expansion option, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. In the event that PwC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PwC lease, PwC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PwC properly exercises its purchase option, PwC must simultaneously deliver a deposit in the amount of $50,000.

     Fairchild Building

     The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. The Fairchild Building, which was built in 1985, is a two-story manufacturing and office building containing 50,756 rentable square feet located in Fremont, Alameda County, California.

     The Fairchild Building is leased to Fairchild Technologies U.S.A., Inc. (Fairchild). Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp), the largest aerospace fastener and fastening system manufacturer and one of the largest independent aerospace parts distributors in the world. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp. Fairchild Corp. reported a net worth, as of December 30, 2001, of approximately $403 million.

     The Fairchild lease commenced in December 1997 and expires in November 2004, subject to Fairchild's right to extend the Fairchild lease for an additional five-year period. The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then-fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. The current annual base rent payable under the Fairchild lease is $920,144. The average effective annual

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rental rate per square foot at the Fairchild Building was $15.46 for 2001, 2000, and 1999, the first year of ownership.

     Cort Furniture Building

     The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. The Cort Furniture Building, which was built in 1975, is a one-story office, showroom and warehouse building containing 52,000 rentable square feet located in Fountain Valley, California.

     The Cort Furniture Building is leased to Cort Furniture Rental Corporation
(Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. Cort is a wholly-owned subsidiary of Cort Business Services Corporation, a company whose shares are traded on the NYSE (Cort Business Services). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services.

     The Cort lease commenced in November 1988 and expires in October 2003. Cort has an option to extend the Cort lease for an additional five-year period of time at 90% of the then-fair market rental value, but will be no less than the rent in the 15th year of the Cort lease. The current annual base rent payable under the Cort lease is $834,888 for the remainder of the lease term. The average effective annual rental rate per square foot at the Cort Building was $15.30 for 2001, 2000, and 1999, the first year of ownership.

     Iomega Building

     Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and on July 1, 1998, contributed the Iomega Building to the IX-X-XI-REIT Joint Venture. The Iomega Building is a warehouse and office building with 108,250 rentable square feet located in Ogden, Utah.

     The Iomega Building is leased to Iomega Corporation (Iomega). Iomega, a company whose shares are traded on the NYSE, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported a net worth, as of December 31, 2001, of approximately $378.9 million.

     The Iomega lease commenced in August 1996 and expires in April 2009. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term. The current annual base rent payable under the Iomega lease is $659,868. The average effective annual rental rate per square foot at the Iomega Building was $6.22 for 2001 and 2000, and $5.18 for 1999, the first year of ownership.

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

     Interlocken Building

     The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. The Interlocken Building, which was built in 1996, is a three-story multi-tenant office building containing 51,974 rentable square feet located in Broomfield, Colorado. The aggregate current annual base rent payable for all tenants of the Interlocken Building is $849,744. The average effective annual rental rate per square foot at the Interlocken Building was $16.12 for 2001, $16.23 for 2000, and $15.97 for 1999, the first year of ownership.

     Ohmeda Building

     The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. The Ohmeda Building, which was built in 1988, is a two-story office building containing 106,750 rentable square feet located in Louisville, Colorado.

     The Ohmeda Building is leased to Ohmeda, Inc. (Ohmeda). Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. On April 13, 1998, Instrumentarium Corporation, a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

     The Ohmeda lease expires in January 2005, subject to Ohmeda's right to extend the Ohmeda lease for two additional five-year periods of time. The current annual base rent payable under the Ohmeda lease is $1,004,520. The average effective annual rental rate per square foot at the Ohmeda Building was $9.62 for 2001, 2000, and 1999, the first year of ownership.

     The Ohmeda lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space.

     Alstom Power Knoxville Building

     Wells Fund IX purchased the land and constructed the Alstom Power Knoxville Building. The Alstom Power Knoxville Building, which was built in 1997, is a three-story multi-tenant steel-framed office building containing 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX contributed the Alstom Power Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution.

     The Alstom Power Knoxville Building is currently leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999 merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of March 31, 2001, of approximately $2.1 billion euros (or approximately US $1.85 billion).

     As security for Alstom Power's obligations under its lease, Alstom Power has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Alstom Power Knoxville lease. The letter of credit maintained by Alstom Power is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date, at which time it will be reduced by $1,000,000 each year until the end of the lease term.

     The Alstom Power Knoxville lease commenced in January 1998 and expires in November 2007. The current annual base rent for the Alstom Power Knoxville lease is $1,106,520. The average effective annual rental rate per square foot at the Alstom Power Building was $13.83 for 2001, $14.05 for 2000, and $11.82 for 1999, the first year of ownership.

     Alstom Power has an option to terminate the Alstom Power Knoxville lease as of the seventh anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay to the IX-X-XI-REIT Joint Venture a termination payment. We currently anticipate that the termination payment that is required to be paid by Alstom Power in the event it exercises its option to terminate the Alstom Power Knoxville lease on the seventh anniversary would be approximately $1,800,000 based upon certain assumptions.

     Avaya Building

     The Avaya Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276. The Avaya Building, which was built in 1998, is a one-story office building containing 57,186 rentable square feet located in Oklahoma City, Oklahoma.

     The Avaya Building is leased to Avaya, Inc. (Avaya), the former Enterprise Networks Group of Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies, the former tenant, assigned the lease to Avaya on September 30, 2000. Lucent Technologies, which was not released from its obligations to pay rent under the lease, is a telecommunications company which was spun off by AT&T in April 1996. Avaya reported a net worth, as of December 31, 2001, of approximately $452 million. Lucent reported a net worth, as of September 29, 2001, of approximately $1.86 billion.

     The Avaya lease commenced in January 1998 and expires in January 2008. The current annual base rent payable under the Avaya lease is $536,977. The average effective annual rental rate per square foot at the Avaya Building was $10.19 for 2001, 2000, 1999 and 1998, the first year of ownership. Under the Avaya lease, Avaya also has an option to terminate the Avaya lease on the seventh anniversary of the rental commencement date. If Avaya elects to exercise its option to terminate the Avaya lease, Avaya would be required to pay a termination payment anticipated to be approximately $1,339,000.

Property Management Fees

     Wells Management, our Property Manager, has been retained to manage and lease all of our properties. Except as set forth below, we pay management and leasing fees to Wells Management in an amount equal to the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

     Wells Management has also been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture and the VIII-IX-REIT Joint Venture. While both Wells Fund XI and the Wells REIT are authorized to pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund VIII, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Accordingly, a portion of the gross revenues of these joint ventures will be subject to a

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

6% management and leasing fee and a portion of gross revenues will be subject to a 4.5% management and leasing fee based upon the respective ownership percentages of the joint venture partners in each of these two joint ventures.

         Wells Management also received or will receive a one-time initial lease-up fee equal to the first month's rent for the leasing of the Alstom Power Knoxville Building, the Avaya Building, the Matsushita Building, the Alstom Power Richmond Building, and the Nissan Project.

Real Estate Loans

         SouthTrust Loans

         Wells OP has established various secured lines of credit with SouthTrust Bank, N.A. (SouthTrust) whereby SouthTrust has agreed to lend an aggregate amount of up to $72,140,000 in connection with its purchase of real properties. The interest rate on each of these separate lines of credit is an annual variable rate equal to the London InterBank Offered Rate (LIBOR) for a 30-day period plus 175 basis points. Wells OP will be charged an advance fee of 0.125% of the amount of each advance. As of ____________, 2002, the interest rate on each of the SouthTrust lines of credit was _____% per annum.

         The $32,393,000 SouthTrust Line of Credit

         The $32,393,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Cinemark Building, the Dial Building and the ASML Building. As of ____________, 2002, the outstanding principal balance on the $32,393,000 SouthTrust line of credit was
_____________.

         The $12,844,000 SouthTrust Line of Credit

         The $12,844,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by a first priority mortgage against the PwC Building. As of _____________, 2002, the outstanding principal balance on the $12,844,000 SouthTrust line of credit was __________________.

         The $19,003,000 SouthTrust Line of Credit

         The $19,003,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Avnet Building and the Motorola Tempe Building. As of ____________, 2002, the outstanding principal balance on the $19,003,000 SouthTrust line of credit was _____________.

         The $7,900,000 SouthTrust Line of Credit

         Wells LLC - VA originally obtained a loan from SouthTrust Bank, N.A. in connection with the acquisition, development and construction of the Alstom Power Richmond Building. After completion of construction, SouthTrust converted the construction loan into a separate line of credit in the maximum principal amount of up to $7,900,000. This SouthTrust line of credit requires payments of interest only and matures on June 10, 2002. The $7,900,000 SouthTrust line of credit is secured by a first priority mortgage against the Alstom Power Richmond Building, the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank. As of _____________, 2002, the outstanding principal balance on the $7,900,000 SouthTrust line of credit was $_______________.

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

         BOA Line of Credit

         Wells OP established a secured line of credit in the amount of $85,000,000 with Bank of America, N.A. (BOA Line of Credit) in connection with its purchase of real properties. The interest rate on the BOA Line of Credit as an annual variable rate equal to LIBOR for a 30-day period plus 180 basis points. The BOA Line of Credit requires monthly payments of interest only and matures on May 11, 2002. As of __________, 2002, the interest rate on the BOA Line of Credit was ___% per annum. The BOA Line of Credit is secured by first priority mortgages against the Marconi Building, the AT&T Pennsylvania Building, the Motorola Tempe Building, the Matsushita Building, the Metris Tulsa Building and the Delphi Building. As of _________________, 2002, the outstanding principal balance on the BOA Line of Credit was ______________.

         BOA Construction Loan

         Wells OP obtained a construction loan in the amount of $34,200,000 from Bank of America, N.A. (BOA Loan), to fund the construction of a building on the Nissan Property located in Irving, Texas. The loan requires monthly payments of interest only and matures on July 30, 2003. The interest rate on the loan is fixed at 5.91%. As of ______________, 2002, the outstanding principal balance on the BOA Loan was $___________. The BOA Loan is secured by a first priority mortgage on the Nissan Property.

                             Selected Financial Data

         The Company commenced active operations when it received and accepted subscriptions for a minimum of 125,000 shares on June 5, 1998. The following sets forth a summary of the selected financial data for the fiscal year ended December 31, 2001, 2000 and 1999.

                                             2001         2000         1999
                                         ------------ ------------ ------------
   Total assets                          $753,224,519 $398,550,346 $143,852,290
   Total revenues                          49,308,802   23,373,206    6,495,395
   Net income                              21,723,967    8,552,967    3,884,649
   Net income allocated to Stockholders 21,723,967 8,552,967 3,884,649 Earning per share:
   Basic and diluted                     $       0.43 $       0.40 $       0.50
   Cash distributions                            0.76         0.73         0.70


   Management's Discussion and Analysis of Financial Condition and Results of
                                   Operations

         The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

Forward Looking Statements

         This section and other sections in the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. (See generally "Risk Factors.")

         We have made an election under Section 856 (c) of the Internal Revenue Code (Code) to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to Federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially, adversely affect our net income. However, we believe that we are organized and operate in a manner, which has enabled us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2001. In addition, we intend to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

General

         During the fiscal year ended December 31, 2001, we received aggregate gross offering proceeds of $522,516,620 from the sale of 52,251,662 shares of our common stock. After payment of $18,143,307 in acquisition and advisory fees and acquisition expenses, payment of $58,387,809 in selling commissions and organization and offering expenses, and common stock redemptions of $4,137,427 pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $441,848,077 during 2001.

         As of December 31, 2001, we had received aggregate gross offering proceeds of approximately $837,614,690 from the sale of 83,761,469 shares of our common stock to 84,002 investors. After payment of $29,122,286 in acquisition and advisory fees and acquisition expenses, payment of $98,125,735 in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $642,106,041 in property acquisitions, and common stock redemptions of $5,550,396 pursuant to our share redemption program, we held net offering proceeds of $62,711,000 available for investment in properties, as of December 31, 2001. As of March 25, 2002, we had received aggregate gross offering proceeds of approximately $1,079,159,524 from the sale of 107,915,952 shares of our common stock to 27,809 investors.

         The net increase in cash and cash equivalents during 2001, as compared to 2000, is primarily the result of raising $522,516,620 in capital contributions from the sale of 52,251,662 shares of common stock, offset by the acquisition of nine properties during 2001, and the payment of acquisition and advisory fees and acquisition expenses, commissions, organization and offering costs and capital contributions to joint ventures.

         As of December 31, 2001, we owned interests in 39 real estate properties either directly or through interests in joint ventures. These properties are generating operating cash flow sufficient to cover our operating expenses and pay dividends to our stockholders. We pay dividends on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares. Dividends declared during 2001 and 2000 totaled $.76 per share and $.73 per share, respectively. Although we can make no assurance, we anticipate that dividend distributions to stockholders will continue in 2002 at a level at least comparable with 2001 dividend distributions.

         Dividends to be distributed to the stockholders are determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.

Cash Flows From Operating Activities

         Our net cash provided by operating activities was $42,349,342 for 2001, $7,319,639 for 2000 and $4,008,275 for 1999. The increase in net cash provided by operating activities was due primarily to the net income generated by properties acquired during 2000 and 2001.

Cash Flows From Investing Activities

         Our net cash used in investing activities was $274,605,735 for 2001, $249,316,460 for 2000 and $105,394,956 for 1999. The increase in net cash used in investing activities was due primarily to investments in properties, directly and through contributions to joint ventures, and the payment of related deferred project costs.

Cash Flows From Financing Activities

         Our net cash provided by financing activities was $303,544,260 for 2001, $243,365,318 for 2000, and $96,337,082 for 1999. The increase in net cash provided by financing activities was due primarily to the raising of additional capital offset by the repayment of notes payable. We raised $522,516,620 in offering proceeds for fiscal year ended December 31, 2001, as compared to $180,387,220 for fiscal year ended December 31, 2000, and $103,169,490 for fiscal year ended December 31, 1999. In addition, we received loan proceeds from financing secured by properties of $110,243,145 and repaid notes payable in the amount of $229,781,888 for fiscal year ended December 31, 2001.

Results of Operations

         As of December 31, 2001, our real estate properties were 100% leased to tenants. Gross revenues were $49,308,802 for the fiscal year ended December 31, 2001, $23,373,206 for fiscal year ended December 31, 2000 and $6,495,395 for fiscal year ended December 31, 1999. Gross revenues for the year ended December 31, 2001, 2000 and 1999 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2001 was primarily attributable to the purchase of additional properties during 2000 and 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $27,584,835 for the year ended December 31, 2001, $14,820,239 for the year ended December 31, 2000 and $2,610,746 for the year ended December 31, 1999. Expenses in 2001, 2000 and 1999 consisted primarily of depreciation, interest expense and management and leasing fees. Our net income also increased from $3,884,649 for fiscal year ended December 31, 1999 to $8,552,967 for fiscal year ended December 31, 2000 to $21,723,967 for the year ended December 31, 2001.

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

Property Operations

The following table summarizes the operations of the joint ventures in which we owned an interest as of December 31, 2001, 2000 and 1999:


                              Total Revenue                       Net Income                  Well REIT's Share of Net Income
                       For Years Ended December 31         For Years Ended December 31          For Years Ended December 31
                    ---------------------------------  ----------------------------------  ------------------------------------
                       2001        2000       1999        2001        2000        1999        2001        2000          1999
                    ----------- ---------- ----------  ----------  ----------  ----------  ----------  ----------   -----------
Fund IX-X-XI-
REIT Joint          $ 4,344,209 $4,388,193 $4,053,042  $2,684,837  $2,669,143  $2,172,244  $   99,649  $   99,177   $  81,501
Venture

Orange County           797,937    795,545    795,545     546,171     568,961     550,952     238,542     248,449     240,585
Joint Venture

Fremont Joint           907,673    902,946    902,946     562,893     563,133     559,174     436,265     436,452     433,383
Venture

Fund XI-XII-REIT
Joint Venture         3,371,067  3,349,186  1,443,503   2,064,911   2,078,556     853,073   1,172,103   1,179,848     488,500

Fund XII-REIT         4,708,467    976,865        N/A   2,611,522     614,250         N/A   1,386,877     305,060         N/A
Joint Venture

Fund VIII-IX-REIT     1,208,724    563,049        N/A     566,840     309,893         N/A      89,779      24,887         N/A
Joint Venture

Fund XIII-REIT          706,373        N/A        N/A     356,355         N/A         N/A     297,745         N/A         N/A
Joint Venture
                   ------------------------------------------------------------------------------------------------------------
                    $16,044,450 $10,975,78 $7,195,036  $8,977,529  $6,803,936  $4,135,443  $ 3,720,96  $2,293,873  $1,243,969
                   ============================================================================================================

Funds from Operations

     Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the perforance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT's definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds from Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

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

The following table reflects the calculation of FFO and AFFO for the three years ended December 31, 2001, 2000, and 1999, respectively:

                                                  December 31,     December 31,     December 31,
                                                      2001             2000             1999
                                                -------------   --------------    -------------
  FUNDS FROM OPERATIONS:
    Net income                                  $  21,723,967   $    8,552,967    $   3,884,649
    Add:
      Depreciation of real assets                  15,344,801        7,743,550        1,726,103
      Amortization of deferred leasing costs          303,347          350,991                0
      Depreciation and amortization -
      unconsolidated partnerships                   3,211,828          852,968          652,167

                                                -------------   --------------    -------------
   Funds from operations (FFO)                     40,583,943       17,500,476        6,262,919

   Adjustments:
     Loan cost amortization                           770,192          232,559            8,921
     Straight line rent                            (2,754,877)      (1,650,791)        (847,814)
     Straight line rent - unconsolidated
        partnerships                                 (543,039)        (245,288)        (140,076)

   Lease acquisition fees paid                              0         (152,500)               0
    Lease acquisition fees paid-
     unconsolidated partnerships                            0           (8,002)            (512)
                                                -------------   --------------    -------------
    Adjusted funds from operations              $  38,056,219   $   15,676,454    $   5,283,438
                                                =============   ==============    =============

   WEIGHTED AVERAGE SHARES:
   BASIC AND DILUTED                               51,081,867       21,616,051        7,769,298
                                                =============   ==============    =============

Inflation

       The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges (CAM), real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

       Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Straight-Lined Rental Revenues

       We recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

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

Operating Cost Reimbursements

       We generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

       We continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Wells REIT nor our joint ventures have recognized impairment losses on real estate assets in 2001, 2000 or 1999.

Deferred Project Costs

       Wells Capital, Inc., our advisor, expects to continue to fund 100% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3.5% of cumulative capital raised (subject to certain overall limitations described in this prospectus) on our behalf. We record acquisition and advisory fees and acquisition expenses by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.5% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

       Our advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to stockholders' equity upon reimbursing our advisor.

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

                            Prior Performance Summary

       The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

       Of the 14 publicly offered real estate limited partnerships in which Leo
F. Wells, III has served as a general partner, 13 of such limited partnerships have completed their respective offerings. These 13 limited partnerships and the year in which each of their offerings was completed are:

      1.      Wells Real Estate Fund I (1986),
      2.      Wells Real Estate Fund II (1988),
      3.      Wells Real Estate Fund II-OW (1988),
      4.      Wells Real Estate Fund III, L.P. (1990),
      5.      Wells Real Estate Fund IV, L.P. (1992),
      6.      Wells Real Estate Fund V, L.P. (1993),
      7.      Wells Real Estate Fund VI, L.P. (1994),
      8.      Wells Real Estate Fund VII, L.P. (1995),
      9.      Wells Real Estate Fund VIII, L.P. (1996),
     10.      Wells Real Estate Fund IX, L.P. (1996),
     11.      Wells Real Estate Fund X, L.P. (1997),
     12.      Wells Real Estate Fund XI, L.P. (1998), and
     13.      Wells Real Estate Fund XII, L.P. (2001).

       In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates sponsored the initial public offering of shares of common stock of the Wells REIT. The initial public offering of the Wells REIT began on January 30, 1998 and was terminated on December 19, 1999. We received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares in our initial public offering.

       We commenced our second public offering of shares of common stock of the Wells REIT on December 20, 1999 and terminated the second offering on December 19, 2000. We received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares in our second public offering.

       We commenced our third public offering of shares of common stock of the Wells REIT on December 20, 2000. As of ____________, 2002, we had received gross proceeds of approximately $________________ from the sale of approximately _________________ shares in our third public offering.

       Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), a public limited partnership. Wells Fund XIII began its offering on March 29, 2001 and, as of ___________, 2002, Wells Fund XIII had raised $_____________ from __________ investors.

       The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

       In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT
Fund). The REIT Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998 and, as of __________, 2002, the REIT Fund had raised $_____________ from ____________ investors.

Publicly Offered Unspecified Real Estate Programs

       Wells Capital and its affiliates have previously sponsored the above listed 13 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIII offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these 14 publicly offered limited partnerships, as of _________, 2002, was approximately $_____________, and the total number of investors in such programs was approximately ____________.

       The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. Substantially all of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII available for investment in real properties have been invested in properties. As of ______________, 2002, approximately ____% of the aggregate gross rental income of the 13 publicly offered programs listed above was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation with a net worth of at least $100,000,000.

       Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. No assurance can be made that the Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

       The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells programs, as of December 31, 2001, was $_______________ of which $___________ (or approximately
____%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately ___% was or will be spent on acquiring or developing office buildings, and approximately ___% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately ____% was or will be spent on new properties, ___% on existing or used properties and ___% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT, Wells Fund XIII and the 13 Wells programs listed above as of ______________, 2002:

       Type of Property        New              Used              Construction
       ----------------        ---              ----              ------------

        Office Buildings       ___%             ____%                  ____%
        Shopping Centers       ___%              ___%                  ____%

       Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .    a three-story medical office building in Atlanta, Georgia;

     .    a commercial office building in Atlanta, Georgia;

     .    a shopping center in Knoxville, Tennessee; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time.

     Wells Fund I has sold the following properties from its portfolio:


                                         %         Net Sale     Taxable
      Date of Sale    Property Name   Ownership    Proceeds       Gain
     -------------------------------------------------------------------------
     Aug. 31, 2000  Peachtree Place      90%       $  633,694    $205,019
     -------------------------------------------------------------------------
     Jan. 11, 2001  Crowe's Crossing    100%       $6,569,000    $ 11,496
     -------------------------------------------------------------------------
     Oct. 1, 2001   Cherokee Commons     24%       $2,037,315    $ 52,461
     -------------------------------------------------------------------------

     Wells Fund I is in the process of marketing its remaining properties for sale.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     . a two-story office building in Charlotte, North Carolina which is currently unoccupied;

     . a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

     .    a combined retail and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time.

         Wells Fund II and Wells Fund II - OW sold the following property from its portfolio in 2001:

         ---------------- ------------------ ----------- ------------- ---------
                                                  %        Net Sale     Taxable
           Date of Sale      Property Name    Ownership    Proceeds      Gain
         ---------------- ------------------ ----------- ------------- ---------
           Oct. 1, 2001    Cherokee Commons     54%       $4,601,723    $111,419
         ---------------- ------------------ ----------- ------------- ---------

         Wells Fund II and Wells Fund II - OW are in the process of marketing their remaining properties for sale.

         Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

         . a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

         . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

         .    a combined retail and office development in Roswell, Georgia;

         .    a two-story office building in Greenville, North Carolina;

         . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

         . a two-story office building in Richmond, Virginia leased to Reciprocal Group.

         The prospectus of Wells Fund III provided that the properties purchased by Wells Fund III would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund III and that they were under no obligation to sell the properties at any particular time. The general partners of Wells Fund III have decided to begin the process of positioning the properties for sale over the next several years.

         Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

         . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

         . a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

         . a two-story office building in Richmond, Virginia leased to Reciprocal Group; and

         .    two two-story office buildings in Stockbridge, Georgia.


         Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $15,664,160 of units of Wells Fund V were treated as Class A Units, and $1,341,860 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

         . a four-story office building in Jacksonville, Florida leased to IBM and CTI;

         .     two two-story office buildings in Stockbridge, Georgia;

         . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

         . restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Ins and Tokyo Japanese Steak; and

         . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

         Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $22,363,610 of units of Wells Fund VI were treated as Class A Units, and $2,636,390 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

         . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

         . restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Ins and Tokyo Japanese Steak;

         .     a restaurant and retail building in Stockbridge, Georgia;

         .     a shopping center in Stockbridge, Georgia;

         . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

         .     a combined retail and office development in Roswell, Georgia;

         . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

         . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

         The prospectus of Wells Fund VI provided that the properties purchased by Wells Fund VI would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund VI and that the general partners were under no obligation to sell the properties at any particular time.

         Wells Fund VI sold its interest in the following property in 2001:

         ---------------- ----------------- ---------- -------------- ----------
                                                 %        Net Sale     Taxable
           Date of Sale     Property Name    Ownership    Proceeds       Gain
         ---------------- ----------------- ---------- --------------  ---------
           Oct. 1, 2001   Cherokee Commons      11%       $903,122     $21,867
         ---------------- ----------------- ---------- --------------  ---------

         Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $20,670,201 of units in Wells Fund VII were treated as Class A Units, and $3,509,973 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

         . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

         .    a restaurant and retail building in Stockbridge, Georgia;

         .    a shopping center in Stockbridge, Georgia;

         .    a combined retail and office development in Roswell, Georgia;

         . a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

         . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

         . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

         .    a retail development in Clayton County, Georgia.

         Wells Fund VII sold its interest in the following property in 2001:

         ---------------- ----------------- ---------- -------------- ----------
                                                 %        Net Sale     Taxable
           Date of Sale    Property Name     Ownership    Proceeds       Gain
         ----------------  ---------------- ---------- --------------  ---------
           Oct. 1, 2001   Cherokee Commons      11%       $903,122     $21,867
         ----------------  ---------------- ---------- --------------  ---------

         Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2001, $28,065,187 of units in Wells Fund VIII were treated as Class A Units, and $3,967,502 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

         . a two-story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

         . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

         . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

         .    a retail development in Clayton County, Georgia;

         . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

         . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

         . a two-story office building in Orange County, California leased to Quest Software, Inc.; and

         . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

         Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $31,364,290 of units in Wells Fund IX were treated as Class A Units, and $3,635,710 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

         . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

         . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

         . a two-story office building in Orange County, California leased to Quest Software, Inc.;

         . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

         . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

         . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

         . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

         .    a three-story office building in Boulder County, Colorado; and

         . one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.

         Certain financial information for Wells Fund IX is summarized below:


--------------------------- ---------------- --------------- ----------------  ---------------- --------------
                                 2001              2000             1999              1998             1997
--------------------------- ---------------- --------------- ----------------  ---------------  --------------
Gross Revenues                $1,874,290         $1,836,768       $1,593,734       $1,561,456      $1,199,300
--------------------------- ---------------- --------------- ----------------  ---------------  --------------
Net Income                    $1,768,474         $1,758,676       $1,490,331       $1,449,955      $1,091,766
--------------------------- ---------------- --------------- ----------------  ---------------  --------------

         Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $23,166,181 of units in Wells Fund X were treated as Class A Units and $3,962,731 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

         . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

         . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

         . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

         .      a three-story office building in Boulder County, Colorado;

         , a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

         . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

         . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

         Certain financial information for Wells Fund X is summarized below:


------------------------------- ---------------- ---------------- --------------- ---------------- ----------------
                                       2001            2000            1999            1998               1997
------------------------------- ---------------- ---------------- --------------- ---------------- ----------------
Gross Revenues                       $1,559,026       $1,557,518      $1,309,281       $1,204,597         $372,507
------------------------------- ---------------- ---------------- --------------- ---------------- ----------------
Net Income                           $1,449,849       $1,476,180      $1,192,318       $1,050,329         $278,025
------------------------------- ---------------- ---------------- --------------- ---------------- ----------------

         Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $13,462,560 of units in Wells Fund XI were treated as Class A Units and $3,070,242 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

         . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

         . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

         . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

         .      a three-story office building in Boulder County, Colorado;

         . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

         . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

         . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

         . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

         . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

         . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

         . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

         Certain financial information for Wells Fund XI is summarized below:

            ---------------- ------------ ------------- ------------- ----------
                                 2001         2000          1999         1998
            ---------------- ------------ ------------- ------------- ----------
            Gross Revenues      $960,676      $975,850      $766,586    $262,729
            ---------------- ------------ ------------- ------------- ----------
            Net Income          $870,350      $895,989      $630,528    $143,295
            ---------------- ------------ ------------- ------------- ----------

         Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,192 representing subscriptions from 1,333 limited partners. $26,888,609 of the gross proceeds were attributable to sales of cash preferred units and $8,722,583 were attributable to sales of tax preferred. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $27,786,067 of units in Wells Fund XII were treated as cash preferred units and $7,825,125 of units were treated as tax preferred units. Wells Fund XII owns interests in the following properties:

         . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

         . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

         . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

         . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.;

         . a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation;

         . a one-story office building and a connecting two-story office building in Oklahoma City, Oklahoma leased to AT&T Corp. and Jordan Associates, Inc.; and

         . a three-story office building in Brentwood, Tennessee leased to Comdata Network, Inc.

         Certain financial information for Wells Fund XII is summarized below:

            ---------------- ------------- ------------- -------------
                                2001         2000          1999
            ---------------- ------------- ------------- -------------
            Gross Revenues     $1,661,194      $929,868      $160,379
            ---------------- ------------- ------------- -------------
            Net Income         $1,555,418      $856,228      $122,817
            ---------------- ------------- ------------- -------------

         Wells Fund XIII began its offering on March 29, 2001. As of __________, 2002, Wells Fund XIII had received gross proceeds of $______________ representing subscriptions from __________ limited partners. $_____________ of the gross proceeds were attributable to sales of cash preferred units and $______________ were attributable to sales of tax preferred units. Wells Fund XIII owns interests in the following properties:

         . a two-story office building in Orange Park, Florida leased to AmeriCredit Financial Services Corporation; and

         . two connected one-story office and assembly buildings in Parker, Colorado leased to Advanced Digital Information Corporation.

         The information set forth above should not be considered indicative of results to be expected from the Wells REIT.

         The foregoing properties in which the above 14 limited partnerships have invested have all been acquired on an all cash basis.

         Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III and Wells Fund XIII.

         Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the sponsors. In addition, upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. We will furnish, without charge, copies of such table upon request.

                        Federal Income Tax Considerations

General

         The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (Non-US Stockholders). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

         We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

         Opinion of Counsel

         Holland & Knight LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to stockholders. It is also the opinion of our counsel that it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2001, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. It must be emphasized that Holland & Knight LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See "Risk Factors - Failure to Qualify as a REIT.")

         The statements made in this section of the prospectus and in the opinion of Holland & Knight LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

         Taxation of the Company

         If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

         Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

         . we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

         . under some circumstances, we will be subject to "alternative minimum tax";

         . if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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         .        if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

         . if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

         .        if we fail to distribute during each year at least the sum of
                  (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

         . if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (Built-In-Gain Rules).

Requirements for Qualification as a REIT

         We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

         Organizational Requirements

         In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

         .        be a domestic corporation;

         . elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

         .        be managed by one or more trustees or directors;

         .        have transferable shares;

         .        not be a financial institution or an insurance company;

         .        use a calendar year for federal income tax purposes;

         . have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

         .        not be closely held.

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         As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 stockholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

         We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See "Taxation of Tax-Exempt Stockholders.")

         Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

         Operational Requirements - Gross Income Tests

         To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

         . At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

         . At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

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         .        The rents we receive or that we are deemed to receive qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

                  . the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person, however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

                  . rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

                  . if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

                  . the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

         Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

         Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

         Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

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         .        our failure to meet these tests was due to reasonable cause and not due to willful neglect;

         . we attach a schedule of our income sources to our federal income tax return; and

         . any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

         Operational Requirements - Asset Tests

         At the close of each quarter of our taxable year, we also must satisfy three tests (Asset Tests) relating to the nature and diversification of our assets.

         . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

         . Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

         . Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities, or securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

         These tests must generally be met for any quarter in which we acquire securities. Further, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the Asset Tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

         Operational Requirements - Annual Distribution Requirement

         In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments).

         While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income

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tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

         Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

         In addition, if we fail to distribute during each calendar year at least the sum of:

         .        85% of our ordinary income for that year;

         . 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

         .        any undistributed taxable income from prior periods;

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

         We intend to make timely distributions sufficient to satisfy this requirement; however, we may possibly experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. We may also possibly be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

         In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may make taxable stock distributions to meet the distribution requirement.

         If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

         As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

         .        we would be required to pay the tax on these gains;

         . stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

         . the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the stockholder's long-term capital gains.

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         In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

         Operational Requirements - Recordkeeping

         In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

         If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See "Risk Factors - Federal Income Tax Risks.")

Sale-Leaseback Transactions

         Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

         The Internal Revenue Service may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the Asset Tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and, consequently, lose our REIT status effective with the year

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of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

         Definition

         In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

         .        is a citizen or resident of the United States;

         . is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

         .        is an estate or trust, the income of which is subject to U.S.
                  federal income taxation regardless of its source; or

         . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

         Distributions Generally

         Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution no later than January 31 of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

         We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

         Capital Gain Distributions

         Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his stock.

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         Passive Activity Loss and Investment Interest Limitations

         Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

         Certain Dispositions of the Shares

         In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

         Information Reporting Requirements and Backup Withholding for U.S. Stockholders

         Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

         . fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

         .        furnishes an incorrect tax identification number;

         . is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

         . under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.


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Treatment of Tax-Exempt Stockholders

         Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income" (UBTI), as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

         In the event that we are deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such stockholders would be required to treat a percentage of the dividend distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we, ourselves, were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective investor in our shares should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

         The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. stockholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

         Income Effectively Connected With a U.S. Trade or Business

         In general, Non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

         The following discussion will apply to Non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.


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         Distributions Not Attributable to Gain From the Sale or Exchange of a
         United States Real Property Interest

         A distribution to a Non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each Non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

         Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

         Distributions to a Non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. stockholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, such distributions are taxed to a Non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a Non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption.

         Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

         Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. stockholders, and remit to the Internal Revenue Service:

         . 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

         .        30% of ordinary income distributions (i.e., dividends paid out
                                                        ----
                  of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the Non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

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         Sale of Our Shares by a Non-U.S. Stockholder

         A sale of our shares by a Non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

         If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. stockholder if the Non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

         Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

         Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

         Additional issues may arise for information reporting and backup withholding for Non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

         We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

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State and Local Taxation

         We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, Wells OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

         The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

         Classification as a Partnership

         We will be entitled to include in our income a distributive share of Wells OP's income and to deduct our distributive share of Wells OP's losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (Check-the-Box-Regulations), an unincorporated U.S. entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

         Even though Wells OP will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests.")

         Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (such as a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Further, even if Wells OP were to be considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

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         We have not requested, and do not intend to request, a ruling from the
Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight LLP is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

         If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT - Operational Requirements - Asset Tests.") In addition, any change in Wells OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP's taxable income.

         Income Taxation of the Operating Partnership and its Partners

         Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP's income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

         Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships

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are required to use a "reasonable method" for allocating items subject to
Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

         Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

         Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP's income and (B) our allocable share of the indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of the indebtedness of Wells OP.

         If the allocation of our distributive share of Wells OP's losses would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such losses will be deferred until such time as the recognition of such losses would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would cause us to reorganize taxable income equal to the amount of such distribution in excess of our adjusted tax basis. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

         Depreciation Deductions Available to the Operating Partnership. Wells OP will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. Wells OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors of such properties.

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         Sale of the Operating Partnership's Property

         Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

         Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the Income Tests for maintaining our REIT status. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Gross Income Tests" above.) We, however, do not presently intend to acquire or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP's trade or business.

                              ERISA Considerations

         The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

         Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

         . whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

         . whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

         . whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders"); and

         .        the need to value the assets of the Benefit Plan annually.

         Under ERISA, a plan fiduciary's responsibilities include the following duties:

         . to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

         .        to invest plan assets prudently;


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         .        to diversify the investments of the plan unless it is clearly prudent not to do so;

         .        to ensure sufficient liquidity for the plan; and

         . to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

         In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be "plan assets" of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

         Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

         . sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

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         .        part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

         .        "freely transferable."

         Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have over 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

         Whether a security is "freely transferable" depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable. "

         In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

         If Wells Capital, our advisor, or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

         If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected" in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

         We have obtained an opinion from Holland & Knight LLP that our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering

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takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

         Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if the Wells REIT, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

         A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

         Unless and until our shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our shares. The methodology to be utilized for determining such estimated share values will be for our advisor to estimate the amount a stockholder would receive if our properties were sold at their estimated fair market values at the end of the fiscal year and the proceeds therefrom (without reduction for selling expenses) were distributed to the stockholders in liquidation. Due to the inordinate expense involved in obtaining annual appraisals for all of our properties, no actual appraisals will be obtained; however, in connection with the advisor's estimated valuations, the advisor will obtain a third party opinion that its estimates of value are reasonable. We will provide our reports to plan fiduciaries and IRA trustees and custodians who identify themselves to us and request this information.

         Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, we will have our advisor prepare estimated valuations utilizing the methodology described above. You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions which may not be accurate or complete. As set forth above, we will not obtain appraisals for our properties and, accordingly, the advisor's estimates

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should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds which would result from an immediate sale of our properties. In addition, property values are subject to change and can always decline in the future. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their valuation and annual reporting responsibilities. Further, we cannot assure you:

         . that the estimated values we obtain could or will actually be realized by us or by stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

         . that stockholders could realize these values if they were to attempt to sell their shares; or

         . that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

                              Description of Shares

         The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to our articles of incorporation.

         Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below.

         As of ____________, 2002, approximately ______________ shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

         The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

         We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

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Preferred Stock

         Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

         An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

         Under Maryland Corporation Law and our articles of incorporation, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments of our articles of incorporation, (2) a liquidation or dissolution of the Wells REIT, (3) a reorganization of the Wells REIT, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, and (5) a termination of our status as a REIT. Accordingly, any provision in our articles of incorporation, including our investment objectives, can be amended by the vote of a majority of our stockholders. Stockholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the stockholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting stockholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting stockholders.

         Wells Capital, as our advisor, is selected and approved annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

         Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

         In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting

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stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

         In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

         In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

         Shares in excess of the ownership limit which are attempted to be transferred will be designated as "shares-in-trust" and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

         At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust, or (2) the market price per share on the date of the transfer or redemption.

         Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event, or
(2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

         The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

         The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly

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tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized.

         Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

         Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following the end of each calendar quarter.

         We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT.")

         Dividends will be declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

         We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

         We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

         You may purchase shares under our dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Amended and Restated Dividend Reinvestment Plan as currently in effect is included as Exhibit B to this prospectus.

         You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the

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plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded.

         If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends held pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

         Prior to the time that our shares are listed on a national securities exchange, stockholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

         If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) change the purchase price for redemptions, or (2) otherwise amend the terms of our share redemption program. In addition, our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason.

         Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Investment Risks.")

         We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when

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redemption is requested, you can (1) withdraw your request for redemption, or
(2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

         Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

         The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission (Commission) under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

         If we terminate, reduce the scope of or otherwise change our share redemption program, we will disclose the changes in reports filed with the Commission.

Restrictions on Roll-Up Transactions

         In connection with any proposed transaction considered a "Roll-up Transaction" involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

         A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

         . a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

         . a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

         In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

         (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

         (2)   one of the following:

              (A) remaining as stockholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

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               (B)  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

          We are prohibited from participating in any proposed Roll-up
Transaction:

          . that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

          . that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares - Meetings and Special Voting Requirements;" or

          . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

          Maryland Corporation Law prohibits certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. These provisions of the Maryland Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. As permitted by Maryland Corporation Law, we have provided in our articles of incorporation that the business combination provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT.

Control Share Acquisitions

          Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our articles of incorporation that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT.

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                       The Operating Partnership Agreement

General

         Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise to be recognized by them upon the disposition of their property. Such owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

         The property owner's goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which are equivalent to the dividend distributions made to stockholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares of the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

          Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and, as of ______________, 2002, owned an approximately 99.___% equity percentage interest in Wells OP. Wells Capital, our advisor, has contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 0.___% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

         The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

         As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

         The partnership agreement requires that Wells OP be operated in a manner that will enable the Wells REIT to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could

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result in Wells OP being taxed as a corporation, rather than as a partnership.
(See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership - Classification as a Partnership.")

         The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our stockholders.

         Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

         Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

         In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

         . all expenses relating to the formation and continuity of existence of the Wells REIT;

         . all expenses relating to the public offering and registration of securities by the Wells REIT;

         . all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

         . all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

         . all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

         The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares

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in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of
Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act of 1933.

         Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

         The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital.

                              Plan of Distribution

General

         We are offering a maximum of 300,000,000 shares to the public through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with Wells Capital, our advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 30,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. We reserve the right in the future to reallocate additional shares to our dividend reinvestment plan out of our public offering shares. An additional 13,200,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 343,200,000 shares are being registered in this offering.

         The offering of shares will terminate on or before _______________, 2004. However, we reserve the right to terminate this offering at any time prior to such termination date.

Underwriting Compensation and Terms

         Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the Dealer Manager's wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions to its wholesalers of up to 1.0% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as stockholders purchasing shares other than pursuant to the dividend reinvestment plan.

         The Dealer Manager may authorize certain other broker-dealers who are members of the NASD (Participating Dealers) to sell our shares. In the event of the sale of shares by such Participating Dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such Participating Dealers. In addition, the Dealer Manager, in its sole discretion, may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars.

         We will also award to the Dealer Manager one soliciting dealer warrant to Participating Dealers for every 25 shares sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the offering period. The Dealer Manager may retain or reallow these warrants to Participating Dealers, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, Participating Dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

         We anticipate that the total aggregate underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not in the aggregate exceed 9.5% of gross offering proceeds in the aggregate, except for the soliciting dealer warrants described above.

         We have agreed to indemnify the Participating Dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

         The Participating Dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

         Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share (from $0.30 per share to $0.15 per share), and that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the stockholders for a vote.

         We may sell shares to retirement plans of Participating Dealers, to Participating Dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales will be identical to net proceeds we receive from other sales of shares.

         In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, the registered representative and the investor may agree to reduce the amount of selling commissions payable with respect to such sales. Such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

                                                                      Commissions on Sales per Incremental
                                                                        Share in Volume Discount Range
              Number of            Purchase Price per Incremental              Percentage        Amount
          Shares Purchased         Share in Volume Discount Range     (based on $10 per share)
         ------------------        ------------------------------     --------------------------------
               1 to  50,000                      $10.00                          7.0%            $0.70
          50,001 to 100,000                      $ 9.80                          5.0%            $0.50
         100,001 and Over                        $ 9.60                          3.0%            $0.30

         For example, if an investor purchases 200,000 shares he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $960,000 for the remaining 100,000 shares ($9.60 per share). Accordingly, he could pay as little as $1,950,000 ($9.75 per share) rather than $2,000,000 for the shares, in which event the commission on the sale of such shares would be $90,000 ($0.45 per share) and, after payment of the dealer manager fee of $50,000 ($0.25 per share), we would receive net proceeds of $1,810,000 ($9.05 per share). The net proceeds to the Wells REIT will not be affected by volume discounts.

         Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his investment than investors who do not qualify for such discount.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the Dealer Manager that all of such subscriptions were made by a single "purchaser."

          For the purposes of such volume discounts, the term "purchaser" includes:

          . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

          . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

          . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

          .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, our advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same Participating Dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single "purchaser" or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

          California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

          . there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

          . all purchasers of the shares must be informed of the availability of quantity discounts;

          . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

          . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

          . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

          .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

         Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to the Wells REIT will not be affected by reducing the commissions payable in connection with such transactions.

         Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in the Wells REIT.

         In addition, subscribers for shares may agree with their Participating Dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the stockholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

         Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy commission obligations.

         Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to stockholders may be pledged by the Wells REIT, the Dealer Manager, Wells Capital or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

         In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In either such event, we shall provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our stockholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and Participating Dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations. In no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.

Subscription Procedures

     You should pay for your shares by check payable to "Wells Real Estate Investment Trust, Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We will initially deposit the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties, the payment of fees and expenses or other investments approved by our board of directors. We generally admit stockholders to the Wells REIT on a daily basis.

     Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See "Suitability Standards.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

     Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with our advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

     The proceeds of this offering will be used only for the purposes set forth in the "Estimated Use of Proceeds" section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days.

     The Dealer Manager and each Participating Dealer who sells shares on behalf of the Wells REIT have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. (See "Suitability Standards.") In making this determination, the Participating Dealer will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the Participating Dealer will be responsible for determining suitability.

     The Dealer Manager or each Participating Dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

                           Supplemental Sales Material

     In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Wells Capital, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                 Legal Opinions

     The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Counsel). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by such Counsel, and Counsel has opined as to certain income tax matters relating to an investment in shares of the Wells REIT. Counsel has also represented Wells Capital, our advisor, as well as affiliates of Wells Capital, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                                     Experts

Financial Statements

     The financial statements of the Wells REIT, as of December 31, 2001, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2001, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

     The Schedule III - Real estate Investments and Accumulated Depreciation as of December 31, 2001, which is included in this prospectus, has not been audited.

                             Additional Information

     We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

     . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     . the Northeast Regional Office in New York at 233 Broadway, New York, NY 10279; and

     . the Midwest Regional Office in Chicago, Illinois at 175 W. Jackson Blvd., Suite 900, Chicago, IL, 60604.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

                                    Glossary

     The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

     "Dealer Manager" means Wells Investment Securities, Inc.

     "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

     "Property Manager" means Wells Management Company, Inc.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

           Index to Financial Statements and Prior Performance Tables

                                                                            Page
                                                                            ----

Wells Real Estate Investment Trust, Inc. and Subsidiary
        Audited Financial Statements
        ----------------------------

               Report of Independent Public Accountants                     ___
               Consolidated Balance Sheets as of December 31, 2001, 2000
                 and 1999                                                   ___
               Consolidated Statements of Income for the years ended
                 December 31, 2001, 2000 and 1999                           ___
               Consolidated Statements of Stockholders' Equity for the
                 years ended December 31, 2001, 2000 and 1999               ___
               Consolidated Statements of Cash Flows for the years ended
                 December 31, 2001, 2000 and 1999                           ___
               Notes to Consolidated Financial Statements                   ___

        Unaudited Financial Statements
        ------------------------------

               Schedule III - Real Estate Investments and Accumulated
                 Depreciation as of December 31, 2001                       ___

Prior Performance Tables (Unaudited)                                        194

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III--Real Estate Investments and Accumulated Depreciation as of December 31, 2001 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 25, 2002

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS

                                                                                    2001              2000
                                                                                -------------    -------------
REAL ESTATE ASSETS, at cost:
   Land                                                                         $  86,246,985    $  46,237,812
   Building, less accumulated depreciation of $24,814,454 and $9,469,653 at
      December 31, 2001 and 2000, respectively                                    472,383,102      287,862,655
   Construction in progress                                                         5,738,573        3,357,720
                                                                                -------------    -------------
            Total real estate assets                                              564,368,660      337,458,187

INVESTMENT IN JOINT VENTURES                                                       77,409,980       44,236,597

CASH AND CASH EQUIVALENTS                                                          75,586,168        4,298,301

INVESTMENT IN BONDS                                                                22,000,000                0

ACCOUNTS RECEIVABLE                                                                 6,003,179        3,781,034

DEFERRED PROJECT COSTS                                                              2,977,110          550,256

DUE FROM AFFILIATES                                                                 1,692,727          309,680

DEFERRED LEASE ACQUISITION COSTS                                                    1,525,199        1,890,332

DEFERRED OFFERING COSTS                                                                     0        1,291,376

PREPAID EXPENSES AND OTHER ASSETS, net                                                718,389        4,734,583
                                                                                -------------    -------------
            Total assets                                                        $ 752,281,412    $ 398,550,346
                                                                                =============    =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Notes payable                                                                $   8,124,444    $ 127,663,187
   Obligation under capital lease                                                  22,000,000                0
   Accounts payable and accrued expenses                                            8,727,473        2,166,387
   Due to affiliate                                                                 2,166,161        1,772,956
   Dividends payable                                                                1,059,026        1,025,010
   Deferred rental income                                                             661,657          381,194
                                                                                -------------    -------------
            Total liabilities                                                   $  42,738,761    $ 133,008,734
                                                                                -------------    -------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                             200,000          200,000
                                                                                -------------    -------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 125,000,000 shares authorized, 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001;
      125,000,000 shares authorized, 31,509,807 shares issued, and 31,368,510
      shares outstanding at December 31, 2000                                         837,614          315,097
   Additional paid-in capital                                                     738,236,525      275,573,339
   Cumulative distributions in excess of earnings                                 (24,181,092)      (9,133,855)
   Treasury stock, at cost, 555,040 shares at December 31, 2001 and 141,297
      shares at December 31, 2000                                                  (5,550,396)      (1,412,969)
                                                                                -------------    -------------
            Total shareholders' equity                                            709,342,651      265,341,612
                                                                                -------------    -------------
            Total liabilities and shareholders' equity                          $ 752,281,412    $ 398,550,346
                                                                                =============    =============

   The accompanying notes are an integral part of these consolidated balance sheets.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                        2001                   2000                  1999
                                                     -----------           -----------           -----------
REVENUES:
    Rental income                                    $44,204,279           $20,505,000           $ 4,735,184
    Equity in income of joint ventures                 3,720,959             2,293,873             1,243,969
    Take out fee (Note 9)                                137,500                     0                     0
    Interest and other income                          1,246,064               574,333               516,242
                                                     -----------           -----------           -----------
                                                      49,308,802            23,373,206             6,495,395
                                                     -----------           -----------           -----------
EXPENSES:
    Depreciation                                      15,344,801             7,743,551             1,726,103
    Interest expense                                   3,411,210             3,966,902               442,029
    Amortization of deferred financing costs             770,192               232,559                 8,921
    Operating costs, net of reimbursements             4,128,883               888,091               (74,666)
    Management and leasing fees                        2,507,188             1,309,974               257,744
    General and administrative                           973,785               438,953               135,144
    Legal and accounting                                 448,776               240,209               115,471
                                                     -----------           -----------           -----------
                                                      27,584,835            14,820,239             2,610,746
                                                     -----------           -----------           -----------
Net INCOME                                           $21,723,967           $ 8,552,967           $ 3,884,649
                                                     ===========           ===========           ===========
EARNINGS PER SHARE:
    Basic and diluted                                $      0.43           $      0.40           $      0.50
                                                     ===========           ===========           ===========

 The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                 Cumulative
                              Common Stock         Additional   Distributions                  Treasury Stock             Total
                          ---------------------     Paid-In       in Excess     Retained   ----------------------      Shareholders'
                           Shares      Amount       Capital      of Earnings    Earnings      Shares       Amount         Equity
                          ---------   ---------  -------------  ------------- ----------   ---------  -----------    ---------------
BALANCE, December 31,
  1998                     3,154,136  $  31,541  $  27,567,275  $   (511,163) $   334,034          0  $         0    $ 27,421,687

  Issuance of common
      stock               10,316,949    103,169    103,066,321             0            0          0            0     103,169,490
  Net income                       0          0              0             0    3,884,649          0            0       3,884,649
  Dividends ($.70 per
      share)                       0          0              0    (1,346,240)  (4,218,683)         0            0      (5,564,923)
  Sales commissions and
      discounts                    0          0     (9,801,197)            0            0          0            0      (9,801,197)
  Other offering expenses          0          0     (3,094,111)            0            0          0            0      (3,094,111)
                          ----------  ---------  -------------   -----------  -----------  ---------  -----------    ------------
BALANCE, December 31,
  1999                    13,471,085    134,710    117,738,288    (1,857,403)           0          0            0     116,015,595

  Issuance of common
      stock               18,038,722    180,387    180,206,833             0            0          0            0     180,387,220
  Treasury stock
      purchased                    0          0              0             0            0   (141,297)  (1,412,969)     (1,412,969)
  Net income                       0          0              0             0    8,552,967          0            0       8,552,967
  Dividends ($.73 per
      share)                       0          0              0    (7,276,452)  (8,552,967)         0            0     (15,829,419)
  Sales commissions and
      discounts                    0          0    (17,002,554)            0            0          0            0     (17,002,554)
  Other offering expenses          0          0     (5,369,228)            0            0          0            0      (5,369,228)
                          ----------  ---------  -------------   -----------  -----------  ---------  -----------    ------------
BALANCE, December 31,
  2000                    31,509,807    315,097    275,573,339    (9,133,855)           0   (141,297)  (1,412,969)    265,341,612

  Issuance of common
      stock               52,251,662    522,517    521,994,103             0            0          0            0     522,516,620
  Treasury stock
      purchased                    0          0              0             0            0   (413,743)  (4,137,427)     (4,137,427)
  Net income                       0          0              0             0   21,723,967          0            0      21,723,967
  Dividends ($.76 per
      share)                       0          0              0   (15,047,237) (21,723,967)         0            0     (36,771,204)
  Sales commissions and
      discounts                    0          0    (49,246,118)            0            0          0            0     (49,246,118)

  Other offering expenses          0          0    (10,084,799)                         0          0            0     (10,084,799)
                          ----------  ---------  -------------  ------------  -----------  ---------  -----------    ------------
BALANCE, December 31,
  2001                    83,761,469  $ 837,614  $ 738,236,525  $(24,181,092) $         0   (555,040) $(5,550,396)   $709,342,651
                          ==========  =========  =============  ============  ===========  =========  ===========    ============

              The accompanying notes are an integral part of these
                            consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                         2001            2000            1999
                                                                    -------------   --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $  21,723,967   $    8,552,967  $  3,884,649
                                                                    -------------   --------------  -------------
   Adjustments to reconcile net income to net cash provided
      by operating activities:
         Equity in income of joint ventures                            (3,720,959)      (2,293,873)   (1,243,969)
         Depreciation                                                  15,344,801        7,743,551     1,726,103
         Amortization of deferred financing costs                         770,192          232,559         8,921
         Amortization of deferred leasing costs                           303,347          350,991             0
         Write-off of deferred lease acquisition fees                      61,786                0             0
         Changes in assets and liabilities:
            Accounts receivable                                        (2,222,145)      (2,457,724)     (898,704)
            Due from affiliates                                            10,995         (435,600)            0
            Prepaid expenses and other assets, net                      3,246,002       (6,826,568)      149,501
            Accounts payable and accrued expenses                       6,561,086        1,941,666        36,894
            Deferred rental income                                        280,463          144,615       236,579
            Due to affiliates                                             (10,193)         367,055       108,301
                                                                    -------------   --------------  ------------
               Total adjustments                                       20,625,375       (1,233,328)      123,626
                                                                    -------------   --------------  ------------
               Net cash provided by operating activities               42,349,342        7,319,639     4,008,275
                                                                    -------------   --------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                         (227,933,858)    (231,518,138)  (85,514,506)
   Investment in joint ventures                                       (33,690,862)     (15,063,625)  (17,641,211)
   Deferred project costs paid                                        (17,220,446)      (6,264,098)   (3,610,967)
   Distributions received from joint ventures                           4,239,431        3,529,401     1,371,728
                                                                    -------------   --------------  ------------
               Net cash used in investing activities                 (274,605,735)    (249,316,460) (105,394,956)
                                                                    -------------   --------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                        110,243,145      187,633,130    40,594,463
   Repayments of notes payable                                       (229,781,888)     (83,899,171)  (30,725,165)
   Dividends paid to shareholders                                     (36,737,188)     (16,971,110)   (3,806,398)
   Issuance of common stock                                           522,516,620      180,387,220   103,169,490
   Treasury stock purchased                                            (4,137,427)      (1,412,969)            0
   Sales commissions paid                                             (49,246,118)     (17,002,554)   (9,801,197)
   Offering costs paid                                                 (9,312,884)      (5,369,228)   (3,094,111)
                                                                    -------------   --------------  ------------
               Net cash provided by financing activities              303,544,260      243,365,318    96,337,082
                                                                    -------------   --------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   71,287,867        1,368,497    (5,049,599)

CASH AND CASH EQUIVALENTS, beginning of year                            4,298,301        2,929,804     7,979,403
                                                                    -------------   --------------  ------------
CASH AND CASH EQUIVALENTS, end of year                              $  75,586,168   $    4,298,301  $  2,929,804
                                                                    =============   ==============  ============

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:

      Deferred project costs applied to real estate assets          $  14,321,416   $    5,114,279  $  3,183,239
                                                                    =============   ==============  ============

      Deferred project costs contributed to joint ventures          $   1,395,035   $      627,656  $    735,056
                                                                    =============   ==============  ============

      Deferred project costs due to affiliate                       $   1,114,140   $      191,281  $    191,783
                                                                    =============   ==============  ============

      Deferred offering costs due to affiliate                      $           0   $    1,291,376  $    964,941
                                                                    =============   ==============  ============

      Reversal of deferred offering costs due to affiliate          $     964,941   $            0  $          0
                                                                    =============   ==============  ============

      Other offering expenses due to affiliate                      $     943,107   $            0  $          0
                                                                    =============   ==============  ============

      Assumption of obligation under capital lease                  $  22,000,000   $            0  $          0
                                                                    =============   ==============  ============

      Investment in bonds                                           $  22,000,000   $            0  $          0
                                                                    =============   ==============  ============

                The accompanying notes are an integral part of these
                               consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000, AND 1999

1.   Organization and Summary of Significant Accounting Policies

     Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 125,000,000 (exclusive of 10,000,000 shares available pursuant to the Company's dividend reinvestment program) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection therewith, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

     Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated in consolidation.

     The Company owns interests in the following properties directly through its ownership in the Operating Partnership: (i) the PricewaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office, assembly, and manufacturing building located in Wood Dale, Illinois; (iv) the Cinemark Property (the "Cinemark Building"), a five-story office building located in Plano, Texas; (v) the Matsushita Property (the "Matsushita Building"), a two-story office building located in Lake Forest, California; (vi) the ASML Property (the "ASML Building"), a two-story office and warehouse building located in Tempe, Arizona; (vii) the Motorola Property (the "Motorola Tempe Building"), a two-story office building located in Tempe, Arizona; (viii) the Dial Property (the "Dial Building"), a two-story office building located in Scottsdale, Arizona; (ix) the Delphi Building, a three-story office building located in Troy, Michigan; (x) the Avnet Property (the "Avnet Building"), a two-story office building located in Tempe, Arizona;
     (xi) the Metris Oklahoma Building, a three-story office building located in Tulsa, Oklahoma; (xii) the Alstom Power-Richmond Building, a four-story office building located in Richmond, Virginia; (xiii) the Motorola Plainfield Building, a three-story office building located in South Plainfield, New Jersey; (xiv) the Stone & Webster Building, a six-story office building located in Houston, Texas; (xv) the Metris Minnetonka Building, a nine-story office building located in Minnetonka, Minnesota;
     (xvi) the State Street Bank Building, a seven-story office building located in Quincy, Massachusetts; (xvii) the IKON Buildings, two one-story office buildings located in Houston, Texas; (xviii) the Ingram Micro Distribution Facility, a one-story office and warehouse building located in Millington, Tennessee; (xix) the Lucent Building, a four-story office building located in Cary, North Carolina; (xx) the Nissan land (the "Nissan Property"), a
     14.873 acre tract of undeveloped land located in Irving, Texas; (xxi) the Convergys Building, a two-story office building located in Tamarac, Florida; and (xxii) the Windy Point Buildings, a seven-story office building and an eleven-story office building located in Schaumburg, Illinois.

     The Company owns an interest in one property through a joint venture between the Operating Partnership, Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), which is referred to as the Fund VIII, IX, and REIT Joint Venture. The Company also owns interests in five properties through a joint venture between the Operating Partnership, Wells Fund IX, Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), which is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture. The Company owns an interest in one property through each of two unique joint ventures between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI. In addition, the Company owns interests in four properties through a joint venture between the Operating Partnership, Wells Fund XI, and Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), which is referred to as the Fund XI, XII, and REIT Joint Venture. The Company owns interests in three properties through a joint venture between the Operating Partnership and Wells Fund XII, which is referred to as the Fund XII and REIT Joint Venture. The Company also owns interests in two properties through a joint venture between the Operating Partnership and Wells Fund XIII, which is referred to as the Fund XIII and REIT Joint Venture.

     Through its investment in the Fund VIII, IX, and REIT Joint Venture, the Company owns an interest in a two-story office building in Irvine, California (the "Quest Building").

     The following properties are owned by the Company through its investment in the Fund IX, X, XI, and REIT Joint Venture: (i) a three-story office building in Knoxville, Tennessee (the "Alstom Power Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"),
     (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story office and warehouse building in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Avaya Building").

     Through its investment in two joint ventures with Fund X and XI Associates, the Company owns interests in the following properties: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture Building"), owned by Wells/Orange County Associates and (ii) a two-story manufacturing and office building in Fremont, California (the "Fairchild Building"), owned by Wells/Fremont Associates.

     The following properties are owned by the Company through its investment in the Fund XI, XII, and REIT Joint Venture: (i) a two-story manufacturing and office building in Fountain Inn, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

     Through its investment in the Fund XII and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Troy, Michigan (the "Siemens Building"), (ii) a one-story office building and a two-story office building in Oklahoma City, Oklahoma (collectively referred to as the "AT&T Call Center Buildings"), and (iii) a three-story office building in Brentwood, Tennessee (the "Comdata Building").

     The following properties are owned by the Company through its investment in the Fund XIII and REIT Joint Venture: (i) a one-story office building in Orange Park, Florida (the "AmeriCredit Building"), and (ii) two connected one-story office and assembly buildings in Parker, Colorado (the "ADIC Buildings").

     Use of Estimates and Factors Affecting the Company

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to federal income tax on distributed taxable income. Even if the Company qualifies as a REIT, it may be subject to certain state and local taxes on its income and real estate assets, and to federal income and excise taxes on its undistributed taxable income. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as the Company made distributions equal to or in excess of its taxable income in each of the three years in the period ended December 31, 2001.

Real Estate Assets

Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance expenditures are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 2001 and 2000.

Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Revenue Recognition

All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

     Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

     Investment in Joint Ventures

         Basis of Presentation

         The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investments in joint ventures are recorded using the equity method of accounting.

         Partners' Distributions and Allocations of Profit and Loss

         Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

         Deferred Lease Acquisition Costs

         Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Deferred lease acquisition costs are included in prepaid expenses and other assets, net, in the balance sheets presented in Note 5.

2.   DEFERRED PROJECT COSTS

     The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services and acquisition expenses. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 2001 were $29,122,286 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 2001 and 2000 represent fees not yet applied to properties.

3.   DEFERRED OFFERING COSTS

     Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses and specifically exclude sales costs and underwriting commissions.

     As of December 31, 2001, the Advisor paid offering expenses on behalf of the Company in the aggregate amount of $20,459,289, of which the Advisor had been reimbursed $18,551,241, which did not exceed the 3% limitation.

4.   RELATED-PARTY TRANSACTIONS

     Due from affiliates at December 31, 2001 and 2000 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 2001 and 2000 and advances due from the Advisor as of December 31, 2000:

                                                          2001            2000
                                                       ----------      --------

        Fund VIII, IX, and REIT Joint Venture          $   46,875      $ 21,605
        Fund IX, X, XI, and REIT Joint Venture             36,073        12,781
        Wells/Orange County Associates                     83,847        24,583
        Wells/Fremont Associates                          164,196        53,974
        Fund XI, XII, and REIT Joint Venture              429,980       136,648
        Fund XII and REIT Joint Venture                   680,542        49,094
        Fund XIII and REIT                                251,214             0
        Advisor                                                 0        10,995
                                                       ----------      --------
                                                       $1,692,727      $309,680
                                                       ==========      ========

     The Operating Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay management and leasing fees equal to the lesser of (a) 4.5% of the gross revenues generally paid over the life of the lease or (b) .6% of the net asset value of the properties (excluding vacant properties) owned by the Company to Wells Management. These management and leasing fees are calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent.


     The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management, both directly and at the joint venture level, were $2,468,294, $1,111,748, and $336,517 for the years ended December 31, 2001, 2000, and 1999, respectively.

     The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

     The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5.   INVESTMENT IN JOINT VENTURES

     The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 2001 and 2000 are summarized as follows:

                                                               2001                  2000
                                                   ------------------------  --------------------
                                                       Amount      Percent     Amount    Percent
                                                   -------------  ---------  ---------- ---------
     Fund VIII, IX, and REIT Joint Venture          $  1,189,067     16%     $ 1,276,551    16%
     Fund IX, X, XI, and REIT Joint Venture            1,290,360      4        1,339,636     4
     Wells/Orange County Associates                    2,740,000     44        2,827,607    44
     Wells/Fremont Associates                          6,575,358     78        6,791,287    78
     Fund XI, XII, and REIT Joint Venture             17,187,985     57       17,688,615    57
     Fund XII and REIT Joint Venture                  30,299,872     55       14,312,901    47
     Fund XIII and REIT Joint Venture                 18,127,338     68                0     0
                                                    ------------             -----------
                                                    $ 77,409,980             $44,236,597
                                                    ============             ===========


     The following is a roll forward of the Operating Partnership's investment in joint ventures for the years ended December 31, 2001 and 2000:

                                                                 2001              2000
                                                           ---------------   --------------
        Investment in joint ventures, beginning of year      $44,236,597       $29,431,176
            Equity in income of joint ventures                 3,720,959         2,293,873
            Contributions to joint ventures                   35,085,897        15,691,281
            Distributions from joint ventures                 (5,633,473)       (3,179,733)
                                                           -------------     -------------
        Investment in joint ventures, end of year            $77,409,980       $44,236,597
                                                           =============     =============


     FUND VIII, IX, AND REIT JOINT VENTURE


     On June 15, 2000, Fund VIII and IX Associates, a joint venture between Wells Real Estate Fund VIII, L.P. ("Fund VIII") and Wells Real Estate Fund IX, L.P. ("Fund IX"), entered into a joint venture with the Operating Partnership to form Fund VIII, IX, and REIT Joint Venture, for the purpose of acquiring, developing, operating, and selling real properties.

     On July 1, 2000, Fund VIII and IX Associates contributed the Quest Building (formerly the Bake Parkway Building) to the joint venture. Fund VIII, IX, and REIT Joint Venture recorded the net assets of the Quest Building at an amount equal to the respective historical net book values. The Quest Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California. During 2000, the Operating Partnership contributed $1,282,111 to the Fund VIII, IX, and REIT Joint Venture. Ownership percentage interests were recomputed accordingly.

Following are the financial statements for Fund VIII, IX, and REIT Joint
Venture:

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                           2001             2000
                                                                                       -----------      -----------
Real estate assets, at cost:
    Land                                                                                $2,220,993      $2,220,993
    Building and improvements, less accumulated depreciation of $649,436 in
       2001 and $187,891 in 2000                                                         4,952,724       5,408,892
                                                                                       -----------      ----------
              Total real estate assets                                                   7,173,717       7,629,885
Cash and cash equivalents                                                                  297,533         170,664
Accounts receivable                                                                        164,835         197,802
Prepaid expenses and other assets, net                                                     191,799         283,864
                                                                                       -----------      ----------
              Total assets                                                              $7,827,884      $8,282,215
                                                                                       ===========      ==========


                                         Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                    $      676      $        0
    Partnership distributions payable                                                      296,856         170,664
                                                                                       -----------      ----------
              Total liabilities                                                            297,532         170,664
                                                                                       -----------      ----------
Partners' capital:
    Fund VIII and IX Associates                                                          6,341,285       6,835,000
    Wells Operating Partnership, L.P.                                                    1,189,067       1,276,551
                                                                                       -----------      ----------
              Total partners' capital                                                    7,530,352       8,111,551
                                                                                       -----------      ----------
              Total liabilities and partners' capital                                   $7,827,884      $8,282,215
                                                                                       ===========      ==========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000


                                                                                             2001          2000
                                                                                         -----------    ----------
Revenues:
    Rental income                                                                        $1,207,995     $  563,049
    Interest income                                                                             729              0
                                                                                         -----------    -----------
                                                                                          1,208,724        563,049
                                                                                         -----------    -----------
Expenses:
    Depreciation                                                                            461,545        187,891
    Management and leasing fees                                                             142,735         54,395
    Property administration expenses                                                         22,278          5,692
    Operating costs, net of reimbursements                                                   15,326          5,178
                                                                                         -----------    -----------
                                                                                            641,884        253,156
                                                                                         -----------    -----------
Net income                                                                               $  566,840     $  309,893
                                                                                         ===========    ===========

Net income allocated to Fund VIII and IX Associates                                      $  477,061     $  285,006
                                                                                         ===========    ===========

Net income allocated to Wells Operating Partnership, L.P.                                $   89,779     $   24,887
                                                                                         ===========    ===========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000



                                                                  Fund VIII          Wells              Total
                                                                   and IX          Operating          Partners'
                                                                  Associates    Partnership, L.P.       Capital
                                                                -------------   -----------------   ---------------

Balance, June 15, 2000 (inception)                              $          0       $          0     $            0
    Net income                                                       285,006             24,887            309,893
    Partnership contributions                                      6,857,889          1,282,111          8,140,000
    Partnership distributions                                       (307,895)           (30,447)          (338,342)
                                                                -------------      --------------   ---------------
Balance, December 31, 2000                                         6,835,000          1,276,551          8,111,551
    Net income                                                       477,061             89,779            566,840
    Partnership contributions                                              0              5,377              5,377
    Partnership distributions                                       (970,776)          (182,640)        (1,153,416)
                                                                -------------      --------------   ---------------
Balance, December 31, 2001                                      $  6,341,285       $  1,189,067     $    7,530,352
                                                                =============      ==============   ===============

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000


                                                                                           2001             2000
                                                                                       ------------    ------------
Cash flows from operating activities:
    Net income                                                                         $   566,840     $   309,893
                                                                                       ------------    ------------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                    461,545         187,891
           Changes in assets and liabilities:
              Accounts receivable                                                           32,967        (197,802)
              Prepaid expenses and other assets, net                                        92,065        (283,864)
              Accounts payable                                                                 676               0
                                                                                       ------------    ------------
                Total adjustments                                                          587,253        (293,775)
                                                                                       ------------    ------------
                Net cash provided by operating activities                                1,154,093          16,118
                                                                                       ------------    ------------
Cash flows from investing activities:

    Investment in real estate                                                               (5,377)       (959,887)
                                                                                       ------------    ------------
Cash flows from financing activities:
    Contributions from joint venture partners                                                5,377       1,282,111
    Distributions to joint venture partners                                             (1,027,224)       (167,678)
                                                                                       ------------    ------------
                 Net cash (used in) provided by financing activities                    (1,021,847)      1,114,433
                                                                                       ------------    ------------
Net increase in cash and cash equivalents                                                  126,869         170,664
Cash and cash equivalents, beginning of period                                             170,664               0
                                                                                       ------------    ------------
Cash and cash equivalents, end of year                                                 $   297,533     $   170,664
                                                                                       ============    ============
Supplemental disclosure of noncash activities:

   Real estate contribution received from joint venture partner                        $         0     $ 6,857,889
                                                                                       ============    ============


Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Fund IX and Wells Real Estate Fund X, L.P. ("Fund X") entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the Alstom Power Building, to the Fund IX and X Associates joint venture. An 84,404-square foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Real Estate Fund XI, L.P. ("Fund XI") and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Avaya Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

During 1999, Fund IX and Fund XI made contributions to the Fund IX, X, XI, and REIT Joint Venture; during 2000, Fund IX and Fund X made contributions to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets


                                                                                         2001              2000
                                                                                   -------------      ------------
Real estate assets, at cost:
    Land                                                                           $   6,698,020      $  6,698,020
    Building and improvements, less accumulated depreciation of
       $5,619,744 in 2001 and $4,203,502 in 2000                                      27,178,526        28,594,768
                                                                                   -------------      ------------
             Total real estate assets, net                                            33,876,546        35,292,788
Cash and cash equivalents                                                              1,555,917         1,500,044
Accounts receivable                                                                      596,050           422,243
Prepaid expenses and other assets, net                                                   439,002           487,276
                                                                                   -------------      ------------
              Total assets                                                         $  36,467,515       $37,702,351
                                                                                   =============      ============

                                     Liabilities and Partners' Capital

Liabilities:
    Accounts payable and accrued liabilities                                       $     620,907      $    568,517
    Refundable security deposits                                                         100,336            99,279
    Due to affiliates                                                                     13,238             9,595
    Partnership distributions payable                                                    966,912           931,151
                                                                                   -------------      ------------
              Total liabilities                                                        1,701,393         1,608,542
                                                                                   -------------      ------------
Partners' capital:
    Wells Real Estate Fund IX                                                         13,598,505        14,117,803
    Wells Real Estate Fund X                                                          16,803,586        17,445,277
    Wells Real Estate Fund XI                                                          3,073,671         3,191,093
    Wells Operating Partnership, L.P.                                                  1,290,360         1,339,636
                                                                                   -------------      ------------
              Total partners' capital                                                 34,766,122        36,093,809
                                                                                   -------------      ------------
              Total liabilities and partners' capital                              $  36,467,515      $ 37,702,351
                                                                                   =============      ============

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                        2001                2000                1999
                                                                     -----------         -----------         -----------
Revenues:
    Rental income                                                    $ 4,174,379         $ 4,198,388         $ 3,932,962
    Other income                                                         119,828             116,129              61,312
    Interest income                                                       50,002              73,676              58,768
                                                                     -----------         -----------         -----------
                                                                       4,344,209           4,388,193           4,053,042
                                                                     -----------         -----------         -----------
Expenses:
    Depreciation                                                       1,416,242           1,411,434           1,538,912
    Management and leasing fees                                          357,761             362,774             286,139
    Operating costs, net of reimbursements                              (232,601)           (133,505)            (34,684)
    Property administration expense                                       91,747              57,924              59,886
    Legal and accounting                                                  26,223              20,423              30,545
                                                                     -----------         -----------         -----------
                                                                       1,659,372           1,719,050           1,880,798
                                                                     -----------         -----------         -----------
Net income                                                           $ 2,684,837         $ 2,669,143         $ 2,172,244
                                                                     ===========         ===========         ===========

Net income allocated to Wells Real Estate Fund IX                    $ 1,050,156         $ 1,045,094         $   850,072
                                                                     ===========         ===========         ===========

Net income allocated to Wells Real Estate Fund X                     $ 1,297,665         $ 1,288,629         $ 1,056,316
                                                                     ===========         ===========         ===========

Net income allocated to Wells Real Estate Fund XI                    $   237,367         $   236,243         $   184,355
                                                                     ===========         ===========         ===========

Net income allocated to Wells Operating Partnership, L.P.            $    99,649         $    99,177         $    81,501
                                                                     ===========         ===========         ===========

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                                           Wells
                                            Wells Real     Wells Real     Wells Real     Operating        Total
                                              Estate          Estate        Estate      Partnership,    Partners'
                                              Fund IX         Fund X        Fund XI        L.P.          Capital
                                            -----------    -----------    ----------    -----------    -----------
Balance, December 31, 1998                  $14,960,100    $18,707,139    $2,521,003    $1,443,378     $37,631,620
   Net income                                   850,072      1,056,316       184,355        81,501       2,172,244
   Partnership contributions                    198,989              0       911,027             0       1,110,016
   Partnership distributions                 (1,418,535)    (1,762,586)     (307,982)     (135,995)     (3,625,098)
                                            -----------    -----------    ----------    ----------     -----------
Balance, December 31, 1999                   14,590,626     18,000,869     3,308,403     1,388,884      37,288,782
   Net income                                 1,045,094      1,288,629       236,243        99,177       2,669,143
   Partnership contributions                     46,122         84,317             0             0         130,439
   Partnership distributions                 (1,564,039)    (1,928,538)     (353,553)     (148,425)     (3,994,555)
                                            -----------    -----------    ----------    ----------     -----------
Balance, December 31, 2000                   14,117,803     17,445,277     3,191,093     1,339,636      36,093,809
   Net income                                 1,050,156      1,297,665       237,367        99,649       2,684,837
   Partnership distributions                 (1,569,454)    (1,939,356)     (354,789)     (148,925)     (4,012,524)
                                            -----------    -----------    ----------    ----------     -----------
Balance, December 31, 2001                  $13,598,505    $16,803,586    $3,073,671    $1,290,360     $34,766,122
                                            ===========    ===========    ==========    ==========     ===========

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                         2001               2000               1999
                                                                      -----------        -----------        -----------
Cash flows from operating activities:
    Net income                                                        $ 2,684,837        $ 2,669,143        $ 2,172,244
                                                                      -----------        -----------        -----------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                 1,416,242          1,411,434          1,538,912
           Changes in assets and liabilities:
              Accounts receivable                                        (173,807)           132,722           (421,708)
              Prepaid expenses and other assets, net                       48,274             39,133            (85,281)
              Accounts payable and accrued liabilities, and
                 refundable security deposits                              53,447            (37,118)           295,177
              Due to affiliates                                             3,643              3,216              1,973
                                                                      -----------        -----------        -----------
                 Total adjustments                                      1,347,799          1,549,387          1,329,073
                                                                      -----------        -----------        -----------
                 Net cash provided by operating activities              4,032,636          4,218,530          3,501,317
                                                                      -----------        -----------        -----------
Cash flows from investing activities:
    Investment in real estate                                                   0           (127,661)          (930,401)
                                                                      -----------        -----------        -----------
Cash flows from financing activities:
    Distributions to joint venture partners                            (3,976,763)        (3,868,138)        (3,820,491)
    Contributions received from partners                                        0            130,439          1,066,992
                                                                      -----------        -----------        -----------
                 Net cash used in financing activities                 (3,976,763)        (3,737,699)        (2,753,499)
                                                                      -----------        -----------        -----------
Net increase (decrease) in cash and cash equivalents                       55,873            353,170           (182,583)
Cash and cash equivalents, beginning of year                            1,500,044          1,146,874          1,329,457
                                                                      -----------        -----------        -----------
Cash and cash equivalents, end of year                                $ 1,555,917        $ 1,500,044        $ 1,146,874
                                                                      ===========        ===========        ===========
Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture               $         0        $         0        $    43,024
                                                                      ===========        ===========        ===========

Wells/Orange County Associates


On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                          2001               2000
                                                                                       ----------         ----------
Real estate assets, at cost:
    Land                                                                               $2,187,501         $2,187,501
    Building, less accumulated depreciation of $651,780 in 2001 and $465,216
       in 2000                                                                          4,012,335          4,198,899
                                                                                       ----------         ----------
              Total real estate assets                                                  6,199,836          6,386,400
Cash and cash equivalents                                                                 188,407            119,038
Accounts receivable                                                                        80,803             99,154
Prepaid expenses and other assets                                                           9,426                  0
                                                                                       ----------         ----------
              Total assets                                                             $6,478,472         $6,604,592
                                                                                       ==========         ==========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                   $   11,792         $    1,000
    Partnership distributions payable                                                     192,042            128,227
                                                                                       ----------         ----------
              Total liabilities                                                           203,834            129,227
                                                                                       ----------         ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                   2,740,000          2,827,607
    Fund X and XI Associates                                                            3,534,638          3,647,758
                                                                                       ----------         ----------
              Total partners' capital                                                   6,274,638          6,475,365
                                                                                       ----------         ----------
              Total liabilities and partners' capital                                  $6,478,472         $6,604,592
                                                                                       ==========         ==========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                         2001          2000          1999
                                                                       --------      --------      --------
Revenues:
    Rental income                                                      $795,528      $795,545      $795,545
    Interest income                                                       2,409             0             0
                                                                       --------      --------      --------
                                                                        797,937       795,545       795,545
                                                                       --------      --------      --------
Expenses:
    Depreciation                                                        186,564       186,564       186,565
    Management and leasing fees                                          33,547        30,915        30,360
    Operating costs, net of reimbursements                               21,855         5,005        22,229
    Legal and accounting                                                  9,800         4,100         5,439
                                                                       --------      --------      --------
                                                                        251,766       226,584       244,593
                                                                       --------      --------      --------
Net income                                                             $546,171      $568,961      $550,952
                                                                       ========      ========      ========

Net income allocated to Wells Operating Partnership, L.P.              $238,542      $248,449      $240,585
                                                                       ========      ========      ========

Net income allocated to Fund X and XI Associates                       $307,629      $320,512      $310,367
                                                                       ========      ========      ========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                        Wells
                                      Operating       Fund X          Total
                                     Partnership,     and XI        Partners'
                                         L.P.       Associates       Capital
                                     -----------    -----------    -----------
Balance, December 31, 1998           $ 2,958,617    $ 3,816,766    $ 6,775,383
    Net income                           240,585        310,367        550,952
    Partnership distributions           (306,090)      (394,871)      (700,961)
                                     -----------    -----------    -----------
Balance, December 31, 1999             2,893,112      3,732,262      6,625,374
    Net income                           248,449        320,512        568,961
    Partnership distributions           (313,954)      (405,016)      (718,970)
                                     -----------    -----------    -----------
Balance, December 31, 2000             2,827,607      3,647,758      6,475,365
    Net income                           238,542        307,629        546,171
    Partnership distributions           (326,149)      (420,749)      (746,898)
                                     -----------    -----------    -----------
Balance, December 31, 2001           $ 2,740,000    $ 3,534,638    $ 6,274,638
                                     ===========    ===========    ===========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                            2001              2000              1999
                                                                          ---------         ---------         ---------
Cash flows from operating activities:
    Net income                                                            $ 546,171         $ 568,961         $ 550,952
                                                                          ---------         ---------         ---------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                     186,564           186,564           186,565
           Changes in assets and liabilities:
              Accounts receivable                                            18,351           (49,475)          (36,556)
              Accounts payable                                               10,792             1,000            (1,550)
              Prepaid and other expenses                                     (9,426)                0                 0
                                                                          ---------         ---------         ---------
                 Total adjustments                                          206,281           138,089           148,459
                                                                          ---------         ---------         ---------
                 Net cash provided by operating activities                  752,452           707,050           699,411
Cash flows from financing activities:
    Distributions to partners                                              (683,083)         (764,678)         (703,640)
                                                                          ---------         ---------         ---------
Net increase (decrease) in cash and cash equivalents                         69,369           (57,628)           (4,229)
Cash and cash equivalents, beginning of year                                119,038           176,666           180,895
                                                                          ---------         ---------         ---------
Cash and cash equivalents, end of year                                    $ 188,407         $ 119,038         $ 176,666
                                                                          =========         =========         =========

Wells/Fremont Associates


On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square foot two-story manufacturing and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                        2001               2000
                                                                                     ----------         ----------
Real estate assets, at cost:
    Land                                                                             $2,219,251         $2,219,251
    Building, less accumulated depreciation of $999,301 in 2001 and $713,773
       in 2000                                                                        6,138,857          6,424,385
                                                                                     ----------         ----------
              Total real estate assets                                                8,358,108          8,643,636
Cash and cash equivalents                                                               203,750             92,564
Accounts receivable                                                                     133,801            126,433
                                                                                     ----------         ----------
              Total assets                                                           $8,695,659         $8,862,633
                                                                                     ==========         ==========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                 $    1,896         $    3,016
    Due to affiliate                                                                      8,030              7,586
    Partnership distributions payable                                                   201,854             89,549
                                                                                     ----------         ----------
              Total liabilities                                                         211,780            100,151
                                                                                     ----------         ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                 6,575,358          6,791,287
    Fund X and XI Associates                                                          1,908,521          1,971,195
                                                                                     ----------         ----------
              Total partners' capital                                                 8,483,879          8,762,482
                                                                                     ----------         ----------
              Total liabilities and partners' capital                                $8,695,659         $8,862,633
                                                                                     ==========         ==========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                       2001              2000              1999
                                                                     --------          --------          --------
Revenues:
    Rental income                                                    $902,945          $902,946          $902,946
    Interest income                                                     2,713                 0                 0
    Other income                                                        2,015                 0                 0
                                                                     --------          --------          --------
                                                                      907,673           902,946           902,946
                                                                     --------          --------          --------
Expenses:
    Depreciation                                                      285,528           285,527           285,526
    Management and leasing fees                                        36,267            36,787            37,355
    Operating costs, net of reimbursements                             16,585            13,199            16,006
    Legal and accounting                                                6,400             4,300             4,885
                                                                     --------          --------          --------
                                                                      344,780           339,813           343,772
                                                                     --------          --------          --------
Net income                                                           $562,893          $563,133          $559,174
                                                                     ========          ========          ========

Net income allocated to Wells Operating Partnership, L.P.            $436,265          $436,452          $433,383
                                                                     ========          ========          ========

Net income allocated to Fund X and XI Associates                     $126,628          $126,681          $125,791
                                                                     ========          ========          ========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                           Wells
                                                         Operating             Fund X              Total
                                                        Partnership,           and XI             Partners'
                                                            L.P.            Associates            Capital
                                                        -----------         -----------         -----------
Balance, December 31, 1998                              $ 7,166,682         $ 2,080,155         $ 9,246,837
    Net income                                              433,383             125,791             559,174
    Partnership distributions                              (611,855)           (177,593)           (789,448)
                                                        -----------         -----------         -----------
Balance, December 31, 1999                                6,988,210           2,028,353           9,016,563
    Net income                                              436,452             126,681             563,133
    Partnership distributions                              (633,375)           (183,839)           (817,214)
                                                        -----------         -----------         -----------
Balance, December 31, 2000                                6,791,287           1,971,195           8,762,482
    Net income                                              436,265             126,628             562,893
    Partnership distributions                              (652,194)           (189,302)           (841,496)
                                                        -----------         -----------         -----------
Balance, December 31, 2001                              $ 6,575,358         $ 1,908,521         $ 8,483,879
                                                        ===========         ===========         ===========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                            2001              2000              1999
                                                                          ---------         ---------         ---------
Cash flows from operating activities:
    Net income                                                            $ 562,893         $ 563,133         $ 559,174
                                                                          ---------         ---------         ---------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                     285,528           285,527           285,526
           Changes in assets and liabilities:
              Accounts receivable                                            (7,368)          (33,454)          (58,237)
              Accounts payable                                               (1,120)            1,001            (1,550)
              Due to affiliate                                                  444             2,007             3,527
                                                                          ---------         ---------         ---------
                 Total adjustments                                          277,484           255,081           229,266
                                                                          ---------         ---------         ---------
                 Net cash provided by operating activities                  840,377           818,214           788,440
Cash flows from financing activities:
    Distributions to partners                                              (729,191)         (914,662)         (791,940)
                                                                          ---------         ---------         ---------
Net increase (decrease) in cash and cash equivalents                        111,186           (96,448)           (3,500)
Cash and cash equivalents, beginning of year                                 92,564           189,012           192,512
                                                                          ---------         ---------         ---------
Cash and cash equivalents, end of year                                    $ 203,750         $  92,564         $ 189,012
                                                                          =========         =========         =========

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Fund XI and Wells Real Estate Fund XII, L.P. ("Fund XII"). On May 18, 1999, the joint venture purchased a 169,510-square foot, two-story manufacturing and office building, known as EYBL CarTex Building, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900-square foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000-square foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400-square foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                     2001                2000
                                                                                  -----------         -----------
Real estate assets, at cost:
    Land                                                                          $ 5,048,797         $ 5,048,797
    Building and improvements, less accumulated depreciation of $2,692,116
       in 2001 and $1,599,263 in 2000                                              24,626,336          25,719,189
                                                                                  -----------         -----------
              Total real estate assets                                             29,675,133          30,767,986
Cash and cash equivalents                                                             775,805             541,089
Accounts receivable                                                                   675,022             394,314
Prepaid assets and other expenses                                                      26,486              26,486
                                                                                  -----------         -----------
              Total assets                                                        $31,152,446         $31,729,875
                                                                                  ===========         ===========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                              $   114,612         $   114,180
    Partnership distributions payable                                                 757,500             453,395
                                                                                  -----------         -----------
              Total liabilities                                                       872,112             567,575
                                                                                  -----------         -----------
Partners' capital:
    Wells Real Estate Fund XI                                                       7,917,646           8,148,261
    Wells Real Estate Fund XII                                                      5,174,703           5,325,424
    Wells Operating Partnership, L.P.                                              17,187,985          17,688,615
                                                                                  -----------         -----------
              Total partners' capital                                              30,280,334          31,162,300
                                                                                  -----------         -----------
              Total liabilities and partners' capital                             $31,152,446         $31,729,875
                                                                                  ===========         ===========

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                          2001              2000            1999
                                                                        ----------       ----------      ----------
Revenues:
    Rental income                                                       $3,346,227       $3,345,932      $1,443,446
    Interest income                                                         24,480            2,814               0
    Other income                                                               360              440              57
                                                                        ----------       ----------      ----------
                                                                         3,371,067        3,349,186       1,443,503
                                                                        ----------       ----------      ----------

Expenses:
    Depreciation                                                         1,092,853        1,092,680         506,582
    Management and leasing fees                                            156,987          157,236          59,230
    Operating costs, net of reimbursements                                 (27,449)         (30,718)          4,639
    Property administration                                                 65,765           36,707          15,979
    Legal and accounting                                                    18,000           14,725           4,000
                                                                        ----------       ----------      ----------
                                                                         1,306,156        1,270,630         590,430
                                                                        ----------       ----------      ----------
Net income                                                              $2,064,911       $2,078,556      $  853,073
                                                                        ==========       ==========      ==========

Net income allocated to Wells Real Estate Fund XI                       $  539,930       $  543,497      $  240,031
                                                                        ==========       ==========      ==========

Net income allocated to Wells Real Estate Fund XII                      $  352,878       $  355,211      $  124,542
                                                                        ==========       ==========      ==========

Net income allocated to Wells Operating Partnership, L.P.               $1,172,103       $1,179,848      $  488,500
                                                                        ==========       ==========      ==========


                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                                        Wells
                                                    Wells Real      Wells Real        Operating           Total
                                                      Estate           Estate        Partnership,       Partners'
                                                     Fund XI         Fund XII            L.P.            Capital
                                                    ----------      ----------       ------------     -----------
Balance, December 31, 1998                          $        0      $        0       $         0      $         0
    Net income                                         240,031         124,542           488,500          853,073
    Partnership contributions                        8,470,160       5,520,835        18,376,267       32,367,262
    Partnership distributions                         (344,339)       (177,743)         (703,797)      (1,225,879)
                                                    ----------      ----------       -----------      -----------
Balance, December 31, 1999                           8,365,852       5,467,634        18,160,970       31,994,456
    Net income                                         543,497         355,211         1,179,848        2,078,556
    Partnership distributions                         (761,088)       (497,421)       (1,652,203)      (2,910,712)
                                                    ----------      ----------       -----------      -----------
Balance, December 31, 2000                           8,148,261       5,325,424        17,688,615       31,162,300
    Net income                                         539,930         352,878         1,172,103        2,064,911
    Partnership distributions                         (770,545)       (503,599)       (1,672,733)      (2,946,877)
                                                    ----------      ----------       -----------      -----------
Balance, December 31, 2001                          $7,917,646      $5,174,703       $17,187,985      $30,280,334
                                                    ==========      ==========       ===========      ===========

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                        2001             2000            1999
                                                                     -----------      -----------     -----------
Cash flows from operating activities:

    Net income                                                       $ 2,064,911      $ 2,078,556     $   853,073
                                                                     -----------      -----------     -----------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                1,092,853        1,092,680         506,582
           Changes in assets and liabilities:
              Accounts receivable                                       (280,708)        (260,537)       (133,777)
              Prepaid expenses and other assets                                0                0         (26,486)
              Accounts payable                                               432            1,723         112,457
                                                                     -----------      -----------     -----------
                 Total adjustments                                       812,577          833,866         458,776
                                                                     -----------      -----------     -----------
                 Net cash provided by operating activities             2,877,488        2,912,422       1,311,849
Cash flows from financing activities:
    Distributions to joint venture partners                           (2,642,772)      (3,137,611)       (545,571)
                                                                     -----------      -----------     -----------
Net increase (decrease) in cash and cash equivalents                     234,716         (225,189)        766,278
Cash and cash equivalents, beginning of year                             541,089          766,278               0
                                                                     -----------      -----------     -----------
Cash and cash equivalents, end of year                               $   775,805      $   541,089     $   766,278
                                                                     ===========      ===========     ===========

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture              $         0      $         0     $ 1,294,686
                                                                     ===========      ===========     ===========
    Contribution of real estate assets to joint venture              $         0      $         0     $31,072,562
                                                                     ===========      ===========     ===========


Fund XII and REIT Joint Venture

On May 10, 2000, the Operating Partnership entered into a joint venture with Fund XII. The joint venture, Fund XII and REIT Joint Venture, was formed to acquire, develop, operate, and sell real property. On May 20, 2000, the joint venture purchased a 77,054-square foot, three-story office building known as the Siemens Building in Troy, Oakland County, Michigan. On December 28, 2000, the joint venture purchased a 50,000-square foot, one-story office building and a 78,500-square foot two-story office building collectively known as the AT&T Call Center Buildings in Oklahoma City, Oklahoma County, Oklahoma. On May 15, 2001, the joint venture purchased a 201,237-square foot, three-story office building known as the Comdata Building located in Brentwood, Williamson County, Tennessee.

Following are the financial statements for Fund XII and REIT Joint Venture:

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                        2001              2000
                                                                                    ------------      ------------
Real estate assets, at cost:

    Land                                                                            $  8,899,574      $  4,420,405
    Building and improvements, less accumulated depreciation of
       $2,131,838 in 2001 and $324,732 in 2000                                        45,814,781        26,004,918
                                                                                    ------------      ------------
              Total real estate assets                                                54,714,355        30,425,323
Cash and cash equivalents                                                              1,345,562           207,475
Accounts receivable                                                                      442,023           130,490
                                                                                    ------------      ------------
              Total assets                                                          $ 56,501,940      $ 30,763,288
                                                                                    ============      ============

                                Liabilities and Partners' Capital

Liabilities:

    Accounts payable                                                                $    134,969      $          0
    Partnership distributions payable                                                  1,238,205           208,261
                                                                                    ------------      ------------
              Total liabilities                                                        1,373,174           208,261
                                                                                    ------------      ------------
Partners' capital:
    Wells Real Estate Fund XII                                                        24,828,894        16,242,127
    Wells Operating Partnership, L.P.                                                 30,299,872        14,312,900
                                                                                    ------------      ------------
              Total partners' capital                                                 55,128,766        30,555,027
                                                                                    ------------      ------------
              Total liabilities and partners' capital                               $ 56,501,940      $ 30,763,288
                                                                                    ============      ============

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                                           2001           2000
                                                                        ----------      --------
Revenues:
    Rental income                                                       $4,683,323      $974,796
    Interest income                                                         25,144         2,069
                                                                        ----------      --------
                                                                         4,708,467       976,865
                                                                        ----------      --------
Expenses:
    Depreciation                                                         1,807,106       324,732
    Management and leasing fees                                            224,033        32,756
    Partnership administration                                              38,928         3,917
    Legal and accounting                                                    16,425             0
    Operating costs, net of reimbursements                                  10,453         1,210
                                                                        ----------      --------
                                                                         2,096,945       362,615
                                                                        ----------      --------
Net income                                                              $2,611,522      $614,250
                                                                        ==========      ========

Net income allocated to Wells Real Estate Fund XII                      $1,224,645      $309,190
                                                                        ==========      ========

Net income allocated to Wells Operating Partnership, L.P.               $1,386,877      $305,060
                                                                        ==========      ========


                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                      Wells Real            Wells                Total
                                                        Estate            Operating            Partners'
                                                       Fund XII        Partnership, L.P.        Capital
                                                      -----------      -----------------      -----------
Balance, May 10, 2000 (inception)                     $         0         $            0      $         0
    Net income                                            309,190                305,060          614,250
    Partnership contributions                          16,340,884             14,409,171       30,750,055
    Partnership distributions                            (407,948)              (401,330)        (809,278)
                                                      -----------      -----------------      -----------
Balance, December 31, 2000                             16,242,126             14,312,901       30,555,027
    Net income                                          1,224,645              1,386,877        2,611,522
    Partnership contributions                           9,298,084             16,795,441       26,093,525
    Partnership distributions                          (1,935,961)            (2,195,347)      (4,131,308)
                                                      -----------      -----------------      -----------
Balance, December 31, 2001                            $24,828,894         $   30,299,872      $55,128,766
                                                      ===========      =================      -----------

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000


                                                                                         2001              2000
                                                                                     ------------     -------------
Cash flows from operating activities:
    Net income                                                                       $  2,611,522     $     614,250
                                                                                     ------------     -------------

    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                 1,807,106           324,732
           Changes in assets and liabilities:
              Accounts receivable                                                        (311,533)         (130,490)
              Accounts payable                                                            134,969                 0
                                                                                     ------------     -------------
                 Total adjustments                                                      1,630,542           194,242
                                                                                     ------------     -------------
                 Net cash provided by operating activities                              4,242,064           808,492
                                                                                     ------------     -------------
Cash flows from investing activities:

    Investment in real estate                                                         (26,096,138)      (29,520,043)
                                                                                     ------------     -------------
Cash flows from financing activities:
    Distributions to joint venture partners                                            (3,101,364)         (601,017)
    Contributions received from partners                                               26,093,525        29,520,043
                                                                                     ------------     -------------
                 Net cash provided by financing activities                             22,992,161        28,919,026
                                                                                     ------------     -------------
Net increase in cash and cash equivalents                                               1,138,087           207,475
Cash and cash equivalents, beginning of period                                            207,475                 0
                                                                                     ------------     -------------
Cash and cash equivalents, end of year                                               $  1,345,562     $     207,475
                                                                                     ============     =============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                              $          0     $   1,230,012
                                                                                     ============     =============

Fund XIII and REIT Joint Venture

On June 27, 2001, Wells Real Estate Fund XIII, L.P. ("Fund XIII") entered into a joint venture with the Operating Partnership to form the Fund XIII and REIT Joint Venture. On July 16, 2001, the Fund XIII and REIT Joint Venture purchased an 85,000-square foot, two-story office building known as the AmeriCredit Building in Clay County, Florida. On December 21, 2001, the Fund XIII and REIT Joint Venture purchased two connected one-story office and assembly buildings consisting of 148,200 square feet known as the ADIC Buildings in Douglas County, Colorado.

Following are the financial statements for the Fund XIII and REIT Joint Venture:

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                                  Balance Sheet
                                December 31, 2001

                                     Assets

Real estate assets, at cost:

    Land                                                            $  3,724,819
    Building and improvements, less accumulated depreciation
     of $266,605 in 2001                                              22,783,948
                                                                    ------------
              Total real estate assets                                26,508,767
Cash and cash equivalents                                                460,380
Accounts receivable                                                       71,236
Prepaid assets and other expenses                                            773
                                                                    ------------
              Total assets                                          $ 27,041,156
                                                                    ============


                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                $    145,331
    Partnership distributions payable                                    315,049
                                                                    ------------
              Total liabilities                                          460,380
                                                                    ------------
Partners' capital:
    Wells Real Estate Fund XIII                                        8,453,438
    Wells Operating Partnership, L.P.                                 18,127,338
                                                                    ------------
              Total partners' capital                                 26,580,776
                                                                    ------------
              Total liabilities and partners' capital               $ 27,041,156
                                                                    ============

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                               Statement of Income
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001
Revenues:
    Rental income                                                      $706,373
                                                                      ---------
Expenses:
    Depreciation                                                        266,605
    Management and leasing fees                                          26,954
    Operating costs, net of reimbursements                               53,659
    Legal and accounting                                                  2,800
                                                                      ---------
                                                                        350,018
                                                                      ---------
Net income                                                             $356,355
                                                                      =========

Net income allocated to Wells Real Estate Fund XIII                    $ 58,610
                                                                      =========

Net income allocated to Wells Operating Partnership, L.P.              $297,745
                                                                      =========

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statement of Partners' Capital
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

                                                              Wells
                                       Wells Real    Operating         Total
                                        Estate       Partnership,     Partners'
                                       Fund XIII         L.P.          Capital
                                       ----------    -----------      ---------


Balance, June 27, 2001 (inception)    $        0     $         0   $          0
  Net income                              58,610         297,745        356,355
  Partnership contributions            8,491,069      18,285,076     26,776,145
  Partnership distributions              (96,241)       (455,483)      (551,724)
                                      ----------     -----------   ------------
Balance, December 31, 2001            $8,453,438     $18,127,338   $ 26,580,776
                                      ==========     ===========   ============

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                             Statement of Cash Flows
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

    Cash flows from operating activities:
        Net income                                                                                        $     356,355
                                                                                                          -------------
        Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                                         266,605
           Changes in assets and liabilities:
               Accounts receivable                                                                              (71,236)
               Prepaid expenses and other assets                                                                   (773)
               Accounts payable                                                                                 145,331
                                                                                                          -------------
                  Total adjustments                                                                             339,927
                                                                                                          -------------
                  Net cash provided by operating activities                                                     696,282
                                                                                                          -------------
    Cash flows from investing activities:
        Investment in real estate                                                                           (25,779,337)
                                                                                                          -------------
    Cash flows from financing activities:
        Contributions from joint venture partners                                                            25,780,110
        Distributions to joint venture partners                                                                (236,675)
                                                                                                          -------------
                  Net cash provided by financing activities                                                  25,543,435
                                                                                                          -------------
    Net increase in cash and cash equivalents                                                                   460,380
    Cash and cash equivalents, beginning of period                                                                    0
                                                                                                          -------------
    Cash and cash equivalents, end of year                                                                $     460,380
                                                                                                          -------------
    Supplemental disclosure of noncash activities:
        Deferred project costs contributed to Joint Venture                                               $     996,035
                                                                                                          =============


6.   INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

     The Operating Partnership's income tax basis net income for the years ended December 31, 2001 and 2000 are calculated as follows:


                                                                                             2001               2000
                                                                                       --------------     --------------

    Financial statement net income                                                       $21,723,967      $  8,552,967
    Increase (decrease) in net income resulting from:
        Depreciation expense for financial reporting purposes in excess of
           amounts for income tax purposes                                                 7,347,459         3,511,353
        Rental income accrued for financial reporting purposes in excess of
           amounts for income tax purposes                                                (2,735,237)       (1,822,220)
        Expenses deductible when paid for income tax purposes, accrued for
           financial reporting purposes                                                       25,658            37,675
                                                                                       --------------     --------------
    Income tax basis net income                                                          $26,361,847      $ 10,279,775
                                                                                       ==============     ==============

    The Operating Partnership's income tax basis partners' capital at December 31, 2001 and 2000 is computed as follows:

                                                                                         2001                2000
                                                                                     ------------       ------------

    Financial statement partners' capital                                            $710,285,758       $265,341,612
    Increase (decrease) in partners' capital resulting from:
        Depreciation expense for financial reporting purposes in excess of
           amounts for income tax purposes                                             11,891,061          4,543,602
        Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting
           purposes                                                                    12,896,312         12,896,312
        Accumulated rental income accrued for financial reporting purposes
           in excess of amounts for income tax purposes                                (5,382,483)        (2,647,246)
        Accumulated expenses deductible when paid for income tax purposes,
           accrued for financial reporting purposes                                       114,873             89,215
        Dividends payable                                                               1,059,026          1,025,010
        Other                                                                            (222,378)          (222,378)
                                                                                     ------------       ------------
    Income tax basis partners' capital                                               $730,642,169       $281,026,127
                                                                                     ============       ============

7.       RENTAL INCOME

    The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 2001 is as follows:

                     Year ended December 31:
                         2002                                  $  69,364,229
                         2003                                     70,380,691
                         2004                                     71,184,787
                         2005                                     70,715,556
                         2006                                     71,008,821
                     Thereafter                                  270,840,299
                                                               -------------
                                                               $ 623,494,383
                                                               =============

    One tenant contributed 10% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 12% of future minimum rental income.

    Future minimum rental income due from Fund VIII, IX, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                     Year ended December 31:
                         2002                                     $1,287,119
                         2003                                      1,287,119
                         2004                                        107,260
                         2005                                              0
                         2006                                              0
                     Thereafter                                            0
                                                                  ----------
                                                                  $2,681,498
                                                                  ==========

    One tenant contributed 100% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                     $  3,648,769
                     2003                                        3,617,432
                     2004                                        3,498,472
                     2005                                        2,482,815
                     2006                                        2,383,190
                 Thereafter                                      3,053,321
                                                              ------------
                                                              $ 18,683,999
                                                              ============

     Four tenants contributed 26%, 23%, 13%, and 13% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute 38%, 21%, 20%, and 17% of future minimum rental income.

     The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                     $   834,888
                     2003                                         695,740
                                                              -----------
                                                              $ 1,530,628
                                                              ===========

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                     $   922,444
                     2003                                         950,118
                     2004                                         894,832
                                                              -----------
                                                              $ 2,767,394
                                                              ===========

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund XI, XII, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                     $  3,277,512
                     2003                                        3,367,510
                     2004                                        3,445,193
                     2005                                        3,495,155
                     2006                                        3,552,724
                 Thereafter                                      2,616,855
                                                              ------------
                                                              $ 19,754,949
                                                              ============

     Four tenants contributed approximately 30%, 28%, 24%, and 18% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute approximately 30%, 27%, 25%, and 18% of future minimum rental income.

     The future minimum rental income due from Fund XII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                    $  5,352,097
                     2003                                       5,399,451
                     2004                                       5,483,564
                     2005                                       5,515,926
                     2006                                       5,548,289
                 Thereafter                                    34,677,467
                                                             ------------
                                                             $ 61,976,794
                                                             ============

     Three tenants contributed approximately 31%, 29%, and 27% of rental income for the year ended December 31, 2001. In addition, three tenants will contribute approximately 58%, 21%, and 18% of future minimum rental income.

     The future minimum rental income due Fund XIII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                    $  2,545,038
                     2003                                       2,602,641
                     2004                                       2,661,228
                     2005                                       2,721,105
                     2006                                       2,782,957
                 Thereafter                                    13,915,835
                                                             ------------
                                                             $ 27,228,804
                                                             ============

     One tenant contributed approximately 95% of rental income for the year ended December 31, 2001. In addition, two tenants will contribute approximately 51% and 49% of future minimum rental income.

8.   INVESTMENT IN BONDS AND OBLIGATION UNDER CAPITAL LEASE

     On September 27, 2001, the Operating Partnership acquired a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the "Bond Lease"). The ground leasehold interest under the Bond Lease, along with the Bond and Bond Deed of Trust described below, were purchased from Ingram Micro, L.P. ("Ingram") in a sale lease-back transaction for a purchase price of $21,050,000. The Bond Lease expires on December 31, 2026. At closing, the Operating Partnership also entered into a new lease with Ingram pursuant to which Ingram agreed to lease the entire Ingram Micro Distribution Facility for a lease term of 10 years with two successive 10-year renewal options.

     In connection with the original development of the Ingram Micro Distribution Facility, the Industrial Development Board of the City of Milington, Tennessee (the "Industrial Development Board") issued an Industrial Development Revenue Note dated December 20, 1995 in the principal amount of $22,000,000 (the "Bond") to Lease Plan North America, Inc. (the "Original Bond Holder"). The proceeds from the issuance of the Bond were utilized to finance the construction of the Ingram Micro Distribution Facility. The Bond is secured by a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases also dated December 20, 1995 (the "Bond Deed of Trust") executed by the Industrial Development Board for the benefit of the Original Bond Holder. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100.00 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth below, was acquired and is currently held by the Operating Partnership.

     On December 20, 2000, Ingram purchased the Bond and the Bond Deed of Trust from the Original Bond Holder. On September 27, 2001, along with purchasing the Ingram Micro Distribution Facility through its acquisition of the ground leasehold interest under the Bond Lease, the Operating Partnership also acquired the Bond and the Bond

     Deed of Trust from Ingram. Because the Operating Partnership is technically subject to the obligation to pay the $22,000,000 indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company's books as a liability; however, since Operating Partnership is also the owner of the Bond, the Bond is also carried on the Company's books as an asset.

9.   NOTES PAYABLE

     As of December 31, 2001, the Operating Partnership's notes payable included the following:

        Note payable to Bank of America, interest at 5.9%,
        interest payable monthly, due July 30, 2003,
        collateralized by the Nissan property                         $  468,844

        Note payable to SouthTrust Bank, interest at
        LIBOR plus 175 basis points, principal and interest
        payable monthly, due June 10, 2002; collateralized
        by the Operating Partnership's interests in the
        Cinemark Building, the Dial Building, the ASML
        Building, the Motorola Tempe Building, the Avnet
        Building, the Matsushita Building, and the PwC Building        7,655,600
                                                                      ----------
                      Total                                           $8,124,444
                                                                      ==========

     The contractual maturities of the Operating Partnership's notes payable are as follows as of December 31, 2001:

                 2002                                                 $7,655,600
                 2003                                                    468,844
                                                                      ----------
                               Total                                  $8,124,444
                                                                      ==========

10.  COMMITMENTS AND CONTINGENCIES

     Take Out Purchase and Escrow Agreement

     An affiliate of the Advisor ("Wells Exchange") has developed a program (the "Wells Section 1031 Program") involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons ("1031 Participants") who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

     Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company's board of directors, it is anticipated that Wells OP will enter into a take out purchase and escrow agreement or similar contract providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interest in that particular property to 1031 Participants, the Operating Partnership will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold at the end of the offering period.

     As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $137,500 to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing that, among other things, Wells OP is obligated to acquire, at Wells Exchange's cost ($839,694 in cash plus $832,060 of assumed debt for each 7.63358% interest of co-tenancy interest unsold), any co-tenancy interest in the building known as the Ford Motor Credit Complex which remains unsold at the expiration of the offering of Wells Exchange, which has been extended to April 15, 2002, which is also the maturity date of the interim loan relating to such property. The Ford Motor Credit Complex consists of two connecting office buildings containing 167,438 rentable square feet located in Colorado Springs, Colorado, currently under a triple-net lease with Ford Motor Credit Company, a wholly owned subsidiary of Ford Motor Company.

     The obligations of Wells OP under the take out purchase and escrow agreement are secured by reserving against a portion of Wells OP's existing line of credit with Bank of America, N.A. (the "Interim Lender"). If, for any reason, Wells OP fails to acquire any of the co-tenancy interest in the Ford Motor Credit Complex which remains unsold as of April 15, 2002, or there is otherwise an uncured default under the interim loan or the line of credit documents, the Interim Lender is authorized to draw down Wells OP's line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of co-tenancy interest in the Ford Motor Credit Complex would be deeded to Wells OP. Wells OP's maximum economic exposure in the transaction is $21,900,000, in which event Wells OP would acquire the Ford Motor Credit Complex for $11,000,000 in cash plus assumption of the first mortgage financing in the amount of $10,900,000. If some, but not all, of the co-tenancy interests are sold, Wells OP's exposure would be less, and it would own an interest in the property in co-tenancy with the 1031 Participants who had previously acquired co-tenancy interests in the Ford Motor Credit Complex from Wells Exchange.

     Development of the Nissan Property

     The Operating Partnership has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing a three-story office building containing 268,290 rentable square feet on the Nissan Property. The construction agreement provides that the Operating Partnership will pay the contractor a maximum of $25,326,017 for the design and construction of the building. Construction commenced on January 25, 2002 and is scheduled to be completed within 20 months.

     General

     Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

11.  SHAREHOLDERS' EQUITY

     Common Stock Option Plan

     The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

     The Company has adopted the disclosure provisions in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

     A summary of the Company's stock option activity during 2001 and 2000 is as follows:

                                                                        Exercise
                                                            Number       Price
                                                            ------       -----

       Outstanding at December 31, 1999                     17,500        $12
           Granted                                           7,000         12
                                                          --------
       Outstanding at December 31, 2000                     24,500         12
           Granted                                           7,000         12
                                                          --------
       Outstanding at December 31, 2001                     31,500         12
                                                          ========

       Outstanding options exercisable as of
       December 31, 2001                                    10,500         12
                                                          ========

     For SFAS No. 123 purposes, the fair value of each stock option for 2001 and 2000 has been estimated as of the date of the grant using the minimum value method. The weighted average risk-free interest rates assumed for 2001 and 2000 were 5.05% and 6.45%, respectively. Dividend yields of 7.8% and 7.3% were assumed for 2001 and 2000, respectively. The expected life of an option was assumed to be six years and four years for 2001 and 2000, respectively. Based on these assumptions, the fair value of the options granted during 2001 and 2000 is $0.

     Treasury Stock

     During 1999, the Company's board of directors authorized a dividend reinvestment program (the "DRP"), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company's common stock in lieu of receiving cash dividends. During 2000, the Company's board of directors authorized a common stock repurchase plan subject to the amount reinvested in the Company's common shares through the DRP, less shares already redeemed, and a limitation in the amount of 3% of the average common shares outstanding during the preceding year. During 2001 and 2000, the Company repurchased 413,743 and 141,297 of its own common shares at an aggregate cost of $4,137,427 and $1,412,969, respectively. These transactions were funded with cash on hand and did not exceed either of the foregoing limitations.

12.  QUARTERLY RESULTS (UNAUDITED)

     Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2001 and 2000:


                                                                            2001 Quarters Ended
                                                   --------------------------------------------------------------------
                                                     March 31         June 30          September 30        December 31
                                                   -----------    --------------      --------------     --------------
     Revenues                                      $10,669,713       $10,891,240         $12,507,904        $15,239,945
     Net income                                      3,275,345         5,038,898           6,109,137          7,300,587
     Basic and diluted earnings per share
       (a)                                         $      0.10       $      0.12         $      0.11        $      0.10
     Dividends per share (a)                              0.19              0.19                0.19               0.19

         (a) The totals of the four quarterly amounts for the year ended December 31, 2001 do not equal the totals for the year. This difference results from rounding differences between quarters.




                                                                            2000 Quarters Ended
                                                   --------------------------------------------------------------------
                                                    March 31          June 30          September 30        December 31
                                                   -----------    --------------      --------------     --------------
     Revenues                                      $ 3,710,409       $ 5,537,618         $ 6,586,611        $ 7,538,568
     Net income                                      1,691,288         1,521,021           2,525,228          2,815,430
     Basic and diluted earnings per share          $      0.11       $      0.08         $      0.11        $      0.10
     Dividends per share                                  0.18              0.18                0.18               0.19

13.  SUBSEQUENT EVENT

     On January 11, 2002, the Operating Partnership purchased a three-story office building on a 9.8-acre tract of land located in Sarasota County, Florida known as the Arthur Andersen Building, from an unaffiliated third party for $21,400,000. The Operating Partnership incurred additional related acquisition expenses, including attorneys' fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $30,000.

             WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

                     (A Georgia Public Limited Partnership)

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001

                                                                   Initial Cost
                                                            -----------------------------
                                                                                               Costs of
                                Ownership                                 Buildings and       Capitalized
     Description               Percentage  Encumbrances       Land         Improvements      Improvements
   ---------------            ------------ -------------    ---------    ----------------    --------------
   ALSTOM
      POWER--
      KNOXVILLE
      PROPERTY
      (a)                          4%           None        $  582,897     $   744,164       $  6,744,547

   AVAYA BUILDING                  4            None         1,002,723       4,386,374            242,241

   360
   INTERLOCKEN(c)                  4            None         1,570,000       6,733,500            437,266

   IOMEGA
   PROPERTY(d)                     4            None           597,000       4,674,624            876,459

   OHMEDA
   PROPERTY (e)                    4            None         2,613,600       7,762,481            528,415

   FAIRCHILD
   PROPERTY (f)                   78            None         2,130,480       6,852,630            374,300

   ORANGE COUNTY
   PROPERTY (g)                   44            None         2,100,000       4,463,700            287,916

   PRICEWATER-
   HOUSECOOPERS
   PROPERTY (h)                  100            None         1,460,000      19,839,071            825,560

   EYBL CARTEX
   PROPERTY (i)                   57            None           330,000       4,791,828            213,411

   SPRINT BUILDING
   (j)                            57            None         1,696,000       7,850,726            397,783

   JOHNSON
   MATTHEY (k)                    57            None         1,925,000       6,131,392            335,685

   GARTNER
   PROPERTY (l)                   57            None           895,844       7,451,760            347,820

   AT&T--pa
   PROPERTY (m)                  100            None           662,000      11,836,368            265,740



                    Gross Amount at Which Carried at December 31, 2001
                   --------------------------------------------------------
                                                                                                                      Life on Which
                                                                                                                       Depreciation
                                Buildings and    Construction                  Accumulated      Date of      Date       is Computed
     Description        Land     Improvements     in Progress      Total      Depreciation   Construction  Acquired        (dd)
   --------------  ------------ --------------  --------------  -----------  -------------- ------------- ----------  --------------
   ALSTOM
      POWER--                                                                                    1997     12/10/96    20 to 25 years
      KNOXVILLE
      PROPERTY
      (a)           $  607,930    $ 7,463,678     $        0    $ 8,071,608    $ 1,844,482

   AVAYA BUILDING    1,051,138      4,580,200              0      5,631,338        656,495       1998      6/24/98    20 to 25 years

   360                                                                                           1996      3/20/98    20 to 25 years
   INTERLOCKEN(c)    1,650,070      7,090,696              0      8,740,766      1,098,339

   IOMEGA                                                                                        1998      7/01/98    20 to 25 years
   PROPERTY(d)         641,988      5,506,095              0      6,148,083        742,404

   OHMEDA                                                                                        1998      2/13/98    20 to 25 years
   PROPERTY (e)      2,746,894      8,157,602              0     10,904,496      1,278,024

   FAIRCHILD                                                                                     1998      7/21/98    20 to 25 years
   PROPERTY (f)      2,219,251      7,138,159              0      9,357,410        999,301

   ORANGE COUNTY                                                                                 1998      7/31/98    20 to 25 years
   PROPERTY (g)      2,187,501      4,664,115              0      6,851,616        651,780

   PRICEWATER-
   HOUSECOOPERS                                                                                  1998     12/31/98    20 to 25 years
   PROPERTY (h)      1,520,834     20,603,797              0     22,124,631      2,469,792

   EYBL CARTEX                                                                                   1998      5/18/99    20 to 25 years
   PROPERTY (i)        343,750      4,991,489              0      5,335,239        532,416

   SPRINT BUILDING                                                                               1998       7/2/98    20 to 25 years
   (j)               1,766,667      8,177,842              0      9,944,509        817,785

   JOHNSON                                                                                       1973      8/17/99    20 to 25 years
   MATTHEY (k)       2,005,209      6,386,868              0      8,392,077        617,438

   GARTNER                                                                                       1998      9/20/99    20 to 25 years
   PROPERTY (l)        933,171      7,762,253              0      8,695,424        724,477

   AT&T--pa                                                                                      1998       2/4/99    20 to 25 years
   PROPERTY (m)        689,583     12,074,525              0     12,764,108      1,408,686

                                                       Initial Cost
                                                ---------------------------
                                                                               Costs of
                      Ownership                             Buildings and     Capitalized
     Description     Percentage   Encumbrances     Land      Improvements     Improvements
   ---------------  ------------ -------------  ---------  ----------------  --------------
   MARCONI
   PROPERTY (n)          100          None       5,000,000     28,161,665       1,381,747

   CINEMARK
   PROPERTY (o)          100          None       1,456,000     20,376,881         908,217

   MATSUSHITA
   PROPERTY (p)          100          None       4,577,485              0      13,860,142

   ALSTOM
   POWER--
   RICHMOND
   PROPERTY(q)           100          None         948,401              0       9,938,308

   METRIS--OK
   PROPERTY (r)          100          None       1,150,000     11,569,583         541,489

   DIAL PROPERTY
   (s)                   100          None       3,500,000     10,785,309         601,264

   ASML PROPERTY
   (t)                   100          None               0     17,392,633         731,685

   MOTOROLA--AZ
   PROPERTY (u)          100          None               0     16,036,219         669,639

   AVNET
   PROPERTY (v)          100          None               0     13,271,502         551,156

   DELPHI
   PROPERTY (w)          100          None       2,160,000     16,775,971       1,676,956

   SIEMENS
   PROPERTY (x)           47          None       2,143,588     12,048,902         591,358

   QUEST
   PROPERTY (y)           16          None       2,220,993      5,545,498          51,285

   MOTOROLA--NJ
   PROPERTY (z)          100          None       9,652,500     20,495,243               0

   METRIS--MN
   PROPERTY (aa)         100          None       7,700,000     45,151,969           2,181

   STONE &
   WEBSTER
   PROPERTY (bb)         100          None       7,100,000     37,914,954               0

   AT&T--OK
   PROPERTY (cc)          47          None       2,100,000     13,227,555         638,651

   COMDATA
   PROPERTY               64          None       4,300,000     20,650,000         572,944

   AMERICREDIT
   PROPERTY               87          None       1,610,000     10,890,000         563,257

   STATE STREET
   PROPERTY              100          None      10,600,000     38,962,988       4,344,837

   IKON PROPERTY         100          None       2,735,000     17,915,000         985,856

   NISSAN
   PROPERTY              100    $8,124,444       5,545,700              0          21,353


                      Gross Amount at Which Carried at December 31, 2001
                   --------------------------------------------------------
                                                                                                                      Life on Which
                                                                                                                       Depreciation
                                Buildings and    Construction                  Accumulated      Date of      Date       is Computed
     Description        Land     Improvements     in Progress      Total      Depreciation   Construction  Acquired        (dd)
   --------------  ------------ --------------  --------------  -----------  -------------- ------------- ----------  --------------
   MARCONI                                                                                       1991       9/10/99   20 to 25 years
   PROPERTY (n)      5,208,335     29,335,077          0         34,543,412     2,737,941

   CINEMARK                                                                                      1999      12/21/99   20 to 25 years
   PROPERTY (o)      1,516,667     21,224,431          0         22,741,098     1,768,692

   MATSUSHITA                                                                                    1999       3/15/99   20 to 25 years
   PROPERTY (p)      4,768,215     13,773,660          0         18,541,875     2,032,803

   ALSTOM                                                                                        1999       7/22/99   20 to 25 years
   POWER--
   RICHMOND
   PROPERTY(q)         987,918      9,923,454          0         10,911,372       921,980

   METRIS--OK                                                                                    2000       2/11/00   20 to 25 years
   PROPERTY (r)      1,197,917     12,063,155          0         13,261,072       881,413

   DIAL PROPERTY                                                                                 1997       3/29/00   20 to 25 years
   (s)               3,645,835     11,240,738     83,125         14,969,698       821,315

   ASML PROPERTY                                                                                 1995       3/29/00   20 to 25 years
   (t)                       0     18,124,318          0         18,124,318     1,314,573

   MOTOROLA--AZ                                                                                  1998       3/29/00   20 to 25 years
   PROPERTY (u)              0     16,705,858          0         16,705,858     1,218,400

   AVNET                                                                                         2000       6/12/00   20 to 25 years
   PROPERTY (v)              0     13,822,658          0         13,822,658       868,060

   DELPHI                                                                                        2000       6/29/00   20 to 25 years
   PROPERTY (w)      2,250,008     18,469,408     14,877         20,734,293     1,286,705

   SIEMENS                                                                                       2000       5/10/00   20 to 25 years
   PROPERTY (x)      2,232,905     12,550,943     43,757         14,827,605       959,465

   QUEST                                                                                         1997       9/10/97   20 to 25 years
   PROPERTY (y)      2,220,993      5,602,160          0          7,823,153       649,436

   MOTOROLA--NJ                                                                                  2000       11/1/00   20 to 25 years
   PROPERTY (z)     10,054,720     25,540,919    392,104         35,987,743     1,541,768

   METRIS--MN                                                                                    2000      12/21/00   20 to 25 years
   PROPERTY (aa)     8,020,859     47,042,309          0         55,063,168     2,000,737

   STONE &                                                                                       1994      12/21/00   20 to 25 years
   WEBSTER
   PROPERTY (bb)     7,395,857     39,498,469          0         46,894,326     1,679,981

   AT&T--OK
   PROPERTY (cc)     2,187,500     13,785,631          0         15,973,131       597,317        1999      12/28/00   20 to 25 years

   COMDATA
   PROPERTY          4,479,168     21,566,287          0         26,045,455       575,056        1986     5/15/2001   20 to 25 years

   AMERICREDIT
   PROPERTY          1,677,084     11,386,174          0         13,063,258       227,724        2001     7/16/2001   20 to 25 years

   STATE STREET                                                                                  1998     7/30/2001   20 to 25 years
   PROPERTY         11,041,670     40,666,305  2,201,913         53,909,888       807,903

   IKON PROPERTY     2,847,300     18,792,672          0         21,639,972       250,689        2000      9/7/2001   20 to 25 years

   NISSAN                                                                                        2002     9/19/2001   20 to 25 years
   PROPERTY          5,567,053              0  2,653,777          8,220,830             0

                                                     Initial Cost                Gross Amount at Which Carried at December 31, 2001
                                             ----------------------------       ----------------------------------------------------

                                                                             Costs of
                   Ownership                                Buildings and  Capitalized                  Buildings and  Construction
   Description     Percentage   Encumbrances     Land       Improvements   Improvements      Land       Improvements   in Progress
----------------   ----------   ------------  -----------   -------------  -----------   ------------   -------------  ------------
INGRAM MICRO
PROPERTY              100       $22,000,000       333,049     20,666,951       922,657        333,049     21,590,010            0

LUCENT
PROPERTY              100              None     7,000,000     10,650,000     1,106,240      7,275,830     11,484,562            0

CONVERGYS
PROPERTY              100              None     3,500,000      9,755,000       791,672      3,642,442     10,404,230            0


ADIC PROPERTY          51              None     1,954,213     11,000,000       757,902      2,047,735     11,664,380            0

WINDY POINT I
PROPERTY              100              None     4,360,000     29,298,642     1,440,568      4,536,862     30,562,349            0

WINDY POINT II
PROPERTY              100              None     3,600,000     52,016,358     2,385,402      3,746,033     54,255,727            0
                                       ----     ---------     ----------     ---------      ---------     ----------            -

  Total                         $30,124,444  $112,812,473   $584,077,441   $57,913,909   $117,245,941   $645,673,203   $5,389,553
                                ===========  ============   ============   ===========   ============   ============   ==========

                                                                               Life on Which
                                                                               Depreciation
                                 Accumulated      Date of       Date of        is Computed
                     Total       Depreciation   Construction    Acquired           (dd)
                  ------------   ------------   ------------   ----------      -------------

INGRAM MICRO                                        1997        9/27/2001      20 to 25 years
PROPERTY            21,923,059       292,307

LUCENT                                              2000        9/28/2001      20 to 25 years
PROPERTY            18,760,392       153,093

CONVERGYS                                           2001       12/21/2001      20 to 25 years
PROPERTY            14,046,672        34,681

ADIC                                                2001       12/21/2001      20 to 25 years
      PROPERTY      13,712,115        38,881

WINDY POINT I                                       1999       12/31/2001      20 to 25 years
PROPERTY            35,099,211       101,875

WINDY POINT II                                      2001       12/31/2001      20 to 25 years
PROPERTY            58,001,760       180,852
                    ----------       -------

  Total           $768,308,697   $37,785,066
                  ============   ===========

               (a) The Alstom Power Knoxville Property consists of a three-story office building located in Knoxville, Tennessee. It is owned by Fund IX-X-XI-REIT Joint Venture.
               (b) The Avaya Building consists of a one-story office building located in Oklahoma City, Oklahoma. It is owned by Fund IX-X-XI-REIT Joint Venture.
               (c) The 360 Interlocken Property consists of a three-story multi-tenant office building located in Broomfield, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
               (d) The Iomega Property consists of a one-story warehouse and office building located in Ogden, Utah. It is owned by Fund IX-X-XI-REIT Joint Venture.
               (e) The Ohmeda Property consists of a two-story office building located in Louisville, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
               (f) The Fairchild Property consists of a two-story warehouse and office building located in Fremont, California. It is owned by Wells/Freemont Associates.
               (g) The Orange County Property consists of a one-story warehouse and office building located in Fountain Valley, California. It is owned by Wells/Orange County Associates.
               (h) The PriceWaterhouseCoopers Property consists of a four-story office building located in Tampa, Florida. It is 100% owned by the Company.
               (i) The EYBL CarTex Property consists of a one-story manufacturing and office building located in Fountain Inn, South Carolina. It is owned by Fund XI-XII-REIT Joint Venture.
               (j) The Sprint Building consists of a three-story office building located in Leawood, Kansas. It is owned by Fund XI-XII-REIT Joint Venture.
               (k) The Johnson Matthey Property consists of a one-story research and development office and warehouse building located in Chester County, Pennsylvania. It is owned by Fund XI-XII-REIT Joint Venture.
               (l) The Gartner Property consists of a two-story office building located in Ft. Myers, Florida. It is owned by Fund XI-XII-REIT Joint Venture
               (m) The AT&T--PA Property consists of a four-story office building located in Harrisburg, Pennsylvania. It is 100% owned by the Company.

               (n) The Marconi Property consists of a two-story office building located in Wood Dale, Illinois. It is 100% owned by the Company.
               (o) The Cinemark Property consists of a five-story office building located in Plano, Texas. It is 100% owned by the Company.
               (p) The Matsushita Property consists of a two-story office building located in Lake Forest, California. It is 100% owned by the Company.
               (q) The Alstom Property consists of a four-story office building located in Midlothian, Chesterfield County, Virginia. It is 100% owned by the Company.
               (r) The Metris--OK Property consists of a three-story office building located in Tulsa, Oklahoma. It is 100% owned by the Company.
               (s) The Dial Property consists of a two-story office building located in Scottsdale, Arizona. It is 100% owned by the Company.
               (t) The ASML Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
               (u) The Motorola--AZ Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
               (v) The Avnet Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
               (w) The Delphi Property consists of a three-story office building located in Troy, Michigan. It is 100% owned by the Company.
               (x) The Siemens Property consists of a three-story office building located in Troy, Michigan. It is owned by Fund XII-REIT Joint Venture.
               (y) The Quest Property consists of a two-story office building located in Orange County, California. It is owned by Fund VIII-IX-REIT Joint Venture.
               (z) The Motorola--NJ Property consists of a three-story office building located in South Plainfield, New Jersey. It is 100% owned by the Company.
               (aa) The Metris--MN Property consists of a nine-story office building located in Minnetonka, Minnesota. It is 100% owned by the Company.
               (bb) The Stone & Webster Property consists of a six-story office building located in Houston, Texas. It is 100% owned by the Company.
               (cc) The AT&T--OK Property consists of a two-story office
                    building located in Oklahoma City, Oklahoma. It is owned by the Fund XII-REIT Joint Venture.
               (dd) Depreciation lives used for buildings are 25 years.
                    Depreciation lives used for land improvements are 20 years.

             WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001

                                                          Accumulated
                                        Cost             Depreciation
                                     -------------       ------------

BALANCE AT DECEMBER 31, 1998         $  76,201,910       $  1,487,963

    1999 additions                     103,916,288          4,243,688
                                     -------------       ------------
BALANCE AT DECEMBER 31, 1999           180,118,198          5,731,651

    2000 additions                     293,450,036         11,232,378
                                     -------------       ------------
BALANCE AT DECEMBER 31, 2000           473,568,234         16,964,029
                                     =============       ============

                                     =============       ============
    2001 additions                     294,740,403         20,821,037
                                     =============       ============
BALANCE AT DECEMBER 31, 2001         $ 768,308,697       $ 37,785,066
                                     =============       ============

                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") Except for the Wells REIT, all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

     Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the "Prior Performance Summary" section of this prospectus.

     Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

     The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Wells Public Programs

     Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

     Table V - Sales or Disposals of Property

     Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

     "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

     "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

                                                  Wells Real         Wells Real        Wells Real Estate
                                                 Estate Fund        Estate Fund           Investment
                                                   XI, L.P.          XII, L.P.            Trust, Inc.
                                                   --------          ---------            -----------

Dollar Amount Raised                             $16,532,802/(3)/   $ 35,611,192/(4)/    $307,411,112/(5)/
                                                  ==========         ===========          ===========

Percentage Amount Raised                                 100%/(3)/           100%/(4)/            100%/(5)/

Less Offering Expenses
  Underwriting Fees                                      9.5%                9.5%                 9.5%
  Organizational Expenses                                3.0%                3.0%                 3.0%
Reserves/(1)/                                            0.0%                0.0%                 0.0%
                                                        ----                ----                  ---
  Percent Available for Investment                      87.5%               87.5%                87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                                0.0%                0.0                  0.5%
  Cash Down Payment                                     84.0%               84.0%                73.8%
  Acquisition Fees/(2)/                                  3.5%                3.5%                 3.5%
  Development and Construction Costs                     0.0%                0.0                  9.7%

Reserve for Payment of Indebtedness                      0.0%                0.0%                 0.0%
                                                       -----                ----                -----

Total Acquisition and Development Cost                  87.5%               87.5%                87.5%

Percent Leveraged                                        0.0%                0.0%                30.9%
                                                       =====                ====                =====

Date Offering Began                                 12/31/97            03/22/99             01/30/98

Length of Offering                                     12 mo.              24 mo.               35 mo.

Months to Invest 90% of Amount Available
for Investment (Measured from Beginning of             20 mo.              26 mo.               21 mo.
Offering)

Number of Investors as of 12/31/01                     1,338               1,337                7,422

(1)     Does not include general partner contributions held as part of reserves.

(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(4) Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(5) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

                                                                                 Wells Real
                                                   Wells Real     Wells Real       Estate          Other
                                                  Estate Fund    Estate Fund     Investment        Public
                                                    XI, L.P.      XII, L.P.   Trust, Inc./(1)/  Programs/(2)/
                                                    --------      ---------   ----------------  -------------
Date Offering Commenced                              12/31/97       03/22/99      01/30/98

Dollar Amount Raised                             $ 16,532,802   $ 35,611,192  $307,411,112       $268,370,007
 To Sponsor from Proceeds of Offering:
 Underwriting Fees/(3)/                          $    151,911   $    362,416  $  3,076,844       $  1,494,470
 Acquisition Fees
  Real Estate Commissions                                  --             --            --                 --
  Acquisition and Advisory Fees/(4)/             $    578,648   $  1,246,392  $ 10,759,389       $ 12,644,556

Dollar Amount of Cash Generated from Operations  $  3,494,174   $  3,508,128  $116,037,681       $ 58,169,461
 Before Deducting Payments to Sponsor(5)

Amount Paid to Sponsor from Operations:
 Property Management Fee(2)                      $     90,731   $    113,238  $  1,899,140       $  2,257,424
 Partnership Management Fee                                --             --            --                 --
 Reimbursements                                  $    164,746   $    142,990  $  1,047,449       $  2,503,609
 Leasing Commissions                             $     90,731   $    113,238  $  1,899,140       $  2,257,426
 General Partner Distributions                             --             --            --                 --
 Other                                                     --             --            --                 --

Dollar Amount of Property Sales and
Refinancing

 Payments to Sponsors:
  Cash                                                     --             --            --                 --
  Notes                                                    --             --            --                 --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                  --             --            --                 --
  Incentive Fees                                           --             --            --                 --
  Other                                                    --             --            --                 --

(1) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.

(3) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5) Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

                                    TABLE III
                                   (UNAUDITED)

       The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 30, 1996. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND IX, L.P.

                                                              2001         2000             1999            1998          1997
                                                              ----         ----             ----            ----          ----
Gross Revenues/(1)/                                        $1,874,290    $1,836,768     $1,593,734      $ 1,561,456    $  1,199,300
Profit on Sale of Properties                                       --            --             --               --              --
Less:  Operating Expenses/(2)/                                105,816        78,092         90,903          105,251         101,284
       Depreciation and Amortization/(3)/                           0             0         12,500            6,250           6,250
                                                           ----------    ----------     ----------      -----------    ------------
Net Income GAAP Basis/(4)/                                 $1,768,474    $1,758,676     $1,490,331      $ 1,449,955    $  1,091,766
                                                           ==========    ==========     ==========      ===========    ============
Taxable Income: Operations                                 $2,251,474    $2,147,094     $1,924,542      $ 1,906,011    $  1,083,824
                                                           ==========    ==========     ==========      ===========    ============
Cash Generated (Used By):
  Operations                                               $ (101,573)   $  (66,145)    $  (94,403)     $    80,147    $    501,390
  Joint Ventures                                            2,978,785     2,831,329      2,814,870        2,125,489         527,390
                                                           ----------    ----------     ----------      ------------   ------------
                                                           $2,877,212    $2,765,184     $2,720,467      $ 2,205,636    $  1,028,780
Less Cash Distributions to Investors:
  Operating Cash Flow                                       2,877,212     2,707,684      2,720,467        2,188,189       1,028,780
  Return of Capital                                                --            --         15,528               --          41,834
  Undistributed Cash Flow From Prior Year Operations           20,074            --         17,447               --           1,725
                                                           ----------    ----------     ----------      -----------    ------------
Cash Generated (Deficiency) after Cash Distributions       $  (20,074)   $   57,500     $  (32,975)     $    17,447    $    (43,559)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                   --            --             --               --              --
   Increase in Limited Partner Contributions                       --            --             --               --              --
                                                           ----------    ----------     ----------      -----------    ------------
                                                           $  (20,074)   $   57,500     $  (32,975)     $    17,447    $    (43,559)
Use of Funds:
  Sales Commissions and Offering Expenses                          --            --             --               --         323,039
  Return of Original Limited Partner's Investment                  --            --             --               --             100
  Property Acquisitions and Deferred Project Costs                 --        44,357        190,853        9,455,554      13,427,158
                                                           ----------    ----------     ----------      -----------    ------------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                            $  (20,074)   $   13,143     $ (223,828)     $(9,438,107)   $(13,793,856)
                                                           ==========    ==========     ==========      ===========    ============

Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                     57            93             89               88              53
    - Operations Class B Units                                     (0)         (267)          (272)            (218)            (77)
   Capital Gain (Loss)                                             --            --             --               --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                      94            91             86               85              46
   - Operations Class B Units                                    (195)         (175)          (164)            (123)            (47)
   Capital Gain (Loss)                                             --            --             --               --              --


Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                56            87             88               73              36
  - Return of Capital Class A Units                                36            --              2               --              --
  - Return of Capital Class B Units                                --            --             --               --              --
  Source (on Cash Basis)
  - Operations Class A Units                                       92            87             89               73              35
  - Return of Capital Class A Units                                --            --              1               --               1
  - Operations Class B Units                                       --            --             --               --              --
  Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                                81            76             77               61              29
  - Return of Capital Class A Units                                11            11             13               12               7
  - Return of Capital Class B Units                                --            --             --               --              --


Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported
in the Table                                                      100%

(1) Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for
     1999; $1,100,915 for 2000; and $1,076,802 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                               2001          2000           1999            1998           1997
                                                               ----          ----           ----            ----           ----
Gross Revenues/(1)/                                        $  1,559,026   $  1,557,518   $  1,309,281   $  1,204,597  $   372,507
Profit on Sale of Properties                                         --             --             --             --           --
Less: Operating Expenses/(2)/                                   109,177         81,338         98,213         99,034       88,232
     Depreciation and Amortization/(3)/                               0              0         18,750         55,234        6,250
                                                           ------------   ------------   ------------    -----------  ------------
Net Income GAAP Basis/(4)/                                 $  1,449,849   $  1,476,180   $  1,192,318   $  1,050,329  $   278,025
                                                           ============   ============   ============   ============  ===========
Taxable Income: Operations                                 $  1,688,775   $  1,692,792   $  1,449,771   $  1,277,016  $   382,543
                                                           ============   ============   ============   ============  ===========
Cash Generated (Used By):
  Operations                                                   (100,983)       (59,595)  $     (9,862)  $    300,019  $   200,668
  Joint Ventures                                              2,307,137      2,192,397      2,175,915        886,846           --
                                                           ------------   ------------   ------------   ------------  -----------
                                                           $  2,206,154   $  2,132,802   $  2,076,053   $  1,186,865  $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                         2,206,154      2,103,260      2,067,801      1,186,865           --
  Return of Capital                                                  --             --             --         19,510           --
  Undistributed Cash Flow From Prior Year Operations             25,647             --             --        200,668           --
                                                           ------------   ------------   ------------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions       $    (25,647)  $     29,542   $      8,252   $   (220,178) $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                     --             --             --             --           --
   Increase in Limited Partner Contributions                         --             --             --             --   27,128,912
                                                           ------------   ------------   ------------   ------------  -----------
                                                           $    (25,647)  $     29,542   $      8,252   $   (220,178) $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                            --             --             --        300,725    3,737,363
  Return of Original Limited Partner's Investment                    --             --             --             --          100
  Property Acquisitions and Deferred Project Costs                    0         81,022              0     17,613,067    5,188,485
                                                           ------------   ------------   ------------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                            $    (25,647)  $    (51,480)  $      8,252   $(18,133,970) $18,403,632
                                                           ============   ============   ============   ============  ===========
Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                       99            104             97             85           28
    - Operations Class B Units                                     (188)          (159)          (160)          (123)          (9)
   Capital Gain (Loss)                                               --             --             --             --           --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                       95             98             92             78           35
    - Operations Class B Units                                     (130)          (107)          (100)           (64)           0
   Capital Gain (Loss)                                               --             --             --             --           --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                  96             94             95             56           --
  - Return of Capital Class A Units                                  --             --             --             --           --
  - Return of Capital Class B Units                                  --             --             --             --           --
 Source (on Cash Basis)
  - Operations Class A Units                                         96             94             95             56           --
  - Return of Capital Class A Units                                  --             --             --             10           --
  - Operations Class B Units                                         --             --             --             --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                   80             74             71             48           --
 - Return of Capital Class A Units                                   16             20             24             18           --
 - Return of Capital Class B Units                                   --             --             --             --           --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last                        100%
Year Reported in the Table

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999;
     $816,544 for 2000; and $814,502 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND XI, L.P.

                                                             2001            2000            1999            1998        1997
                                                             ----            ----            ----            ----        ----
Gross Revenues/(1)/                                      $   960,676     $   975,850     $    766,586     $   262,729     N/A
Profit on Sale of Properties                                      --              --               --              --
Less: Operating Expenses/(2)/                                 90,326          79,861          111,058         113,184
     Depreciation and Amortization/(3)/                            0              --           25,000           6,250
                                                         -----------     -----------     ------------
Net Income GAAP Basis/(4)/                               $   870,350     $   895,989     $    630,528     $   143,295
                                                         ===========     -----------     ============     ===========
Taxable Income: Operations                               $ 1,038,394     $   944,775     $    704,108     $   177,692
                                                         ===========     ===========     ============     ===========
Cash Generated (Used By):
  Operations                                                (128,985)        (72,925)          40,906         (50,858)
  Joint Ventures                                           1,376,673        1,333,337         705,394         102,662
                                                                                         ------------     -----------
                                                         $ 1,247,688     $ 1,260,412     $    746,300     $    51,804
Less Cash Distributions to Investors:
  Operating Cash Flow                                      1,247,688       1,205,303          746,300          51,804
  Return of Capital                                            4,809              --           49,761          48,070
  Undistributed Cash Flow From Prior Year Operations          55,109              --               --              --
                                                         -----------     -----------     ------------     -----------
Cash Generated (Deficiency) after Cash Distributions     $   (59,918)    $    55,109     $    (49,761)    $   (48,070)

Special Items (not including sales and financing):
  Source of Funds:
  General Partner Contributions                                   --              --               --              --
  Increase in Limited Partner Contributions                       --              --               --      16,532,801
                                                         -----------     -----------     ------------     -----------
                                                         $   (59,918)    $    55,109     $    (49,761)    $16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                         --              --          214,609       1,779,661
  Return of Original Limited Partner's Investment                 --              --              100              --
  Property Acquisitions and Deferred Project Costs                --              --        9,005,979       5,412,870
                                                         -----------     -----------     ------------     -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                          $   (59,918)    $    55,109     $ (9,270,449)    $ 9,292,200
                                                         ===========     ===========     ============     ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                   101             103               77              50
    - Operations Class B Units                                  (158)           (155)            (112)            (77)
   Capital Gain (Loss)                                            --              --               --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                   100              97               71              18
    - Operations Class B Units                                  (100)           (112)             (73)            (17)
   Capital Gain (Loss)                                            --              --               --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               97              90               60               8
  - Return of Capital Class A Units                               --              --               --              --
  - Return of Capital Class B Units                               --              --               --              --
 Source (on Cash Basis)
  - Operations Class A Units                                      97              90               56               4
  - Return of Capital Class A Units                               --              --                4               4
  - Operations Class B Units                                      --              --               --              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                75              69               46               6
 - Return of Capital Class A Units                                22              21               14               2
 - Return of Capital Class B Units                                --              --               --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year
Reported in the Table                                            100%

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000;
     and $491,478 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XII, L.P.

                                                             2001            2000             1999
                                                             ----            ----             ----
Gross Revenues/(1)/                                      $ 1,661,194     $   929,868     $   160,379
Profit on Sale of Properties                                      --              --              --
Less: Operating Expenses/(2)/                                105,776          73,640          37,562
     Depreciation and Amortization/(3)/                            0               0               0
                                                         -----------     ------------    -----------
Net Income GAAP Basis/(4)/                               $ 1,555,418     $   856,228     $   122,817
                                                         ===========     ===========     ===========
Taxable Income: Operations                               $ 1,850,674     $   863,490     $   130,108
                                                         ===========     ===========     ===========
Cash Generated (Used By):
  Operations                                                 (83,406)        247,244           3,783
  Joint Ventures                                           2,036,837         737,266          61,485
                                                         $ 1,953,431     $   984,510     $    65,268
Less Cash Distributions to Investors:
  Operating Cash Flow                                      1,953,431         779,818          62,934
  Return of Capital                                               --              --              --
  Undistributed Cash Flow From Prior Year Operations         174,859              --              --
Cash Generated (Deficiency) after Cash Distributions     $  (174,859)    $   204,692     $     2,334


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                  --              --              --
   Increase in Limited Partner Contributions              10,625,431      15,617,575       9,368,186
                                                         $10,450,572     $15,822,267     $ 9,370,520
Use of Funds:
  Sales Commissions and Offering Expenses                  1,328,179       1,952,197       1,171,024
  Return of Original Limited Partner's Investment                 --              --             100
  Property Acquisitions and Deferred Project Costs         9,298,085      16,246,485       5,615,262
Cash Generated (Deficiency) after Cash Distributions
and Special Items                                        $  (175,692)    $(2,376,415)    $ 2,584,134
                                                         ===========     ===========     ===========


Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                    98              89              50
    - Operations Class B Units                                  (131)            (92)            (56)
   Capital Gain (Loss)                                            --              --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                    84              58              23
    - Operations Class B Units                                   (74)            (38)            (25)
   Capital Gain (Loss)                                            --              --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               77              41               8
  - Return of Capital Class A Units                               --              --              --
  - Return of Capital Class B Units                               --              --              --
 Source (on Cash Basis)
  - Operations Class A Units                                      77              41               8
  - Return of Capital Class A Units                               --              --              --
  - Operations Class B Units                                      --              --              --
Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                               55              13               6
  - Return of Capital Class A Units                               22              28               2
  - Return of Capital Class B Units                               --              --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                   100%
Reported in the Table

(1) Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for
     2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

                               TABLE V (UNAUDITED)
                        SALES OR DISPOSALS OF PROPERTIES

     The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2001.

                                                                                                                           Excess
                                                                                                                        (Deficiency)
                                                                                                                        Of Property
                                                                                                                         Operating
                                                                                                                            Cash
                                                                                                                         Receipts
                                                                                                                           Over
                      Date                    Selling Price, Net of                             Cost of Properties          Cash
            Date       Of                      Closing Costs And                                Including Closing      Expenditures
Property  Acquired    Sale                     GAAP Adjustments                                   And Soft Costs
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Total
                                   Cash                     Adjustments                        Acquisition
                                 Received Mortgage Purchase  Resulting                            Cost,
                                  Net Of   Balance   Money     From                   Original   Capital
                                 Closing   At Time Mortgage Application               Mortgage Improvement,
                                  Costs    Of Sale  Taken     Of GAAP      Total     Financing Closing And     Total
                                                   Back By                                     Soft Costs/1/
                                                   Program
------------------------------------------------------------------------------------------------------------------------------------
3875       12/1/85  08/31/00  $  727,982    -0-      -0-       -0-      $  727,982/2/  -0-     $   647,648  $   647,648
Peachtree
Place,
Atlanta,
Georgia

Crowe's   12/31/86  01/11/01  $6,487,000    -0-      -0-       -0-      $6,487,000/3/  -0-     $ 9,388,869  $ 9,368,869
Crossing
Shopping
Center,
DeKalb
Count,
Georgia

Cherokee  10/30/87  10/01/01  $8,434,089    -0-      -0-       -0-      $8,434,089/4/  -0-     $10,650,750  $10,650,750
Commons
Shopping
Center,
Cherokee
County,
Georgia

_____________________________
/1/ Amount shown does not include pro rata share of original offering costs. /2/ Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
/3/ Includes taxable gain from this sale in the amount of $11,496, of which
    $11,496 is allocated to capital gain and $0 is allocated to ordinary gain. /4/ Includes taxable gain from this sale in the amount of $207,613, of which
    $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

                                    EXHIBIT A

                             SUBSCRIPTION AGREEMENT



To:  Wells Real Estate Investment Trust, Inc.
     Suite 250
     6200 The Corners Parkway
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Wells REIT"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Wells Real Estate Investment Trust, Inc."

     I hereby acknowledge receipt of the Prospectus of Wells REIT dated ____________, 2002 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by Wells REIT in its sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by Wells REIT's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in Wells REIT.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES

     260.141.11 Restrictions on Transfer.
                ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

              (1)    to the issuer;

              (2)    pursuant to the order or process of any court;

              (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

              (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6)    by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

              (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision
(a) of Section 25143 is in effect with respect to such qualification;

              (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

              (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

              (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

          SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                           AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to Wells REIT within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL: One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.   TENANTS IN COMMON: All parties must sign.

4.   COMMUNITY PROPERTY: Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10): Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

              INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
       TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------------------------------------------------
INVESTOR                             Please follow these instructions carefully. Failure to do so may result in the
INSTRUCTIONS                         rejection of your subscription. All information on the Subscription Agreement
                                     Signature Page should be completed as follows:
--------------------------------------------------------------------------------------------------------------------------
1.       INVESTMENT                  a.     GENERAL: A minimum investment of $1,000 (100 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR
                                            THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE
                                            TO THE ORDER OF "WELLS REAL ESTATE INVESTMENT TRUST, INC." Investors who
                                            have satisfied the minimum purchase requirements in Wells Real Estate Fund
                                            I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real
                                            Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate
                                            Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII,
                                            L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P.,
                                            Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real
                                            Estate Fund XII, L.P., or Wells Real Estate Fund XIII, L.P., or in any
                                            other public real estate program may invest as little as $25 (2.5 Shares)
                                            except for residents of Maine, Minnesota, Nebraska or Washington. Shares
                                            may be purchased only by persons meeting the standards set forth under the
                                            Section of the Prospectus entitled "Investor Suitability Standards." Please indicate the state in which the sale was made.

                                     b.     DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred
                                            Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option
                                            shall authorize Wells REIT to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of
                                            Distribution" section of the Prospectus.
--------------------------------------------------------------------------------------------------------------------------
2.       ADDITIONAL                  Please check if you plan to make one or more additional investments in Wells REIT.
         INVESTMENTS                 All additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated under
                                     "Suitability Standards" in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in Wells
                                     REIT. If additional investments in Wells REIT are made, the investor agrees to notify Wells REIT and the Broker-Dealer named on the Subscription Agreement
                                     Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature
                                     Page may receive commissions on such additional investments as described in the
                                     Prospectus.
--------------------------------------------------------------------------------------------------------------------------
3.       TYPE OF                     Please check the appropriate box to indicate the type of entity or type of
         OWNERSHIP                   individuals subscribing.

-------------------------------------------------------------------------------------------------------------------------
4.       REGISTRATION                Please enter the exact name in which the Shares are to be held. For joint tenants
         NAME AND ADDRESS            with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a
                                     Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
-------------------------------------------------------------------------------------------------------------------------
5.       INVESTOR NAME               Complete this Section only if the investor's name and address is different from
         AND ADDRESS                 the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.
-------------------------------------------------------------------------------------------------------------------------
6.       SUBSCRIBER                  Please separately initial each representation made by the investor where indicated.
         SIGNATURES                  Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE
                                     SIGNATURES DO NOT HAVE TO BE NOTARIZED.
-------------------------------------------------------------------------------------------------------------------------
7.       DIVIDENDS                   a.     DIVIDEND REINVESTMENT PLAN: By electing the Dividend Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of Wells REIT. The investor agrees to notify Wells REIT and the Broker-Dealer named on the Subscription Agreement
                                            Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement
                                            Signature Page may receive commissions not to exceed 7% of any reinvested dividends.

                                     b.     DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
-------------------------------------------------------------------------------------------------------------------------
8.       BROKER-DEALER               This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.
-------------------------------------------------------------------------------------------------------------------------


     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by Wells REIT.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-448-1010

                                             -----------------------------------
SEE PRECEDING PAGE                             Special Instructions:
FOR INSTRUCTIONS

                                             -----------------------------------

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE
         (see page A4-A6 in the Prospectus for application explanation)

1 ___ INVESTMENT _______________________________________________________________

___________ _____________________
                                           Make Investment Check Payable to:
                                        Wells Real Estate Investment Trust, Inc.
___________      ________________
# of Shares      Total $ Invested

     (# Shares x $10 = $ Invested)      [_] Initial Investment (Minimum $1,000)
                                        [_] Additional Investments (Minimum $25)
Minimum purchase $1,000 or 100 Shares       State in which sale was made _______


       Check the following box to elect the Deferred Commission Option: [_]
        (This election must be agreed to by the Broker-Dealer listed below)

2. ___ ADDITIONAL INVESTMENTS ________________________________________________

       Please check if you plan to make additional investments in Wells REIT:[_] [If additional investments are made, please include social security
       number or other taxpayer identification number on your check.   All
       additional investments must be made in increments of at least $25. By checking this box, I agree to notify Wells REIT in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.]

3. ___ TYPE OF OWNERSHIP _______________________________________________________________________________________
       [_] IRA (06)                               [_] Individual (01)
       [_] Keogh (10)                             [_] Joint Tenants With Right of Survivorship (02)
       [_] Qualified Pension Plan (11)            [_] Community Property (03)
       [_] Qualified Profit Sharing Plan (12)     [_] Tenants in Common (04)
       [_] Other Trust ______________________     [_] Custodian: A Custodian for _________ under
           For the Benefit of________________         the Uniform Gift to Minors Act or the Uniform Transfers to
       [_] Partnership (15)                           Minors Act of the State of ___________ (08)
                                                  [_] Other ____________________________________________________

4. ___ REGISTRATION NAME AND ADDRESS ___________________________________________________________________________
         Please print name(s) in which Shares are to be registered.  Include trust name if applicable.

-------------------------------------------------------------
         [_] Mr [_] Mrs [_] Ms [_] MD [_] PhD [_] DDS [_] Other  Taxpayer Identification Number
                                                                 [_][_]-[_][_][_][_][_][_][_]

                                                                 Social Security Number
                                                                 [_][_][_]-[_][_]-[_][_][_][_]
                  ----------------------------------------------------------------------------------------------
Street Address
or  P.O. Box
                  ----------------------------------------------------------------------------------------------
City                                                      State                Zip Code
                  ---------------------------------------        ------------ ---------- -----------------------
Home                                                      Business
Telephone No.      ( )                                    Telephone No. ( )
                  ---------------------------------------              -----------------------------------------
Birthdate                                                 Occupation
                  ---------------------------------------
Email Address
(Optional)        --------------------------------------- Provide only if you would like to receive updated information about Wells via email.

                           (REVERSE MUST BE COMPLETED)

5. _____ INVESTOR NAME AND ADDRESS_____________________________________________
   (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
   [_] Mr [_] Mrs [_] Ms [_] MD [_] PhD [_] DDS [_] Other_________

Name                                             Social Security Number
---------------------------------------------
                                                 [_][_][_]-[_][_]-[_][_][_][_]
---------------------------------------------
Street Address     -------------------------------------------------------------
or P.O. Box

                   -------------------------------------------------------------
City                                 State                 Zip Code
                   -----------------       -------------------------------------
Home                                 Business
Telephone No.        (  )            Telephone No.    (  )
                   -----------------                ----------------------------
Birthdate                            Occupation
                   -----------------                ----------------------------
Email Address
(Optional)         ----------------- Provide only if you would like to receive updated information about Wells via email.

6. _____ SUBSCRIBER SIGNATURES_________________________________________________
         Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells REIT to accept this subscription, I hereby represent and warrant to you as follows:

(a)      I have received the Prospectus.                                                __________       __________
                                                                                         Initials         Initials

(b)      I have (i) a net worth (exclusive of home, home furnishings and                __________       __________
Initials automobiles) of $150,000 or more; or (ii) a net worth (as described             Initials         Initials
above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability Initials requirements imposed by my state of primary residence as set forth in the Prospectus Initials under "SUITABILITY
STANDARDS."

(c)      I acknowledge that the shares are not liquid.                                  __________       __________
                                                                                         Initials         Initials

(d)      If I am a California resident or if the Person to whom I subsequently          __________       __________
propose to assign or transfer any Shares is a California resident, I may not             Initials         Initials
consummate Initials a sale or transfer of my Shares, or any interest therein, or receive any consideration Initials therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

(e)      ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the             __________       __________
Shares for my own account and acknowledge that the investment is not liquid.             Initials         Initials

         I declare that the information supplied above is true and correct and may be relied upon by Wells REIT in connection with my investment in Wells REIT. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

------------------------------------------    -------------------------------------------------   ---------------

------------------------------------------    -------------------------------------------------   ---------------
  Signature of Investor or Trustee                  Signature of Joint Owner, if applicable         Date

         (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7. _____ DISTRIBUTIONS_________________________________________________________
         7a. Check the applicable box to participate in the Dividend
             Reinvestment Plan: Percentage of participation:
             100% [_] Other [_] ___%

         7b. Complete the following section only to direct dividends to a party other than registered owner:

                              ----------------------------------------------------------------------------------------
Name
                              ----------------------------------------------------------------------------------------
Account Number
                              ----------------------------------------------------------------------------------------
Street Address or P.O. Box
                              ----------------------------------------------------------------------------------------
City                                                         State                     Zip Code
                              -----------------------------         -----------------           ----------------------

8. _____ BROKER-DEALER_________________________________________________________

                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(B) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by
Section 3(D) of such Rules of Fair Practice.

                              --------------------------------------------------------                   ----------------
Broker-Dealer Name                                                                      Telephone No.     (   )
                              -------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                              -------------------------------------------------------------------------------------------
City                                                   State                                   Zip Code
                              -----------------------         ------------------------------             ----------------
                              --------------------------------------------------------------             ----------------
Registered
Representative Name                                                                     Telephone No.     (   )

                        -------------------------------------------------------------------------------------
  Reg. Rep. Street
  Address or P.O. Box
                        -------------------------------------------------------------------------------------
  City                                              State                         Zip Code
---------------------------------------------------        --------------------------------------------------
---------------------------------------------------        --------------------------------------------------
        Broker-Dealer Signature, if required                       Registered Representative Signature

      Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:
                                  Wells Real Estate Investment Trust, Inc.
                                     6200 The Corners Parkway, Suite 250
                                           Norcross, Georgia 30092
                                        800-448-1010 or 770-449-7800

  Overnight address:                                                                        Mailing address:
  6200 The Corners Parkway, Suite 250                                                        P.O. Box 926040
  Norcross, Georgia 30092                                                       Norcross, Georgia 30092-9209

  FOR COMPANY USE ONLY:

------------------------------------------------------------------------------------------------------------
  ACCEPTANCE BY WELLS REIT              Amount_________________________           Date____________________
  Received and Subscription Accepted:   Check No.______________________           Certificate No._________
  By:_________________________________  Wells Real Estate Investment Trust, Inc.
  ____________________________________  ________________________________________  ________________________
  Broker-Dealer #                       Registered Representative #               Account #
------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN
                             As of December 20, 1999

     Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the "DRP"), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

     1.   Dividend Reinvestment. As agent for the shareholders ("Shareholders")
          ---------------------
of the Company who (a) purchased shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company's second public offering (the "Second Offering"), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

     2.   Effective Date. The effective date of this Amended and Restated
          --------------
Dividend Reinvestment Plan (the "DRP") shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the "Commission").

     3.   Procedure for Participation. Any Shareholder who purchased Shares
          ---------------------------
pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     4.   Purchase of Shares. Participants will acquire DRP Shares from the
          ------------------
Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company's Second Offering,
(b) Shares to be registered with the Commission in a Future Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

     Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

     5.   Share Certificates. The ownership of the Shares purchased through the
          ------------------
DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

     6.   Reports. Within 90 days after the end of the Company's fiscal year,
          -------
the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

     7.   Commissions and Other Charges. In connection with Shares sold pursuant
          -----------------------------
to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

     8.   Termination by Participant. A Participant may terminate participation
          --------------------------
in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

     9.   Amendment or Termination of DRP by the Company. The Board of Directors
          ----------------------------------------------
of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     10.  Liability of the Company. The Company shall not be liable for any act
          ------------------------
done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                               ALPHABETICAL INDEX

                                                                            Page
                                                                            ----
Additional Information ................................................
Conflicts of Interest .................................................
Description of Real Estate Investments ................................
Description of Shares .................................................
ERISA Considerations ..................................................
Estimated Use of Proceeds .............................................
Experts ...............................................................
Federal Income Tax Considerations .....................................
Financial Statements ..................................................
Glossary ..............................................................
Investment Objectives and Criteria ....................................
Legal Opinions ........................................................
Management ............................................................
Management Compensation ...............................................
Management's Discussion and Analysis of Financial Condition
 And Results of Operations ............................................
Plan of Distribution ..................................................
Prior Performance Summary .............................................
Prior Performance Tables ..............................................
Prospectus Summary ....................................................
Questions and Answers About this Offering .............................
Risk Factors ..........................................................
Suitability Standards .................................................
Supplemental Sales Material ...........................................
The Operating Partnership Agreement....................................

        Until _____, 200__ (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

        We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.


                                ________________

                                WELLS REAL ESTATE
                             INVESTMENT TRUST, INC.

                            Up to 300,000,000 Shares
                                 of Common Stock
                              Offered to the Public

                                ________________

                                   PROSPECTUS

                                ________________

                                WELLS INVESTMENT
                                SECURITIES, INC.

                               _____________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31   Other Expenses of Issuance and Distribution
          -------------------------------------------

          Following is an itemized statement of the expenses of the offering and distribution of the securities to be registered, other than underwriting commissions:

                                                  Amount
                                                  ------

          SEC Registration Fee                $   318,174
          NASD Filing Fee                          25,000
          Printing Expenses                            (1)
                                              -----------
          Legal Fees and Expenses                      (1)
                                              -----------
          Accounting Fees and Expenses                 (1)
                                              -----------
          Blue Sky Fees and Expenses                   (1)
                                              -----------
          Sales and Advertising Expenses               (1)
                                              -----------
          Seminars                                     (1)
                                              -----------
          Miscellaneous                                (1)
                                              -----------
                   Total*                     $
                                              ===========

          *  Estimated.

          (1) To be filed by amendment.

Item 32   Sales to Special Parties
          ------------------------

          Not Applicable

Item 33   Recent Sales of Unregistered Securities
          ---------------------------------------

          Not Applicable

Item 34   Indemnification of the Officers and Directors
          ---------------------------------------------

          The MCGL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

          Subject to the conditions set forth below, the Articles of Incorporation provide that the company shall indemnify and hold harmless a Director, Advisor or Affiliate against any and all losses or liabilities reasonably incurred by such Director, Advisor or Affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

          Under the Company's Articles of Incorporation, the Company shall not indemnify its Directors, Advisor or any Affiliate for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Directors, Advisor or Affiliates have determined , in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Directors, Advisor or Affiliates were acting on behalf of or performing services of the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or
(B) gross negligence or willful misconduct by the Independent Directors; and
(iv) such indemnification or agreement to hold harmless is recoverable only out of the company's net assets and not from Shareholders. Notwithstanding the foregoing, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs shold be made, and the court considering the request for indemnification has been advised of he position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     The Articles of Incorporation provide that the advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the company; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Advisor or Affiliates undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisor or Affiliates are found not to be entitled to indemnification.

     The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company's Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the

Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35   Treatment of Proceeds from Stock Being Registered
          -------------------------------------------------

          Not Applicable

Item 36   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and included in the Prospectus:

                    Audited Financial Statements

                    (1)  Report of Independent Public Accountants,
                    (2) Consolidated Balance Sheets as of December 31, 2001 and December 31, 2000,
                    (3) Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999,
                    (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999,
                    (5) Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999, and
                    (6)  Notes to Consolidated Financial Statements.

                    Unaudited Financial Statements

                    (1) Schedule III-Real Estate Investments and Accumulated Depreciation as of December 31, 2001.

          (b)  Exhibits (See Exhibit Index):
               ----------------------------


Exhibit No.    Description
-----------    -----------

1.1            Form of Dealer Manager Agreement (to be filed by amendment)

1.2            Form of Warrant Purchase Agreement

3.1 Amended and Restated Articles of Incorporation dated as of July 1, 2000 (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities (to be filed by amendment)

8.1 Opinion of Holland & Knight LLP as to tax matters (to be filed by amendment)

8.2 Opinion of Holland & Knight LLP as to ERISA matters (to be filed by amendment)

10.l      Advisory Agreement dated January 30, 2002

10.2 Amended and Restated Property Management and Lease Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.3 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.4 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission
          File No. 333-32099, filed on August 14, 1998)

10.5 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI- Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-l1, Commission File No. 333-83933, filed on November 17, 1999)

10.7 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10-11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 1 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, file on April 25, 2000)

10.8 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

l0.9 Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.10 Agreement of Limited Partnership of Wells Operating Partnership, L.P. as Amended and Restated as of January 1, 2000 previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-l1, Commission File No. 333-32099, filed on January 15, 1999)

10.12 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14 Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15 Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.16 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File
         No. 333-44900, filed on December 18, 2000)


10.18 Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19 Revolving Note relating to the SouthTrust Bank N.A. $l9,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20 Revolving Loan Agreement relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23 Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit

10.24 Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan

10.25 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-ll, Commission File No. 333-32099, filed on January 15, 1999)

10.26 Office Lease the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-l1, Commission File No. 333-32099, filed on April 15, 1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with the Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-l1, Commission File No. 333-83933, filed on March 15, 2000

l0.30 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-l1, Commission File No. 333-83933, filed on June 9, 2000)

10.31 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.33 Lease Agreement for the Motorola Plainfield Building (previously filed in Land incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.35 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 200l)

10.36 Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 200l)

10.37 Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 200l)

10.38 Guaranty of Lease for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 200l)

10.39 Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.40 First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41 Least Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42 Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-l1, Commission File No. 333-44900, filed on October 23, 200l)

10.43 First Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

1O.44 Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 200l)

10.45 Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

1O.46 Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)


10.47 Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)


10.48 Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49 Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50 Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51 Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52 Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.53 Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54 Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55 Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56 First Amendment to Office Lease with TCI Great Lakes, Inc. (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.57 Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.58 Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59 Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

23.1     Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2     Consent of Arthur Andersen LLP

24.1     Power of Attorney

Item 37   Undertakings
          ------------

               (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

               (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (c) The Registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

               (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

               (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

               (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

               (g) The Registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                           (to be filed by amendment)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 5th day of April, 2002.

                             WELLS REAL ESTATE INVESTMENT TRUST, INC.
                             A Maryland corporation
                             (Registrant)

                             By:/s/ Leo F. Wells, III
                                ------------------------------------------------
                                     Leo F. Wells, III, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 5, 2002 by the following persons in the capacities indicated.

Name                                                          Title
----                                                          -----
/s/ Leo F. Wells, III                                         President and Director
-----------------------------------------------------
Leo F. Wells, III                                             (Principal Executive Officer)

/s/ Douglas P. Williams                                       Executive Vice President and Director
-----------------------------------------------------
Douglas P. Williams                                           (Principal Financial and Accounting Officer)

/s/ John L. Bell                                              Director
-----------------------------------------------------
John L. Bell

/s/ Richard W. Carpenter                                      Director
--------------------------------------------
Richard W. Carpenter

/s/ Bud Carter                                                Director
-----------------------------------------------------
Bud Carter

/s/ William H. Keogler, Jr.                                   Director
-----------------------------------------------------
William H. Keogler, Jr.

/s/ Donald S. Moss                                            Director
-----------------------------------------------------
Donald S. Moss

/s/ Walter W. Sessoms                                         Director
-----------------------------------------------------
Walter W. Sessoms

/s/ Neil H. Strickland                                        Director
-----------------------------------------------------
Neil H. Strickland

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

1.1              Form of Dealer Manager Agreement (to be filed by amendment)

1.2              Form of Warrant Purchase Agreement, filed herewith

3.1 Amended and Restated Articles of Incorporation dated as of July 1, 2000, (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities (to be filed by amendment)

8.1 Opinion of Holland & Knight LLP as to tax matters (to be filed by amendment)

8.2 Opinion of Holland & Knight LLP as to ERISA matters (to be filed by amendment)

10.1             Advisory Agreement dated January 30, 2002, filed herewith

10.2 Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December l8, 2000)

10.3 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.4 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14,
                 1998)

10.5 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI- Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.7 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.8 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.9 Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 200l)

10.l0 Agreement of Limited Partnership of Wells Operating Partnership, L.P. as
      Amended and Restated as of January 1, 2000 (previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.12 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

l0.13 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14 Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15 Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.16 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.18 Second Amendment to Amended and Restated Loan Agreement and 0ther Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19 Revolving Note relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20 Revolving Loan Agreement relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23 Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit, filed herewith

10.24 Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan, filed herewith

10.25 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.26 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-l1, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.31 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No, 2 to Registrant's Registration Statement on Form S-11, Commission
          File No. 333-83933, filed on June 9, 2000)

10.33 Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-4490, filed on February 9, 2001)

10.35 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.36 Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.37 Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.38 Guaranty of Lease for the Mtr&is Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement, on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.39 Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.40 First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41 Lease Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42 Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.43 First Agreement to Lease Amendment for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.44 Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.45 Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.46 Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.47 Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.48 Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49 Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50 Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51 Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52 Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.53 Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54 Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on
          Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55 Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56 First Amendment to Office Lease with TCI Great Lakes, Inc. (previously filed in and incorporated by reference to Post-Effective Amendment
         No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-4900, filed on January 23, 2002)

IO.57 Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-l1, Commission File No. 333-44900, filed on
         January 23, 2002)

IO.58 Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59 Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-l1, Commission File No. 333-4900, filed on January 23, 2002)

23.1     Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2     Consent of Arthur Andersen LLP

24.1     Power of Attorney